UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

Trimble Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant): N/A

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Confidence at every turn		TM

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT	2026

Trimble – Confidence at Every Turn
Trimble is a global technology company that connects the physical and digital worlds, transforming the ways work gets done. With relentless innovation in precise positioning, modeling and data analytics, Trimble enables essential industries including construction, geospatial and transportation. Whether it’s helping customers build and maintain infrastructure, design and construct buildings, optimize global supply chains or map the world, Trimble is at the forefront, driving productivity and progress.

TRIMBLE INC.
Notice of Annual Meeting of Stockholders

When:	Where:	Who Can Vote:
Tuesday, May 26, 2026	Virtually via the internet at	Stockholders of record at the close of business on:
5:00 p.m. Mountain time	www.virtualshareholdermeeting.com/TRMB2026
Online check-in: 4:45 p.m. Mountain time		March 30, 2026
Items of Business and Board Voting Recommendations

1	Election of directors	FOR each of the nominees
2	Advisory vote to approve executive compensation (“Say on Pay”)	FOR
3	Ratification of appointment of independent registered public accounting firm	FOR
4	Approval of amendments to the Employee Stock Purchase Plan	FOR
Your Vote is Important
All stockholders are cordially invited to attend the annual meeting via the internet at the web portal listed above, where instructions on how to participate in the meeting are also posted. However, to ensure your representation at the meeting, you are urged to vote in advance of the meeting via the internet or by telephone or, if you requested to receive printed proxy materials, by mailing a proxy.
Thank you for being a stockholder of Trimble.
For the Board of Directors,
Börje Ekholm, Chairperson of the Board
April 9, 2026

TRIMBLE INC.
Proxy Statement
for the 2026 Annual Meeting of Stockholders

Table of Contents

Introduction		Executive Compensation
Information Regarding the Meeting	1	Named Executive Officers	25
Executive Overview	2	Compensation Discussion and Analysis	26
Our Business	2	Introduction	26
Company Performance Highlights	2	Overview of Executive Compensation	29
Sustainability	5	Details of 2025 Executive Compensation	36
Corporate Governance	7	Other Executive Compensation Matters	44
Corporate Governance Highlights	7	Compensation Committee Report	35
Executive Compensation Philosophy, Policies and Practices	9	Executive Compensation Tables	48
		Post-Employment Compensation	54
Stockholder Communications with the Board	9	CEO Pay Ratio	58
Stockholder Engagement	9	Pay versus Performance	59
Director Independence	9
Certain Relationships and Related Transactions	10	Proposals
		Item 1. Election of Directors	62
Board Matters		Item 2. Advisory Vote to Approve Executive Compensation	63
Board and Committee Structure	11
Board Leadership Structure; Oversight and Risk Management	11	Item 3. Ratification of Appointment of Independent Registered Public Accounting Firm	64

Board Meetings and Attendance	11	Item 4. Approval of Amendments to the Employee Stock Purchase Plan	66
Committee Membership	12
Audit Committee	12
People & Compensation Committee	13	Other Information
Nominating and Corporate Governance Committee	14	Audit Committee Report	73
		Security Ownership	74
Directors	16	Delinquent Section 16(a) Reports	76
Nominees for Election	16	Equity Compensation Plan Information	76
Non-Employee Director Compensation	23	General Information	77
Non-Employee Director Stock Ownership Guidelines	24	Information Concerning Solicitation and Voting	77
		Internet Availability of Proxy Materials	78
		Deadline for Receipt of Stockholder Proposals for 2027 Annual Meeting	78

		Additional Information	79

		Appendix A: Reconciliation of GAAP to Non‑GAAP Financial Measures	A-1

		Appendix B: Employee Stock Purchase Plan	B-1

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INFORMATION REGARDING THE MEETING
The enclosed proxy is solicited on behalf of the board of directors (the “Board of Directors” or “Board”) of Trimble Inc., a Delaware corporation (“Trimble” or the “Company”), for use at the Company’s annual meeting of stockholders (the “Annual Meeting”), to be held live via the internet, on May 26, 2026, at 5:00 p.m. Mountain time, and at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The record date for the Annual Meeting is March 30, 2026 (the “Record Date”). This proxy statement and the form of proxy card were first sent or made available to stockholders on approximately April 9, 2026.
The proxy materials for the Annual Meeting, which include this notice of annual meeting and proxy statement and our annual report to stockholders, have been made available to our stockholders in a number of ways:
•If you requested electronic delivery, an email was sent to you containing voting instructions and internet links to access the proxy materials, which are also available at investor.trimble.com/annuals-and-proxies.
•If you requested full printed materials, a paper copy of our proxy materials was mailed to you, along with a proxy card.
•In all other cases, a notice of internet availability of proxy materials (“Notice of Internet Availability”) was mailed to you, containing instructions on how to vote and how to access the proxy materials, along with instructions on how to receive a paper copy of our proxy materials if you prefer.
You will not be able to attend the Annual Meeting in person. Any stockholder can listen to and participate in the Annual Meeting live via the internet at www.virtualshareholdermeeting.com/TRMB2026. Our Board annually considers the appropriate format of our annual meeting. In 2026, we will only be hosting the Annual Meeting via live webcast on the internet. Hosting the Annual Meeting via the internet provides improved communication, reduced environmental impact and cost savings for our stockholders and the Company. Hosting a virtual meeting also enables increased stockholder attendance and participation since stockholders can participate and ask questions from any location around the world, and provides us an opportunity to give thoughtful responses. In addition, we intend the virtual meeting format to provide stockholders a similar level of transparency to the traditional in-person meeting format and we take steps to ensure such an experience. Our stockholders will be afforded the same opportunities to participate at the virtual Annual Meeting as they would at an in-person annual meeting of stockholders.
Our virtual Annual Meeting allows stockholders to submit questions and comments during the meeting. After the meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of conduct, which will be posted on the virtual meeting web portal. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
The Annual Meeting webcast will begin promptly at 5:00 p.m. Mountain time. We encourage you to access the meeting webcast prior to the start time. Online check-in will begin, and stockholders may begin submitting written questions, at 4:45 p.m. Mountain time, and you should allow ample time for the check-in procedures.
The webcast of the Annual Meeting will be archived for one year after the date of the Annual Meeting at www.virtualshareholdermeeting.com/TRMB2026.
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EXECUTIVE OVERVIEW
This overview highlights information about the Company, including certain information contained elsewhere in this proxy statement, but does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting. For more complete information regarding the Company’s performance in fiscal year 2025 (“fiscal 2025” or “2025”), please review our Annual Report on Form 10-K for the year ended January 2, 2026.
Our Business
Trimble is a leading technology solutions and platform provider, enabling office professionals and field workers to connect their workflows and industry lifecycles, driving a more productive, efficient, and sustainable future. With a focus on the industries that build, maintain, and move the world, the comprehensive depth and breadth of our solutions are transforming the way the world works, making it easier for Trimble customers to focus on what matters—getting the job done right.
Company Performance Highlights
Fiscal 2025
Trimble achieved strong financial performance in 2025. Through ongoing execution of our Connect & Scale strategy, we have continued to transform the Company’s operational, strategic and financial performance. Since 2020, Trimble has completed 23 divestitures and 13 acquisitions, while achieving 14% organic compound annual growth of annualized recurring revenue (“ARR”), and an increase of 4 percentage points in our adjusted EBITDA margin. In 2025, we delivered record levels for three key financial metrics: annualized recurring revenue, gross margin, and operating margin profitability.
Today’s work requires solutions for an interconnected world, no matter the industry. This has driven Trimble to move increasingly from point solutions to connected workflows and connected ecosystems enabled by our industry platforms and our unique access to industry and workflow data—all boosted by our AI capabilities. Our Connect & Scale strategy connects digital and physical workflows across targeted industry segments and creates scale across Trimble through shared technology platforms. In 2025, we continued to advance this strategy, investing in people, process, and technology.
Continued progress on the execution of this strategy is reflected in our financial results for 2025:
•We delivered revenue of $3.59 billion, achieving 6% organic revenue growth that underscores the strength of our core business. Overall revenue declined 3%, primarily due to planned divestitures, including the sale of our global transportation telematics (“Mobility”) business, bringing further clarity, focus and momentum to the rest of the business.
•We continued to shift toward a more significant mix of recurring revenue, with ARR reaching a record $2.39 billion in the fourth quarter of the year, up 14% year over year on an organic basis. As a percentage of the year’s total revenue, ARR in the fourth quarter was 67%.
•GAAP gross margin rose from 65.1% to 69.1% and non-GAAP gross margin rose from 68.2% to 71.5%.
•Our operating income for the year was $592 million on a GAAP basis, representing 16.5% of revenue, and $988 million on a non-GAAP basis, representing 27.5% of revenue. Our adjusted EBITDA for the year was $1.05 billion, representing 29.2% of revenue.
•We finished the year with software, services, and recurring revenue representing 79% of total revenue.
•We repurchased $875 million of our common stock.
Organic revenue growth, non-GAAP gross margin, and adjusted EBITDA are non-GAAP financial measures. Please see Appendix A to this proxy statement for definitions of these measures and a reconciliation of GAAP to non‑GAAP financial measures. In addition to providing non-GAAP financial measures, we disclose ARR, a performance metric that is also defined in Appendix A, to give investors a supplementary indicator of the value of our current recurring revenue contracts.
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Selected highlights for each of our three reportable business segments, AECO (Architects, Engineers, Construction, and Owners), Field Systems, and T&L (Transportation and Logistics), include the following:
•For our AECO segment, 2025 represented a year of progression. Revenue grew to $1.50 billion, with ARR growing 16% organically to $1.47 billion, capping 26 consecutive quarters of mid-teens or higher organic ARR growth.
•Our Field Systems segment delivered $1.54 billion in revenue and reached an important milestone, with software and services driving over 50% of revenue. The segment achieved 20% organic growth in ARR, with accelerating growth in new points of distribution.
•Our T&L segment had revenue of $549 million, with 7% organic growth in ARR. The segment finished the year with recurring revenue representing over 90% of total revenue.
Overall financial highlights for 2025 included:

	2025	Change vs. 2024	Notes
Total revenue	$3.59 billion	▼ 3%	Organic growth ▲ 6%
Software, services and recurring revenue	79% of total revenue	▲ vs. 76% in prior year
Annualized recurring revenue	$2.39 billion for the fourth quarter	▲ 6% compared to fourth quarter of prior year	Organic growth ▲ 14% compared to fourth quarter of prior year
Operating income	$592 million GAAP	▲ 29%	16.5% as a % of revenue vs. 12.5% in prior year
	$988 million non-GAAP	▲ 5%	27.5% as a % of revenue vs. 25.4% in prior year
Adjusted EBITDA	$1.0 billion	▲ 5%	29.2% as a % of revenue vs. 27.2% in prior year
Net income	$424 million GAAP	▼ 72%	11.8% as a % of revenue vs. 40.8% in prior year
	$756 million non-GAAP	▲ 7%	21.1% as a % of revenue vs.19.1% in prior year
Diluted net income per share	$1.76 GAAP	▼ vs. $6.09 in prior year
	$3.13 non-GAAP	▲ vs. $2.85 in prior year
Operating cash flow	$386 million	▼ vs. $531 million in prior year
Repurchase of common stock	$875 million		$175 million in prior year
See Appendix A to this proxy statement for a reconciliation of GAAP to non-GAAP financial measures, including operating income, net income, diluted net income per share, adjusted EBITDA, and organic revenue growth, along with a definition of annualized recurring revenue.
Long-term performance
Since 2020, Trimble’s revenue, annualized recurring revenue, GAAP operating income, and adjusted EBITDA have grown at compound annual growth rates of 3%, 13%, 7%, and 6%, respectively, illustrating the Company’s long-term growth trajectory over time.
Also, as shown in the graph below, Trimble’s cumulative total return has outperformed the S&P 500 over the 20‑year time horizon.
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Long-term growth strategy
Our growth remains centered on executing our multi-year Connect & Scale platform strategy. This strategy contains two elements:
•The first element, Connect, is a platform strategy to connect more customer workflows, industry lifecycles, and solution offerings, so that we can continue to transform the way our customers work. This includes integrating more of our customers’ data through cloud offerings, making more of our solutions available on a subscription basis, and further incorporating AI capabilities. For example, our flagship design and construction platform solution, Trimble Connect, enables entire project teams to collaborate in real-time between the office and the field to make efficient decisions around the same data-rich design model enhanced by our cloud capabilities.
•The second element, Scale, is about investing in the core people, processes, and technologies that allow the platforms to scale. They streamline and standardize our internal processes, providing a seamless experience for our customers as they engage with our connected solutions, and enable us to continue to grow our business efficiently and effectively for many years into the future. This network effect also means that the willingness of developers, partners, and end users to engage increases as the number of network participants grows, which further enhances the platform experience and end-user value.
In executing our Connect & Scale platform strategy, we continue to focus on the following key priorities:
•Deliver customer outcomes that can enable productivity, quality, safety, transparency, and environmental sustainability. Across our business segments, our technological solutions deliver customer value through digital transformation, replacing legacy methods to improve productivity, first-time quality, worker safety, operational transparency, and sustainability. Our construction and transportation management systems enable customers to optimize their business operations while gaining better operational insight and transparency to facilitate more informed decision-making. Our online, multi-sided marketplace solutions provide better real-time insight into market pricing and availability, while the deployment of AI across our solutions increases customer productivity through task and process automation. Our field solutions automate tasks and improve first-time quality, while improving operator safety, and the connection of data flows and workflows between field and office and across stakeholders facilitates operational efficiency and transparency. By delivering productivity and efficiency gains, avoiding re-work, and enabling more sustainable designs, Trimble solutions deliver sustainability advantages for our customers, reducing the use of fuels and other inputs, which delivers both reduced cost and lower carbon emissions.
•Focus on platforms, software, services, and data. Software and services targeted for the needs of vertical end markets are fundamental elements of our solutions and are core to our growth strategy. Our software is connecting stakeholders and their data across workflows and across the industry lifecycle continuums of our served industries. Together, our software and services solutions integrate and optimize workflows through data and AI, improving productivity across our subscriptions, maintenance, and support
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offerings. These data and AI empowered workflows also provide us with enhanced business visibility and competitive advantage over time. Professional services constitute an additional customer offering that helps our customers integrate and optimize the use of our offerings in their environment.
•Address attractive markets with significant growth and profitability potential. We focus on large markets historically underserved by technology that offer significant potential for long-term revenue growth, profitability, and market leadership. We serve multi-trillion-dollar global industries that operate in demanding environments with technology adoption in the earlier phases relative to other industries. With the growth in mobile and cloud computing capabilities, increasing technological know-how of end users, and compelling return on investment, we believe many of our markets continue to be attractive for substituting Trimble’s technology and solutions in place of traditional operating methods.
•Capitalize on domain knowledge and technological innovation that benefit a diverse customer base. Over time, we have redefined our technological focus from hardware-driven point solutions to integrated work process solutions and to industry ecosystems by developing domain expertise and heavily reinvesting in research and development (“R&D”) and acquisitions. We have over 1,000 unique patents reflective of our technology portfolio and deep domain knowledge to deliver specific, targeted solutions quickly and cost-effectively to each of the vertical markets we serve. Our patent portfolio is continuously updated with new patent grants that emerge from our investments in R&D. We continue to seek opportunities where the potential for technological change is high and require the integration of multiple technologies into complete vertical solutions.
•Drive geographic expansion with a localization strategy. We view international expansion as an important element of our strategy, and we continue to position ourselves in geographic markets that will serve as important sources of future growth. Products are sold in more than 160 countries through dealers, joint ventures, original equipment manufacturers (“OEMs”), and other channels throughout the world, as well as direct sales to end users. Sales are supported by our own offices located in over 40 countries around the world.
•Optimize go-to-market strategies to best access our markets. We utilize vertically focused go-to-market strategies that leverage domain expertise to best serve the needs of individual markets both domestically and abroad. These go-to-market capabilities include: direct sales to end users; independent dealers; joint ventures, including with Caterpillar, AGCO Corporation (“AGCO”), Hilti, and Nikon; OEM arrangements; and distribution alliances with key partners. This combination of channels provides us with broad market reach and localization capabilities to effectively serve our markets.
•Pursue strategic and targeted acquisitions, divestitures, joint ventures, and investments. Organic growth continues to be our primary focus, while acquisitions serve to enhance our market position. We acquire businesses that bring domain expertise, geographic presence, technology, products, and distribution capabilities that augment our portfolio and allow us to penetrate existing markets more effectively, or to establish a market beachhead. Our success in targeting and effectively integrating acquisitions is an important aspect of our growth strategy.
Sustainability
Sustainability is a fundamental aspect of Trimble’s mission to “Transform the Way the World Works.” It is deeply integrated into our business strategy, guiding our innovations, investments, and operations. We aim to build resilience for our company, customers, and communities while fostering a culture of belonging, growth, and innovation.
The Board ultimately oversees our sustainability strategy, although each standing committee of the Board addresses various sustainability matters and the charter of the Nominating and Corporate Governance Committee includes oversight regarding the Company’s strategies, programs, initiatives and policies for sustainability and corporate governance. In fulfilling this role, the Nominating and Corporate Governance Committee engages with
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management on such matters, and develops and recommends to the Board corporate governance principles applicable to the Company and oversees the implementation of these principles.

Building Resilience •Enable customers to adapt, grow, and thrive in the face of change •Driving decarbonization in our own operations and supply chain	Empowering People •Guided by our values of Belong, Grow, and Innovate •Activated by our leadership capabilities of Inspire, Engage, and Achieve	Leading with Integrity •Corporate and Sustainability Governance •Ethical Business Practices •Privacy and Cybersecurity
More information about how we are transforming the way the world works to shape a sustainable future for our customers, our employees and our planet, can be found at trimble.com/sustainability. (The information on our website is not incorporated by reference into this proxy statement.)
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CORPORATE GOVERNANCE
Corporate Governance Highlights
Corporate Governance Framework
Our Board recognizes that Trimble’s success over the long term requires a strong corporate governance framework. Below are highlights of our corporate governance framework:
•We actively engage our stockholders for feedback.
•We adopted an amendment to our bylaws in December 2023 to adopt a majority voting standard for the election of directors, rather than a plurality voting standard (although contested elections will continue to be governed by plurality voting).
•In the amendment to our bylaws, we added a provision giving stockholders a proxy access right.
•We have no supermajority voting requirements.
•Our Board of Directors has an independent chairperson.
•We focus on Board refreshment and strive for a broad mix of skills and perspectives. More than half of our current directors have less than seven years of current tenure and a third of our current directors are female and/or ethnically diverse. (Please note that James Dalton is not standing for reelection and the composition of the Board will therefore change following the Annual Meeting, subject to the appointment of any new directors thereafter.)
•We have stock ownership guidelines for our non-employee directors, and a stock ownership policy applicable to our executive officers, including our CEO.
•We have established a succession planning process and we actively plan for executive succession on an ongoing basis.
•We have no single-trigger full vesting arrangements upon a change in control, and no excise tax gross‑up.
•The Board of Directors has overall responsibility for the oversight of risk management for the Company.
•The Board of Directors oversees cybersecurity risk at the Company, with the Audit Committee receiving regular updates on cybersecurity risk management.
•Oversight of the Company’s financial matters and related risks lies with the Audit Committee.
•In setting compensation, our People & Compensation Committee considers the risks to our stockholders and the Company as a whole.
•The Company’s corporate governance principles are overseen by the Nominating and Corporate Governance Committee and set forth in our publicly available Corporate Governance Guidelines.
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Board Composition and Skills
We believe that our directors are highly qualified and well-suited to provide effective oversight of our continuously evolving business, and that they provide our Board with a balance of critical skills and an effective mix of experience and expertise, as summarized below (based on all current directors, including Mr. Dalton, who is not standing for reelection).

Skills & Attributes		Number of Directors

Leadership	Demonstrated understanding of essential leadership qualities; ability to develop leadership potential in others and effectively implement transformational change within organizations					10
Innovation	Experience with innovative technologies and their development and deployment; understanding of relevant technological trends and their disruptive potential				9
Domain Expertise	Understanding of the industries we serve, including market dynamics, customer workflows, and developing trends	5
Global Business	Experience with international dynamics and complexity, multinational operations, and the development of international relationships and opportunities			8
Go-To-Market	Understanding of how to optimally bundle, launch, market and distribute new solutions to deliver compelling value to customers		6
Financial Expertise	Knowledge of financial accounting and reporting, financial markets, and finance operations and management, including capital deployment		6
Strategic Transactions	Familiarity with driving business transformation through M&A, strategic alliances, investments, and significant commercial partnerships		6
Sustainability	Experience with sustainability and corporate governance initiatives, including long-term sustainability and value creation, and public company governance oversight				9

Our Board strives to maintain a broad mix of skills, experience, and perspectives. Our directors have a range of tenures on the Board, as shown in the chart below, with an average tenure of 8.4 years (based on the tenures of all current directors, including Mr. Dalton, who is not standing for reelection).
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Executive Compensation Philosophy, Policies and Practices
Our executive compensation philosophy is based on our continuing objective of attracting and retaining exceptional people and fostering and supporting a pay-for-performance culture. We have designed our executive compensation program to closely align with the interests of our stockholders. A substantial portion of executive compensation is “at risk” based on our performance, with a significant weight toward long-term equity awards tied closely to stockholder returns and long-term objectives. Our executives are required to hold a minimum ownership level of our common stock and are prohibited from engaging in hedging or pledging activities with our common stock. Our compensation programs are designed to promote performance without incentivizing our executives to take excessive risk, and executive compensation is subject to a “clawback” policy, which allows for the recovery of certain compensation in the event of a material restatement of our financial results or certain misconduct by an executive officer.
As discussed in detail under “Compensation Discussion and Analysis” later in this proxy statement, we provide very limited executive-only benefits, with no special pension arrangements or retirement plans (although we do have an Age & Service Equity Vesting Program, as described under “Post-Employment Compensation” later in this proxy statement). We provide no significant perquisites or other personal benefits for our executive officers, other than an annual executive physical exam, and no tax reimbursements or “gross up” payments, other than related to standard relocation benefits.
Stockholder Communications with the Board
The Board has established a process to receive communications from stockholders. Stockholders of the Company may communicate with one or more of the Company’s directors (including any committee of the Board) by mail in care of Board of Directors, Trimble Inc., 10368 Westmoor Dr, Westminster, CO 80021. Such communications should specify the intended recipient or recipients. The Corporate Secretary periodically will forward such communications or provide a summary to the Board or the relevant members of the Board.
Stockholder Engagement
Our Board values the opinions of our stockholders and carefully considers feedback received with regard to our governance practices, executive compensation program, and management of key sustainability and corporate governance topics. Over the past several years, our management team has engaged with stockholders to better understand their views regarding our approach to executive compensation. In recent years, we have made changes to our executive compensation program in response to this input and based upon our ongoing review of best practices.
At our 2025 annual meeting of stockholders, we conducted our annual non-binding stockholder advisory vote on the compensation of our named executive officers, commonly known as a “Say on Pay” vote. Our stockholders approved the Say on Pay proposal with 93.5% of the votes cast in favor of the proposal. As part of our ongoing investor engagement, our Investor Relations team and Chief Financial Officer engage with stockholders to discuss topics of interest to them and to proactively provide key updates to them. The feedback gathered during these conversations helps inform the Board’s thinking, in particular about compensation, governance and disclosure. We value the opinions of our stockholders and will continue to consider the outcome of future Say on Pay votes, as well as feedback received throughout the year, when making decisions regarding compensation for our executive officers.
Director Independence
As a result of the Board’s annual review, and based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, the Board has determined that each of the directors besides Mr. Painter is independent under applicable Nasdaq rules. In making this determination, the Board considered the current and prior relationships that each non-employee director, and any of his or her family members, has with the Company, our senior management and our independent registered public accounting firm, and all other facts and circumstances deemed relevant in determining their independence.
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Certain Relationships and Related Transactions
The Company reviews all relationships and transactions between the Company, on the one hand, and our directors, executive officers and their immediate family members, on the other hand, to determine whether such persons have a direct or indirect material interest. The Company’s legal team is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for subsequently determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in any transaction with the Company. On an annual basis, all directors and executive officers must respond to a questionnaire requiring disclosure about any related person transactions, arrangements or relationships (including indebtedness). As required under rules of the Securities and Exchange Commission (the “SEC”), any transactions with the Company that are determined to be directly or indirectly material to a related person are disclosed in the Company’s applicable SEC filings.
In addition, certain aspects of such types of transactions are the subject of the Company’s Business Ethics and Conduct Policy. This policy applies to all of the Company’s employees, directors and officers and is available on the Company’s website at investor.trimble.com/governance. Pursuant to the policy, all employees must seek a waiver or approval from the Company’s Compliance Officer for all actual or apparent conflicts of interests. Waivers affecting the Company’s officers or members of the Board must be approved by the Board. The Company’s officers must report any violations of the policy to the Company’s Compliance Officer or the chairperson of the Board. The Company’s Compliance Officer is (i) the Company’s general counsel, (ii) in the general counsel’s absence, the chairperson of the Audit Committee, or (iii) such other person as the Board may designate.
In determining whether to approve or ratify a related party transaction, the Company’s Compliance Officer may consider all relevant facts and circumstances, including the following factors:
•the nature of the related person’s interest in the transaction;
•the material terms of the transaction, including the amount involved and type of transaction and whether the terms are at least as favorable to the Company as those available from non-related parties;
•the importance of the transaction to the related person and to the Company;
•whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company and its stockholders; and
•any other matters that the Audit Committee or other committee, as applicable, deems appropriate.
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BOARD AND COMMITTEE STRUCTURE
Board Leadership Structure; Oversight and Risk Management
The Company separates the positions of chief executive officer and chairperson of the Board, which allows our CEO to focus on our day-to-day business, while allowing the chairperson to lead the Board in its fundamental role of providing independent advice to, and oversight of, management.
The chairperson of the Board is responsible for presiding and setting the agenda at full sessions of the Board, in consultation with our CEO, and recommending committee assignments to the Nominating and Corporate Governance Committee. The chairperson also presides at executive sessions of the Board, in addition to coordinating the activities of the independent directors and committee chairpersons and facilitating communications between the other members of the Board.
The role of chairperson is currently filled by Mr. Ekholm. In connection with Mr. Ekholm’s appointment as chairperson, the Board considered Mr. Ekholm’s demonstrated leadership during his tenure as a member of the Board and its committees. The Board believes that Mr. Ekholm’s ability to act as a strong chairperson will provide balance in the Company’s leadership structure and help ensure a strong, independent and active Board.
The Board has overall responsibility for the oversight of risk management for the Company, and it exercises this oversight through committees and regular engagement with the Company’s senior management. The Audit Committee has oversight of the Company’s financial matters, internal controls, financial reporting, and internal investigations relating to financial misconduct. The Audit Committee also reviews cybersecurity risk exposure and mitigation, and receives regular updates on cybersecurity risk management as well as timely notice of any material developments through escalation processes. The People & Compensation Committee has oversight of our compensation policies and practices and also reviews human capital management activities. Our Nominating and Corporate Governance Committee is responsible for the independence and qualification of our Board members and the Company’s corporate governance principles, and also has oversight with respect to the Company’s strategies, programs, initiatives and policies for sustainability matters. The committees report their activities back to the Board. In addition, members of the Company’s senior management attend meetings of the Board to discuss strategic planning and risks and opportunities for the Company’s business areas, in addition to answering any questions that the Board may raise.
The Board ultimately oversees our sustainability strategy, although each standing committee of the Board addresses various sustainability matters and the charter of the Nominating and Corporate Governance Committee includes oversight regarding the Company’s strategies, programs, initiatives and policies for sustainability and corporate governance.
Board Meetings and Attendance
The Board held 4 meetings during 2025. No director attended fewer than 75% of the aggregate of (i) all the meetings of the Board and (ii) all the meetings of all the committees upon which he or she served in 2025 (during the periods in which such director served in each such capacity). It is the Company’s policy to encourage directors to attend the Company’s annual meetings of stockholders. All of the current members of the Board who were directors at the time of the 2025 annual meeting of stockholders attended the meeting, except for Mr. Ekholm and Ms. Sprague who were unable to attend due to travel and scheduling conflicts.
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Committee Membership
The composition of the committees of the current Board is as set forth below.

		Audit Committee	People & Compensation Committee	Nominating and Corporate Governance Committee
		(9 meetings)	(5 meetings)	(4 meetings)
James C. Dalton (1)	I
Börje Ekholm	I
Kaigham (Ken) Gabriel	I
Meaghan Lloyd	I
Ronald S. Nersesian	I
Mark S. Peek	I	FE
Kara Sprague	I
Thomas Sweet	I	FE
Johan Wibergh	I
= chair      = member     FE = financial expert     I = independent
(1) Mr. Dalton is not standing for reelection at the Annual Meeting.
Audit Committee
The Board has a separately-designated, standing Audit Committee (“Audit Committee”), established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). The current members of the Audit Committee are directors Gabriel, Peek, Sprague, and Sweet. Director Peek currently serves as the committee chair. The Audit Committee held 9 meetings during 2025.
The Audit Committee is governed by a charter, a current copy of which is available on our corporate website at investor.trimble.com/governance. The purpose of the Audit Committee is to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company, to provide to the Board the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate the independent registered public accounting firm, and to provide such additional information as the Audit Committee may deem necessary to make the Board aware of significant financial matters which require the Board’s attention. The Audit Committee also reviews cybersecurity risk exposure and mitigation, receives regular updates from the Company’s senior management on cybersecurity risk management, and through escalation processes, receives timely notices of any material developments.
All Audit Committee members are independent directors as defined by applicable Nasdaq rules and listing standards. All members of the Audit Committee are financially sophisticated and are able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. The Board has determined that each of directors Peek and Sweet is a “financial expert” (as defined in SEC rules). Mr. Peek has an extensive accounting and financial management background, which includes holding positions as chief financial officer and chief accounting officer with several leading publicly-traded technology companies, and almost two decades of experience with Deloitte. Mr. Sweet has deep expertise in finance and accounting,
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including from serving as the CFO of Dell Technologies, from serving in leadership roles in finance and accounting at other companies, and from more than a decade of experience at Price Waterhouse.
People & Compensation Committee
The Board has a standing People & Compensation Committee (“People & Compensation Committee”), comprised of directors Ekholm, Lloyd, Nersesian, and Wibergh. Director Wibergh currently serves as the committee chair. The People & Compensation Committee held 5 meetings during 2025.
The People & Compensation Committee is governed by a charter, a current copy of which is available on our corporate website at investor.trimble.com/governance. The purpose of the People & Compensation Committee is to make decisions with respect to all forms of compensation to be paid or provided to the Company’s executive officers, in consultation with the full Board where appropriate. In 2022, the oversight role of the People & Compensation Committee was expanded to include human capital management, with a refreshed charter that extended the purview of the committee to Trimble’s culture, engagement, talent management and development, talent acquisition and retention, employee safety, and people and culture initiatives. In recognition of this change, the committee was renamed from the Compensation Committee to the “People & Compensation Committee.”
All People & Compensation Committee members are independent as defined by applicable Nasdaq rules and listing standards. The People & Compensation Committee retains its own independent advisor to assist in committee matters and has the authority to hire and terminate this advisor at its discretion.
Compensation Committee Interlocks and Insider Participation
None of the Company’s executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or on the People & Compensation Committee.
Risk Assessment
In setting compensation, our People & Compensation Committee considers the risks to our stockholders, and the Company as a whole, arising out of our compensation programs. The Company’s management team has assessed the risk profile of our compensation programs. Their review considered risk-determining characteristics of the overall structure and individual components of our Company-wide compensation program, including base salaries, cash incentive plans and equity plans. The management team provided its findings to the People & Compensation Committee for review and consideration. Following this ongoing assessment, and after consultation with its independent advisor, the People & Compensation Committee concurred with management’s conclusions that the Company’s compensation policies were not reasonably likely to have a material adverse effect on the Company. For example:
Balance of Compensation: Across the Company, individual elements of our compensation program include base salaries, incentive compensation, and for certain of our employees, equity-based awards. By providing a mix of different elements of compensation that reward both short-term and long-term performance and that focus on varying performance metrics, the Company’s compensation programs as a whole provide a balanced approach to incentivizing and retaining employees, without placing an inappropriate emphasis on any particular form of compensation.
Objective Company Results and Pre-established Performance Measures Dictate Annual Incentives: Under the Company’s cash incentive plans, payments are subject to the satisfaction of specific performance targets established by the People & Compensation Committee. These performance targets are directly and specifically tied to financial performance metrics for the Company and/or divisions for the applicable fiscal year, as well as, in certain cases, individual performance against pre-defined objectives. Payments are made based on actual achievement of the performance goals.
Use of Long-Term Incentive Compensation: Equity-based long-term incentive compensation that vests over a period of years is a key component of total compensation of our executives. This vesting period encourages our executives to focus on sustaining the Company’s long-term performance. These grants are also made annually, so executives always have unvested awards that could decrease significantly in value if our business is not managed for the long-term. In addition, a significant portion of equity awards granted to our executives includes performance-based vesting. These awards, for which vesting is typically based upon either the achievement of specific financial objectives by the Company or upon our total shareholder return
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relative to the component stocks of the S&P 500 Index, further align the compensation of our executives with the long-term interests of our stockholders.
Internal Processes Further Limit Risk: The Company has in place additional processes to limit risk to the Company from our compensation programs. Specifically, payroll programs and financial results upon which incentive compensation payments are based are subject to regular review and audit, and our human resources executives meet periodically with our internal audit personnel to review various controls in place with respect to our compensation programs, including for our executives. In addition, the People & Compensation Committee engages an external compensation consulting firm for design and review of our compensation programs, as well as external legal counsel to assist with the periodic review of our compensation plans to ensure compliance with applicable laws and regulations.
Nominating and Corporate Governance Committee
The Board has a standing Nominating and Corporate Governance Committee (“Nominating and Governance Committee”), comprised of directors Dalton (who is not standing for reelection), Lloyd and Peek. Director Lloyd serves as committee chair. The Nominating and Governance Committee met 4 times during 2025.
The Nominating and Governance Committee is governed by a charter that is posted on the Company’s website at investor.trimble.com/governance. The purpose of the Nominating and Governance Committee is to recommend to the Board individuals qualified to serve on the Board and its committees, and to advise the Board with respect to composition, procedures and committees. Additionally, the Nominating and Governance Committee oversees the Company’s strategies, programs, initiatives and policies for sustainability matters, engages with management on such matters, and develops and recommends to the Board corporate governance principles applicable to the Company and oversees the implementation of these principles.
The Nominating and Governance Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating and Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate be considered by the Nominating and Governance Committee, a stockholder must submit the recommendation in writing and the recommendation must include the following information and otherwise comply with Section 6 of Article II of our Bylaws:
•The name of the stockholder and evidence of the stockholder’s ownership of Company shares, including the number of shares owned and the length of time of ownership, and information regarding all shares of stock of the Company owned by such stockholder’s affiliates or associates;
•The stockholder’s representation that he or she intends to appear in person or by proxy at the Annual Meeting to nominate the persons named in its notice;
•The name, age, business address and residence address of the candidate;
•The principal occupation or employment of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company, and information regarding all shares of stock of the Company that are owned by the candidate or his or her affiliates or associates;
•The candidate’s written representation and agreement that, if elected as a director of the Company, such person has not given any commitment or assurance to any person or entity as to how such person would act or vote on any issue or question and will not enter into any undisclosed agreement with any person or entity other than the Company with respect to any director or indirect compensation in connection with service or action as a director of the Company;
•The candidate’s consent to be named as a director if selected by the Nominating and Governance Committee and nominated by the Board; and
•An undertaking by both the nominating stockholder and the candidate to promptly furnish such other information as the Company may reasonably request.
The stockholder recommendation and information described above must be sent to the Nominating and Corporate Governance Committee’s Chair in care of the Corporate Secretary at Trimble Inc., 10368 Westmoor Dr, Westminster, CO 80021 and must be received by the Corporate Secretary not earlier than January 26, 2027 and not later than February 25, 2027, except if the annual meeting for 2027 is called for a date earlier than April 26, 2027 or later than June 25, 2027, notice by the stockholder in order to be timely must be so received not later
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than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting for 2027 is mailed or the date the Company announces the date of the annual meeting for 2027, whichever occurs first.
The Company’s bylaws also allow eligible stockholders to nominate a candidate for election as a director in accordance with the “proxy access” provisions of the bylaws, which permit a nominating group of up to 20 stockholders owning 3% or more of our common stock continuously for at least three years to nominate director candidates constituting up to the greater of (i) 20% of the number of directors in office on December 10, 2026 or (ii) two directors; provided that the stockholder (or group) and each nominee satisfy the requirements specified in the Company’s bylaws. Eligible stockholders who wish to nominate a candidate or candidates for inclusion in the proxy statement and form of proxy related to the Company’s 2027 annual meeting of stockholders in accordance with such “proxy access” provisions must send notice to the Company in compliance with the requirements set forth in its bylaws, which must be received by the Company not earlier than November 10, 2026 and not later than December 10, 2026.
The Nominating and Governance Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate possession of such knowledge, experience, skills, expertise, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, potential conflicts of interest, and diversity of backgrounds and skill sets, so as to enhance the Board’s ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or Nasdaq listing requirement.
The Nominating and Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Nominating and Governance Committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board. The Nominating and Governance Committee also, from time to time, may engage firms that specialize in identifying director candidates and pay any corresponding fees for such services. As described above, the Nominating and Governance Committee will also consider candidates recommended by stockholders.
Once a person has been identified by the Nominating and Governance Committee as a potential candidate, the Nominating and Governance Committee may collect and review publicly available information regarding the candidate to assess whether the candidate should be considered further. If the Nominating and Governance Committee determines that the candidate warrants further consideration, the chairperson or another member of the Nominating and Governance Committee contacts the candidate. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating and Governance Committee requests information from the candidate, reviews the candidate’s accomplishments and qualifications, including in light of any other candidates that the Nominating and Governance Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Nominating and Governance Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Nominating and Governance Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder.
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DIRECTORS
Nominees for Election

Name	Age (1)	Principal Occupation	Director Since
Börje Ekholm *	63	President and Chief Executive Officer, Ericsson	2020	(2)
Kaigham (Ken) Gabriel	70	Chief Executive Officer, Pitt BioForge	2015
Meaghan Lloyd	51	Chief of Staff and Partner, Gehry Partners, LLP	2016
Ronald S. Nersesian	66	Chair of the Board of Directors, Keysight Technologies	2024	(3)
Robert G. Painter	54	President and Chief Executive Officer of the Company	2020
Mark S. Peek	68	Former Co-President, Workday	2010
Kara Sprague	45	Chief Executive Officer, HackerOne	2024
Thomas Sweet	66	Former Chief Financial Officer, Dell Technologies	2022
Johan Wibergh	62	Former Chief Technology Officer, Vodafone	2018
Not standing for reelection
James C. Dalton	70	Retired, U.S. Army Corps of Engineers	2020	(4)
*    Chairperson
(1)As of the Record Date.
(2)Mr. Ekholm was reappointed to the Board in 2020, having previously served as a director from 2015 to 2017.
(3)Mr. Nersesian was reappointed to the Board in 2024, having previously served as a director from 2011 to 2021.
(4)Mr. Dalton, who has served as a director since 2020, is not standing for reelection. His position on the Board will end on the date of the Annual Meeting.
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Börje Ekholm President and Chief Executive Officer, Ericsson Chairperson of the Board Member of the People & Compensation Committee Other public boards: Ericsson
Mr. Ekholm has been president and chief executive officer of Ericsson, a multinational networking and telecommunications company, since January 2017. From 1992 to January 2017, he held various positions with Investor AB, an investment firm and holding company with controlling stakes in several large Swedish companies and smaller positions in a number of other firms. Mr. Ekholm’s positions with Investor AB included: from May 2015 to January 2017, he was chief executive officer of Patricia Industries, a unit of Investor AB that includes its wholly-owned and partner-owned companies, as well as financial investments; from September 2005 to May 2015, he was president and chief executive officer of Investor AB; from 1997 to 2005, he was responsible for all private equity investment activities within Investor AB and was also head of Investor Growth Capital, Investor AB’s wholly owned venture capital arm; from 1995 to 1997, he founded and managed Novare Kapital, an early stage venture capital company owned by Investor AB; and from 1997 to 2015, he was also a member of Investor AB’s Management Group. Mr. Ekholm is a director of Ericsson, was previously a director of Alibaba Group (having retired from its board in March 2022), and was previously a director of Nasdaq (having resigned in May 2017). He also currently serves on the board of the Swedish American Chamber of Commerce New York. Mr. Ekholm has a Master of Business Administration from INSEAD, France and holds a Master of Science in Electrical Engineering from the KTH Royal Institute of Technology in Stockholm.
Qualifications: Mr. Ekholm is qualified to serve as director of the Company because he brings a valuable combination of operational and financial management expertise, particularly in the areas of networking and telecommunications, through his experience as president and chief executive officer of Ericsson, and of venture capital, through his experience serving as president and chief executive officer of Patricia Industries and Investor AB, and manager of Novare Kapital. In addition, Mr. Ekholm brings management expertise from a diverse range of industries and organizations through his former service as chairman of the board of Nasdaq OMX and a director of Alibaba Group, Telefonaktiebolaget LM Ericsson and the KTH Royal Institute of Technology.

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Kaigham (Ken) Gabriel Chief Executive Officer, Pitt BioForge Member of the Audit Committee Other public boards: None
Dr. Gabriel is chief executive officer of Pitt BioForge, which will operate an advanced biomanufacturing facility being established by the University of Pittsburgh (Pitt), and is the founding director of Pitt’s Advanced Biomanufacturing Institute. He is also a Senior Advisor for the industrial growth team at Arsenal Capital Partners, which he joined in 2021. From 2020 to 2023, Dr. Gabriel was the Chief Operating Officer of Wellcome Leap, an independent innovation organization funded by the Wellcome Trust, the world’s fifth largest research trust. Wellcome Leap works at the intersection of engineering and life-sciences to deliver critical medical and healthcare capabilities at accelerated timescales. From 2014 to May 2020, he was the president and chief executive officer of The Charles Stark Draper Laboratory, an independent not-for-profit research institution that develops innovative technology solutions in the fields of national security, space, biomedical systems and energy. Prior to that, Dr. Gabriel served as deputy director of the Advanced Technology and Projects (ATAP) group at Google from 2012 to 2014 and as corporate vice president at Google/Motorola Mobility. From 2009 to 2012, he was the deputy director, and then acting director, of the Defense Advanced Research Projects Agency (DARPA) in the Department of Defense. Between 2002 and 2009, Dr. Gabriel was the Co-Founder, Chairman and Chief Technology Officer of Akustica, a fabless semiconductor company that commercialized Micro Electro Mechanical Systems audio devices and sensors. Dr. Gabriel holds SM and ScD degrees in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology.
Qualifications: Dr. Gabriel is qualified to serve as director of the Company because of his strong background and experience in management in technology companies, including in his current and past positions with Pitt BioForge, Wellcome Leap, and Draper Laboratory. Dr. Gabriel also brings deep technological expertise and knowledge of the industry to the Company.

Meaghan Lloyd Chief of Staff and Partner, Gehry Partners, LLP Chair of the Nominating and Corporate Governance Committee and Member of the People & Compensation Committee Other public boards: None
Ms. Lloyd is the chief of staff and a partner at Gehry Partners, LLP, a full service architectural firm with extensive international experience in the design and construction of academic, museum, theater, performance, and commercial projects. Founded in 1962 in Los Angeles, California, Gehry Partners’ mission is to raise architecture to the level of art, while creating buildings that meet the project’s functional and budgetary needs. She has held this position since 2009. Prior to this, she was a designer working with Frank Gehry in the firm. In addition to her duties at Gehry Partners, she served as chief executive officer of Gehry Technologies, Inc., a cloud-based software and service company for the architectural, engineering and construction sectors, from 2013 to 2014. Ms. Lloyd received her Bachelor of Science in Architectural Studies from the University of Illinois, Champaign-Urbana and her Master of Architecture from Yale University. She is a board member of Turnaround Arts California.
Qualifications: Ms. Lloyd is qualified to serve as a director of the Company because she brings a valuable combination of operational and project management expertise, and because of her significant industry knowledge and experience in the areas of architecture, construction, and design from her work with Gehry Partners, LLP.

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Ronald S. Nersesian Chair of the Board of Directors, Keysight Technologies Member of the People & Compensation Committee Other public boards: Keysight Technologies
Ronald S. Nersesian currently serves as non-executive chair of the board of Keysight Technologies, an electronic measurement company. He was executive chair of the board of Keysight Technologies from May 2022 through April 2023, having become chair of the board in 2019. Prior to becoming executive chair of the board in May 2022, he was president, chief executive officer, and a director of Keysight Technologies beginning in 2013, when Agilent Technologies announced the separation of its electronic measurement business and launched Keysight Technologies. From November 2012 to September 2013, he served as president and chief operating officer of Agilent Technologies. From November 2011 to November 2012, he served as Agilent Technologies’ executive vice president and chief operating officer. From March 2009 to November 2011, Mr. Nersesian served as president of Agilent’s Electronic Measurement group (EMG), and from February 2005 to March 2009, he served as the vice president and general manager of the Wireless Business Unit of EMG. Mr. Nersesian joined Agilent in 2002 as vice president and general manager of the company’s Design Validation Division. Mr. Nersesian began his career in 1982 with Computer Sciences Corporation as a systems engineer for satellite communications systems. In 1984, he joined Hewlett-Packard, and served in a range of management roles during his tenure. In 1996, Mr. Nersesian joined LeCroy Corporation as vice president of worldwide marketing and subsequently assumed other senior management roles, including senior vice president and general manager of the company’s digital storage oscilloscope business. He is also a member of Georgia Tech’s Advisory Board. Mr. Nersesian holds a bachelor’s degree in electrical engineering from Lehigh University and an MBA from New York University, Stern School of Business. Mr. Nersesian previously served on Trimble’s board from 2011 to 2021.
Qualifications: Mr. Nersesian is qualified to serve as director of the Company because of his strong business operational experience with technology companies and management expertise developed over three decades. This breadth of experience includes his recent service as president and chief executive officer of Keysight Technologies. Mr. Nersesian has extensive experience in managing and growing international technology enterprises, which is directly relevant and valuable to the Company.

Robert G. Painter President and Chief Executive Officer of the Company Other public boards: Synopsys, Inc.
Mr. Painter became Trimble’s president and chief executive officer in January 2020, having first joined the Company in 2006. From 2016 through 2019, he served as the Company’s chief financial officer. Prior to that, Mr. Painter held a variety of positions in the Company, including vice president of Trimble Buildings construction software, general manager of the Intelligent Construction Tools international joint venture, general manager of Construction Services, and leadership positions in corporate development and corporate strategy. He holds a bachelor’s degree in finance from West Virginia University and an MBA from Harvard University. Mr. Painter joined the board of Synopsys, Inc. in August 2023.
Qualifications: Mr. Painter is qualified to serve as director of the Company because of his intimate knowledge and understanding of the Company’s businesses, finances, and operations, resulting from his service in various senior management roles in different functional areas and operating divisions of the Company, including his service as chief financial officer of the Company from 2016 to 2019. In addition, Mr. Painter brings to the Board extensive operating and finance experience from his senior roles in other large companies prior to joining the Company.

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Mark S. Peek Former Co-President, Workday Chair of the Audit Committee and Member of the Nominating and Corporate Governance Committee Other public boards: SentinelOne
Mr. Peek is the former Co-President of Workday, Inc., a leading provider of enterprise cloud applications for finance and human resources. Until May 2025, he was executive vice president of Workday, a position he held beginning February 2018, and until October 2022, he was simultaneously the managing director and head of Workday Ventures, the strategic investment arm of Workday. From June 2015 to February 2018, Mr. Peek was co-president of Workday. He joined Workday in June 2012 as chief financial officer and served in that capacity until April 2016. From December 2011 to June 2012, Mr. Peek also served on the board of directors of Workday. Prior to joining Workday, Mr. Peek was president, business operations and chief financial officer of VMware, Inc., a provider of business infrastructure virtualization solutions. From April 2007 to January 2011, Mr. Peek served as chief financial officer of VMware, Inc. From 2000 to 2007, Mr. Peek was senior vice president and chief accounting officer at Amazon.com. Prior to joining Amazon.com, Mr. Peek spent 19 years at Deloitte, the last ten years as a partner. Since May 2021, Mr. Peek has served on the board of directors of SentinelOne, a provider of autonomous cybersecurity solutions. Mr. Peek also serves on the Advisory Board of the Foster School of Business at the University of Washington. Mr. Peek received a B.S. in accounting and international finance from Minnesota State University.
Qualifications: Mr. Peek is qualified to serve as director of the Company because of his strong background and years of experience in accounting and financial management, as well as his industry knowledge regarding “software as a service” (SaaS) and cloud computing. Mr. Peek brings key financial expertise gained through his service as chief financial officer at Workday, Inc., as chief financial officer at VMware, as chief accounting officer at Amazon.com, and his 19 years of experience at Deloitte. Mr. Peek brings valuable technology industry knowledge from his role as managing director and head of Workday Ventures and his prior service as co-president of Workday.

Kara Sprague Chief Executive Officer, HackerOne Member of the Audit Committee Other public boards: None
Ms. Sprague is Chief Executive Officer at HackerOne, a cybersecurity solution provider. Prior to joining HackerOne in November 2024, she was Executive Vice President and Chief Product Officer at F5, a hybrid multi-cloud application security and delivery solution provider. She joined F5 in 2017 as General Manager for the Application Delivery Controller business, became Executive Vice President, Application Delivery and Enterprise Product Operations in 2020, and became Chief Product Officer in 2022. Prior to F5, Ms. Sprague spent 13 years with McKinsey & Company, where she held various leadership positions across their technology practice, including Managing Partner of the Technology, Media and Telecom Practice for the Western Region. Earlier in her career, Ms. Sprague was on the engineering staff of Oracle, Agilent Technologies, and Hewlett-Packard. She holds multiple degrees from the Massachusetts Institute of Technology, including Bachelor of Science and Master of Engineering degrees in Electrical Engineering and Computer Science, and a Master’s degree in Technology and Public Policy.
Qualifications: Ms. Sprague is qualified to serve as a director of the Company because of her expertise in engineering and product development, her domain knowledge and experience, particularly in cloud services and security, her leadership abilities gained from her executive positions as well as her consulting experience, and her long involvement with bringing innovative technologies to market.

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Thomas Sweet Former Chief Financial Officer, Dell Technologies Member of the Audit Committee Other public boards: 3M
Mr. Sweet was Chief Financial Officer of Dell Technologies, a global information technology company, from 2014 to August 2023, overseeing all aspects of the company’s finance function, including Dell Financial Services and Dell Technologies Capital, as well as global business operations and corporate strategy. He joined Dell in 1997 and held leadership positions in finance, sales and in various corporate business units before being named CFO in 2014. Prior to joining Dell, Mr. Sweet was vice president of accounting and finance for Telos Corporation, a cyber, cloud and enterprise security company, and before that he spent 13 years with Price Waterhouse providing audit and accounting services to the technology industry. He currently serves on the board of directors of 3M and Medline Industries, as well as the Salvation Army Central Texas Advisory Board and the Chancellor’s Council Executive Committee for the University of Texas System. Mr. Sweet received a bachelor’s degree in business administration from Western Michigan University and is a CPA.
Qualifications: Mr. Sweet is qualified to serve as a director of the Company because of his deep expertise in finance, business operations and corporate strategy gained from his roles at Dell, a major global information technology company. Mr. Sweet also brings decades of experience and insight into the way technology is transforming the world of data. Mr. Sweet’s leadership in helping Dell evolve to become one of the world’s major technology companies provides the Company with valuable insight as it implements its long-term growth strategy.

Johan Wibergh Former Chief Technology Officer, Vodafone Chair of the People & Compensation Committee Other public boards: BCE, Inc. AST SpaceMobile Inc.
Mr. Wibergh was Group Technology Officer and Chief Information Officer of Vodafone, a global telecommunications provider, from May 2015 to December 2022. Before joining Vodafone, Mr. Wibergh held various management positions at Ericsson since 1997, including, from 2008, Executive Vice President and Head of Business Unit Networks. Prior to that, he held various management positions in other businesses in the information technology (IT) industry. Mr. Wibergh holds a Master in Computer Science from Linköping University in Sweden, and has attended various executive management programs during his career. Mr. Wibergh serves on the board of BCE Inc. and AST SpaceMobile Inc. as well as the boards of a number of privately held companies.
Qualifications: Mr. Wibergh is qualified to serve as director of the Company because he brings valuable expertise in technologies relevant to the Company, including network and wireless connectivity, cybersecurity, and cloud computing. Mr. Wibergh also has a strong background in managing technology businesses and international operations, including as a result of his former position as Group Technology Officer and Chief Information Officer of Vodafone.

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Not standing for reelection:

James C. Dalton Retired, U.S. Army Corps of Engineers Member of the Nominating and Corporate Governance Committee Other public boards: None
Mr. Dalton served as the Director of Civil Works for the U.S. Army Corps of Engineers (USACE) from August 2016 until January 2020. In this position, he led, managed and directed the policy development, programming, planning, design, construction, contingency operations and emergency response, operation, and maintenance activities of the Army Civil Works Program, a $6 billion annual program of water and related land resources of the United States, and oversaw the work of over 25,000 civilian employees. He also represented the USACE in the United Nations’ Advisory Board High-Level Experts and Leaders Panel on Water and Disasters, and served on several national and international water resources Committees. From May 2007 until August 2016 he was Chief of USACE’s Engineering and Construction (E&C) Division, responsible for policy, program, and technical expertise in the design and construction programs for the U.S. Army, U.S. Air Force, Department of Defense, other Federal agencies, and over 60 foreign nations. He served as the Corps’ South Atlantic Division and South Pacific Division Regional Integration Team (RIT) team leader, USACE Climate Change Adaptation Committee Chair, and lead for USACE on Resilience. Mr. Dalton was selected to the Senior Executive Service (SES) of the US Office of Personnel Management in January 2005. Mr. Dalton has held numerous other roles during his career with the U.S. Army Corps of Engineers, which he joined in 1978, including Regional Business Director for USACE’s South Atlantic Division in Atlanta, Georgia, Director of Business Management for the Gulf Region Division in Baghdad, Iraq, project manager for the Bosnia project to support Operation Joint Guard, and various engineer roles in Saudi Arabia as part of the Saudi Arabia construction program. Mr. Dalton received his B.S. in Architectural Engineering from North Carolina Agricultural & Technical State University and holds an M.S. in Civil Engineering from North Carolina State University.

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Non-Employee Director Compensation
Our non-employee directors (“Outside Directors”) receive compensation according to the terms of the Board of Directors Compensation Policy. The policy was last amended November 19, 2024 by the Board to include supplemental payments to the chair of the Board and the chairs of each standing committee of the Board, beginning with the third quarter of 2025. These supplemental payments were approved following recommendations of the People & Compensation Committee in consultation with its external compensation consultant, Mercer (US) LLC, utilizing benchmarking against the same peer group companies described in “Compensation Discussion and Analysis” below with respect to the compensation of our named executive officers. Under the policy, as amended, Outside Directors are eligible to receive the following:
•upon election or re-election at the annual meeting of stockholders, a restricted stock unit (“RSU”) award for that number of shares of the Company’s common stock determined by dividing the target dollar amount of $285,000 by the 20-day average of the Company’s closing stock price ending on the date of grant;
•an annual cash retainer of $65,000, payable in quarterly installments; and
•beginning in the third quarter of 2025, a supplemental annual cash retainer for the chair of the Board and the chair of each standing committee of the Board in the following amounts, payable in quarterly installments:
$100,000 for the chair of the Board of Directors
$30,000 for the chair of the Audit Committee
$20,000 for the chair of the People & Compensation Committee
$15,000 for the chair of the Nominating and Corporate Governance Committee
In addition, our Outside Directors are reimbursed for travel expenses and reimbursed for other necessary business expenses incurred in the performance of their services as directors of the Company.
The RSU awards vest in full after one year. If an Outside Director is appointed or elected to the Board at a time other than the annual meeting, the initial RSU award will be prorated to account for the number of months that have already elapsed since the last annual meeting. If an Outside Director resigns or voluntarily terminates service as a member of the Board, any unvested RSU award shall vest at such time on a pro rata basis based upon the number of months of service since the last annual meeting of stockholders.
The cash fees and target dollar amount for determining the number of RSU shares may be revised based upon appropriate compensation benchmarks presented to and approved by the People & Compensation Committee and the Board. Generally, director compensation is reviewed every other year, with the last revisions in 2024 and 2022.
The table below shows the compensation earned by each Outside Director in 2025. Mr. Painter is not an Outside Director and receives no additional compensation for his service as director. His compensation from the Company is set forth in the “Summary Compensation Table” later in this proxy statement.

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE — 2025
Name	Fees earned or paid in cash ($) (1)	Stock awards ($) (2)(3)	Total ($)
James C. Dalton (4)	65,000	285,174	350,174
Börje Ekholm	115,000	285,174	400,174
Kaigham (Ken) Gabriel	65,000	285,174	350,174
Meaghan Lloyd	72,500	285,174	357,674
Ronald S. Nersesian	65,000	285,174	350,174
Mark S. Peek	80,000	285,174	365,174
Kara Sprague	65,000	285,174	350,174
Thomas Sweet	65,000	285,174	350,174
Johan Wibergh	75,000	285,174	360,174
(1)The amounts in this column represent an annual cash retainer, paid quarterly. Amounts shown may include amounts earned during the year but paid after year end.
(2)The amounts in this column represent the grant date fair value of RSU awards granted to each director re-elected at the 2025 annual meeting of stockholders. As described above, the number of shares for such awards is determined based on
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a 20-day average of the Company’s closing stock price ending on the date of grant, whereas the grant date fair value, calculated pursuant to Topic 718 of the Financial Accounting Standard Board’s Accounting Standards Codification, was estimated based on the Company’s closing stock price on the date of grant.
(3)Each director held 3,974 outstanding unvested RSUs at fiscal year end.
(4)Mr. Dalton, who has served as a director since 2020, is not standing for reelection. His position on the Board will end on the date of the Annual Meeting.
Non-Employee Director Stock Ownership Guidelines
To help align the personal interests of the directors with the interests of stockholders, Outside Directors are required to own a minimum number of shares of the Company’s common stock equal to a value of eight times (8x) the annual cash retainer, which currently yields a value of $520,000. The shares counted toward the ownership guidelines include shares owned directly and indirectly, provided there is an economic interest in the shares. New directors have five years from their appointment to meet the minimum stock ownership level and are required to retain 50% of their after-tax shares acquired upon exercise or vesting of an equity award, until the minimum ownership requirement is attained.
All of the Outside Directors to whom the minimum ownership levels apply have met the requirement as of the Record Date.
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Executive Compensation
The executive compensation sections of this proxy statement contain information about the Company’s compensation policies and practices and the application of those policies and practices with respect to our Named Executive Officers, as defined below. The following is a brief description of each of the Executive Compensation sections:
Compensation Discussion and Analysis, which describes our executive compensation philosophy and objectives, provides context for the compensation actions approved by the People & Compensation Committee of our Board, and explains the compensation arrangements of our Named Executive Officers.
Executive Compensation Tables that set forth the amounts and values of the various types of compensation granted to or earned by our Named Executive Officers.
Post-Employment Compensation, which describes certain benefits and payments that our Named Executive Officers would be eligible to receive in the event of termination of employment, a change-in-control event, retirement, or death.
CEO Pay Ratio, which discloses the median of the annual total compensation of all our employees, the annual total compensation of our President and CEO, and the ratio of these two amounts.
Pay Versus Performance, which provides information regarding amounts deemed as “Compensation Actually Paid” as calculated in accordance with applicable SEC rules, compared with various performance metrics.
For 2025, the Company’s “Named Executive Officers” (or “NEOs”), determined pursuant to SEC rules, were:
•Robert G. Painter, our President and CEO
•Phillip Sawarynski, our Senior Vice President and CFO
•Ronald J. Bisio, our Senior Vice President in charge of our Field Systems sector, responsible for our advanced positioning, agriculture industry solutions, civil construction field systems, and geospatial business operations
•Chris Keating, our Senior Vice President in charge of our Transportation and Logistics (T&L) sector, responsible for Transporeon, enterprise, MAPS, and forestry
•Mark Schwartz, our Senior Vice President in charge of our AECO sector (Architects, Engineers, Construction and Owners), responsible for our construction enterprise solutions, civil infrastructure design and engineering, and owner and public sector businesses
Note: The operational “sectors” assigned to each of our senior vice presidents generally correspond to our like-named reportable financial “segments,” but for various business and practical reasons these are not an exact match.
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COMPENSATION DISCUSSION AND ANALYSIS
Introduction
Our executive compensation philosophy is based on our objectives to attract and retain exceptional people and foster and support a pay-for-performance culture. The role of the People & Compensation Committee of the Board is to oversee the development and execution of a competitive executive compensation program that demonstrates a strong correlation between pay and performance and aims to enhance stockholder value. To show the alignment between executive pay and company performance, we have included this introduction to provide:
•key insights into the Company’s financial and operational performance,
•recent results of our performance-based pay programs,
•a description of our people and culture initiatives, and
•a summary of our pay practices.
Financial and Operational Results
Trimble achieved strong financial performance in 2025. Through ongoing execution of our Connect & Scale strategy, we have continued to transform the Company’s operational, strategic and financial performance. Since 2020, Trimble has completed 23 divestitures and 13 acquisitions, while achieving 14% organic compound annual growth of annualized recurring revenue (“ARR”), and an increase of 4 percentage points in our adjusted EBITDA margin. In 2025, we delivered record levels for three key financial metrics: annualized recurring revenue, gross margin, and operating margin profitability.
Today’s work requires solutions for an interconnected world, no matter the industry. This has driven Trimble to move increasingly from point solutions to connected workflows and connected ecosystems enabled by our industry platforms and our unique access to industry and workflow data—all boosted by our AI capabilities. Our Connect & Scale strategy connects digital and physical workflows across targeted industry segments and creates scale across Trimble through shared technology platforms. In 2025, we continued to advance this strategy, investing in people, process, and technology.
Continued progress on the execution of this strategy is reflected in our financial results for 2025:
•We delivered revenue of $3.59 billion, achieving 6% organic revenue growth that underscores the strength of our core business. Overall revenue declined 3%, primarily due to planned divestitures, including the sale of our global transportation telematics (“Mobility”) business, bringing further clarity, focus and momentum to the rest of the business.
•We continued to shift toward a more significant mix of recurring revenue, with ARR reaching a record $2.39 billion in the fourth quarter of the year, up 14% year over year on an organic basis. As a percentage of the year’s total revenue, ARR in the fourth quarter was 67%.
•GAAP gross margin rose from 65.1% to 69.1% and non-GAAP gross margin rose from 68.2% to 71.5%.
•Our operating income for the year was $592 million on a GAAP basis, representing 16.5% of revenue, and $988 million on a non-GAAP basis, representing 27.5% of revenue. Our adjusted EBITDA for the year was $1.05 billion, representing 29.2% of revenue.
•We finished the year with software, services, and recurring revenue representing 79% of total revenue.
•We repurchased $875 million of our common stock.
Organic revenue growth, non-GAAP gross margin, and adjusted EBITDA are non-GAAP financial measures. Please see Appendix A to this proxy statement for definitions of these measures and a reconciliation of GAAP to non‑GAAP financial measures. In addition to providing non-GAAP financial measures, we disclose ARR, a performance metric that is also defined in Appendix A, to give investors a supplementary indicator of the value of our current recurring revenue contracts.
Selected highlights for each of our three reportable business segments, AECO (Architects, Engineers, Construction, and Owners), Field Systems, and T&L (Transportation and Logistics), include the following:
•For our AECO segment, 2025 represented a year of progression. Revenue grew to $1.50 billion, with ARR growing 16% organically to $1.47 billion, capping 26 consecutive quarters of mid-teens or higher organic ARR growth.
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•Our Field Systems segment delivered $1.54 billion in revenue and reached an important milestone, with software and services driving over 50% of revenue. The segment achieved 20% organic growth in ARR, with accelerating growth in new points of distribution.
•Our T&L segment had revenue of $549 million, with 7% organic growth in ARR. The segment finished the year with recurring revenue representing over 90% of total revenue.
Recent Results of Performance-Based Pay Programs
Our compensation philosophy is to reward performance, with a substantial portion of executive pay contingent on the attainment of pre-established performance objectives, and the value of additional portions tied to Trimble’s stock price. In line with this philosophy, 60% of target pay for our CEO and 50% of target pay for our other Named Executive Officers is dependent on performance against objectives under the combination of our cash bonus plan and our equity incentive plan. Our Named Executive Officers’ target pay also includes time-based restricted stock units and stock options, ensuring further alignment with stockholder interests.
In 2025, payouts under the annual cash bonus plan were based on financial metrics that are aligned with our long-term growth strategy: revenue, ARR and adjusted EBITDA. Based on performance results against these goals, the primary payout rate was 138.6% of target bonus opportunity in 2025. For the leaders of individual sectors, additional metrics were used, applicable to their sectors.
The annual long-term incentive (“LTI”) equity awards granted in 2025 to our Named Executive Officers were a mix of 50% Performance Restricted Stock Units (“PRSUs”), 37.5% time‑vesting Restricted Stock Units (“RSUs”) and 12.5% Stock Options, except for our CEO. For our CEO, Mr. Painter, the mix was approximately 60% PRSUs, 25% RSUs, and 15% Stock Options, to provide a greater emphasis for our CEO on performance-based equity awards. We believe a mix of PRSU and RSU awards and Stock Options creates a well-balanced and market-aligned total compensation package, with a strong component of performance-based incentives that are aligned with stockholder interests.
For 2025, 50% of the PRSUs vest based on total shareholder return (“TSR”) relative to the S&P 500, and 50% vest based on ARR growth, in each case over a three-year period. TSR is a valuable measure for alignment with stockholder interests. ARR is an important financial measure for Trimble because it provides insights into customer retention and growth, highlighting our ability to generate consistent income over time, and helping us to manage profitability. Monitoring and optimizing ARR is critical for sustaining growth and ensuring long-term success. ARR is also a useful metric for business valuation, provides an industry-standard benchmark to measure performance against peers, and provides valuable insight to our investors as well, giving them a supplementary indicator of the value of our recurring revenue contracts. Further, ARR supports our goal of driving compounded financial returns for stockholders. For these reasons, this metric is used in both our annual cash bonus and LTI plans. Including ARR in both our annual cash bonus and LTI plans ensures that our executives are incentivized to take actions to grow ARR, whether the impact of such actions is near-term or long-term.
Illustrating our pay-for-performance philosophy, the following charts show the variability of payouts under the performance-based elements of compensation over recent years, with results based on performance against targets.

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People and Culture Initiatives
Under the guidance of the People & Compensation Committee, we conduct annual reviews to evaluate our human capital management, including people and culture initiatives. We continuously strive to enhance recruitment, retention, and development efforts to ensure we have the right skills, at the right time and at the right places, in our workforce. We provide competitive rewards, recognition and well-being programs to attract, recognize, and retain our talented workforce. We pay and promote our employees based on their performance in their positions. We perform ongoing pay equity analyses to ensure fair compensation for comparable work, with adjustments made as necessary over time to address any disparities. The Board and the People & Compensation Committee have also established a succession planning process and we actively plan for executive succession on an ongoing basis.
Best Pay Practices
At Trimble, we are dedicated to upholding best pay practices and promoting transparency in our compensation programs. We regularly assess our executive compensation and as part of this process we consider pay at similar companies in the industry to ensure competitiveness and alignment with prevailing market trends. Our strong governance policies and practices, including clawback and hedging policies and stock ownership guidelines, are designed to mitigate compensation risk and support stockholder value creation. In making compensation decisions, the People & Compensation Committee, which is comprised of independent directors, considers insights from external consultants and input from stockholders. The Company actively engages with stockholders to solicit feedback on our compensation program.
We believe our approach of linking pay to performance, adherence to best pay practices, and stockholder engagement reflects our commitment to sustainable growth, rewarding performance and generating long-term value for stockholders.
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Overview of Executive Compensation
Compensation Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices, while also considering market best practices. The People & Compensation Committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short- and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent.
The following summarizes the key features of our executive compensation and related policies and practices:

What we do	What we don’t do

Use a pay-for-performance philosophy. A substantial portion of executive compensation is directly linked to corporate performance, with a large percentage of each executive officer’s target total direct compensation dependent on our stock price and/or total shareholder return.
Maintain an independent compensation committee. Our People & Compensation Committee consists solely of independent directors.
Retain an independent compensation advisor. The People & Compensation Committee engages its own compensation advisor.
Review executive compensation annually. The People & Compensation Committee conducts an annual review and approval of our compensation strategy, and an annual compensation-related risk profile review to ensure that our compensation programs do not encourage excessive or inappropriate risk-taking.
Place compensation “at risk.” Our executive compensation program is designed with a significant portion of compensation “at risk” based on our performance, as well as short-term cash and long-term equity incentives to align the interests of our executive officers with those of our stockholders.
Maintain a stock ownership policy. We maintain a stock ownership policy that requires our Named Executive Officers and other key executives to maintain a significant ownership level of our common stock.
Maintain a compensation recovery (“clawback”) policy. In the event of a material restatement of our financial results, this policy provides for the recovery of certain compensation from our executive officers. This policy was updated in 2023 to comply with new SEC rules and Nasdaq listing standards.
Hold an annual stockholder advisory vote to approve executive compensation. We conduct an annual stockholder advisory vote to approve the compensation of our CEO and other Named Executive Officers.

No executive retirement plans. We do not offer executive-only pension arrangements or retirement plans to our executive officers (although certain eligible executives may participate in the Age & Service Equity Vesting Program as described below).
No perquisites. We do not provide perquisites or other personal benefits to our executive officers, other than an optional, company-paid annual executive physical exam.
No tax reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any benefits, other than related to standard relocation benefits.
No hedging or pledging of our equity securities. We prohibit our executive officers, the members of our Board, and other employees from hedging or pledging our equity securities.
No stock option re-pricing. Our employee equity plan does not permit options to be repriced to a lower exercise or strike price without the approval of our stockholders.
No single-trigger full vesting on change in control. An executive must experience a termination of employment (or constructive termination) to receive full vesting and other change-in-control benefits.
No incentives to take excess risk. We strive to avoid compensation structures that would encourage the taking of undue risks.

Executive Compensation Philosophy
Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance. Consistent with this philosophy, we provide a greater proportion of executive compensation as variable compensation than fixed compensation. We have designed our overall executive compensation program to achieve the following primary objectives:

Objective	Program Design

Hire and retain highly talented executives	Our compensation programs are structured to be market competitive and internally equitable
Motivate through pay for performance	The majority of pay of executives is at-risk and performance-based to help achieve growth, profitability, stockholder returns, and our long-term business strategy
Alignment with stockholders	Our compensation programs are designed to align our executive officers’ interests with those of our stockholders to drive the creation of sustainable long-term value
Alignment across our workforce	Programs are structured from the CEO down through the entire workforce in a manner that reinforces the Company’s overall goals and fosters alignment across all levels of the organization
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2025 Executive Compensation Highlights
Following are highlights regarding the governance and compensation of our Named Executive Officers for 2025, including key actions taken by the People & Compensation Committee in light of our overall operating environment and the results described above.
The People & Compensation Committee: The committee has responsibility for overseeing our compensation and benefits policies, including executive compensation, and continues to provide general oversight for the Company’s human capital management practices.
General Base Salary Increases: The base salary for our CEO remained constant in 2025, given strong alignment to peer company benchmarks. For our other Named Executive Officers, three received increases based on factors such as competitive positioning and personal performance, and one received an increase in connection with expansion of his role.
Annual Cash Bonuses: The Trimble OneBonus Plan is Trimble’s global annual cash bonus program, which is structured similarly for executives and the broader employee population. Payouts under the plan are determined primarily by the attainment of predetermined financial metrics that are aligned to our long-term growth strategy. For 2025, the financial performance measurements at the corporate level continued to be based on revenue, ARR and adjusted EBITDA. Based on 2025 results, the formula yielded a final payout rate for the corporate financial measures of 138.6% of target bonus amounts for our Named Executive Officers. For the leaders of individual sectors, additional metrics were used, applicable to their sectors. In addition to these financial performance measures, a non-financial modifier can adjust the bonuses of individual executive officers by up to +/-10% based on performance against pre-defined objectives and key results (“OKRs”). As described below in “Details of 2025 Executive Compensation,” the non-financial modifier was not applied to the bonuses for any of the Named Executive Officers in 2025.
2025 Long-Term Incentive Awards. In 2025, the People & Compensation Committee determined that the LTI equity awards to be granted to our Named Executive Officers would be a mix of PRSUs, RSUs and Stock Options. The mix of annual long-term incentive awards for 2025, as shown below in terms of the total target LTI value, was the same as in 2024.

	CEO	non-CEO NEOs
PRSUs	60%	50%
RSUs	25%	37.5%
Stock Options	15%	12.5%
Performance measurements for the PRSUs were based on achievement of goals for both relative TSR and ARR, with a weighting of 50% each. The weighting of performance goals between TSR and ARR was shifted from 25/75 in 2023, to 50/50 in 2024, based largely on stockholder feedback suggesting more emphasis on TSR, and remained at 50/50 in 2025. The TSR measure is based on the Company’s stock performance measured against the S&P 500 over a single three-year measurement period, in line with current best practices. The ARR measure is based on growth in annualized recurring revenue, also over a three-year period.
Stock Ownership Guidelines: In light of our philosophy of emphasizing stock compensation relative to cash, our executive officers are required to hold a meaningful amount of Company stock. The CEO must hold eight times his annual salary. Other executive officers, besides the Chief Accounting Officer, must hold three times their annual salary. The Chief Accounting Officer must hold two times his annual salary. Our executives have five years to achieve these levels of stock ownership, and 50% of any after-tax shares acquired from the vesting or exercise of any Company equity plan are to be retained until the relevant stock ownership guideline has been met. (For the stock ownership requirements applicable to the members of our Board, see “Non-Employee Director Compensation—Non-Employee Director Stock Ownership Guidelines” above.)
Pay-for-Performance Philosophy
We believe our executive compensation program is competitive relative to the market and our compensation peer group, and appropriately balances the goals of attracting, motivating, rewarding and retaining our executive officers with the goal of aligning their interests with those of our stockholders. To ensure this alignment, and to motivate and reward individual initiative and collective success, a substantial portion of our executive officers’
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target annual total direct compensation opportunity is both performance-based and “at-risk”, and dependent on operating results and long-term growth against key financial measures and stock price performance. The following charts show the target mix of pay components approved for our Named Executive Officers in 2025.
Percentages in the charts above are based on base salary and target bonus as set forth later in this Compensation Discussion and Analysis, and the grant date fair value of equity awards as set forth in the Grants of Plan-Based Awards table later in this proxy statement. The base salary and target bonus amounts reflected in these charts are different from amounts shown in the “Summary Compensation Table” later in this proxy statement, which are based on total amounts actually earned during the year. We view Stock Options as performance-based since they require absolute stock price growth before any value is realized.
We believe that this design provides balanced incentives for our Named Executive Officers to drive financial performance and long-term growth. To ensure consistency with our compensation philosophy, the People & Compensation Committee periodically evaluates data that demonstrates the relationship between the reported values of the equity awards granted to our executive officers, the amount of realizable compensation from such awards in subsequent years, and our total shareholder return over the applicable period.
Results of Say on Pay Votes and Board Responsiveness
At our 2025 annual meeting of stockholders, we conducted our annual non-binding stockholder advisory vote on the compensation of our named executive officers, commonly known as a “Say on Pay” vote. Our stockholders approved the Say on Pay proposal with 93.5% of the votes cast in favor of the proposal. As part of our ongoing investor engagement, our Investor Relations team and Chief Financial Officer engage with stockholders to discuss topics of interest to them and to proactively provide key updates to them. The feedback gathered during these conversations helps inform the Board’s thinking, in particular about compensation, governance and disclosure. For example, based in part on stockholder feedback, the weighting of performance goals for PRSUs between TSR and ARR was shifted from 25/75 to 50/50, beginning in 2024, to provide a more evenly balanced mix that is focused on long-term value creation. Also beginning in 2024, our PRSU grants no longer include a +/-10% modifier for achievement of goals around sustainability objectives and people initiatives. Instead, we have added provisions for the inclusion of a non‑financial modifier to our annual cash bonus program (our Trimble OneBonus Plan) that measures performance against pre-defined objectives and key results relating to strategic initiatives and other critical responsibilities of our Named Executive Officers, and potentially modifies their bonuses by +/-10%.
We value the opinions of our stockholders and will continue to consider the outcome of future Say on Pay votes, as well as feedback received throughout the year, when making decisions regarding compensation for our executive officers.
Governance of Executive Compensation Program
Role of the People & Compensation Committee
The People & Compensation Committee discharges many of the responsibilities of our Board relating to the compensation of our executive officers and the non-employee members of our Board. The People &
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Compensation Committee has overall responsibility for overseeing our compensation and benefits policies generally; overseeing and evaluating the compensation plans, policies, and practices applicable to our CEO and our other executive officers; and overseeing the Company’s human capital management activities.
The People & Compensation Committee sets compensation for and makes equity awards to our executive officers, including our CEO and the other Named Executive Officers. The People & Compensation Committee retains a compensation consultant (described below) to provide support to the People & Compensation Committee in its review and assessment of our executive compensation program.
Compensation-Setting Process
The People & Compensation Committee determines the target total direct compensation opportunities for our executive officers. When determining the amount of each compensation element and the target total direct compensation opportunity for our executive officers, the People & Compensation Committee considers the following factors:
•our performance against the financial and operational objectives established by the People & Compensation Committee and our Board;
•each individual executive officer’s skills, experience and qualifications relative to other similarly-situated executives at the companies in our compensation peer group;
•the scope of each executive officer’s role compared to other similarly-situated executives at the companies in our compensation peer group;
•the performance of each individual executive officer, based on an assessment of their contributions to our overall performance, their ability to lead their business unit or function, and their ability to work as part of a team, all of which reflect our core values;
•compensation consistency among our executive officers;
•our financial performance relative to our peers;
•the compensation practices of our compensation peer group and the positioning of each executive officer’s compensation in a ranking of peer company compensation levels; and
•the recommendations provided by our CEO with respect to the compensation of our other executive officers.
These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer.
Compensation Review Cycle
The People & Compensation Committee reviews the base salary levels, annual cash bonus opportunities and long-term incentive compensation opportunities of our executive officers at the beginning of each fiscal year. Any changes in base salary are generally effective in April of each year. We typically award time-based and performance-based equity in March of each year. Our compensation peer group is reviewed and finalized by the People & Compensation Committee during the second half of the year, before the upcoming fiscal year. Other adjustments to executive pay are made during the year as circumstances warrant.
Role of Chief Executive Officer
In discharging its responsibilities, the People & Compensation Committee works with members of our management, including our CEO. Our management assists the People & Compensation Committee by providing information on corporate and individual performance, market compensation data, and management’s perspective on compensation matters. The People & Compensation Committee solicits and reviews our CEO’s recommendations and proposals with respect to adjustments to annual cash compensation, long-term incentive compensation opportunities, program structures, and other compensation-related matters for our executive officers (other than with respect to his own compensation).
The People & Compensation Committee reviews and discusses these recommendations and proposals with our CEO and considers them as one factor in determining the compensation for our executive officers other than our CEO. Our CEO recuses himself from all discussions regarding his own compensation.
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Role of Compensation Consultant
The People & Compensation Committee engages an external compensation consultant to assist in providing information, analysis, and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review. For 2025, the People & Compensation Committee engaged Mercer (US) LLC (“Mercer”), a nationally recognized compensation consulting firm, as its compensation consultant to advise on executive compensation matters.
For 2025, the scope of Mercer’s engagement included:
•reviewing, benchmarking, and analyzing the compensation for our executive officers;
•reviewing our compensation peer group and recommending changes;
•supporting the design and implementation of changes to the executive long-term incentive strategy;
•reviewing our proxy statement disclosure;
•reviewing incentive plans and analyzing share usage;
•presenting trends and regulatory developments;
•participating in People & Compensation Committee meetings; and
•advising on ad hoc matters.
The terms of Mercer’s engagement included reporting directly to the People & Compensation Committee and to the People & Compensation Committee Chair, and coordinating with our management for data collection and job matching for our executive officers. The People & Compensation Committee evaluated Mercer’s independence pursuant to the listing standards of the Nasdaq Stock Market and the relevant SEC rules, and has determined that no conflict of interest has arisen as a result of the work performed by Mercer in 2025. Factors considered by the People & Compensation Committee included:
•other services provided to the Company by the consultant;
•what percentage of the consultant’s total revenue is made up of fees from the Company;
•policies or procedures of the consultant that are designed to prevent a conflict of interest;
•any business or personal relationships between individual consultants involved in the engagement and committee members;
•any shares of the Company’s stock owned by individual consultants involved in the engagement; and
•any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement.
The total amount paid to Mercer for executive compensation services in 2025 was $310,666. Besides Mercer’s work on behalf of the People & Compensation Committee, it and its affiliates also provide other non-executive compensation services to the Company. These other services, which are approved by management who oversee the specific areas of business for which the services are provided, included insurance brokerage and benefits consulting provided by Mercer and other affiliated companies owned by Marsh, the parent company of Mercer. The total amount paid for such services in 2025 was $2,483,871. This includes $780,351 to Marsh, and $1,392,854 to Mercer (excluding the $310,666 for executive compensation consulting) for general benefits counseling provided by a separate, independent team within Mercer. The People & Compensation Committee believes the advice it receives from the individual executive compensation consultants is objective and not influenced by Mercer’s or its affiliates’ other relationships with the Company, because of the procedures Mercer and the People & Compensation Committee have in place, including the following:
•The consultants receive no incentive or other compensation based on the fees charged to the Company for other services provided by Mercer or any of its affiliates;
•The consultants are not responsible for selling other Mercer or affiliate services to the Company;
•Mercer’s professional standards prohibit an individual consultant from considering any other relationships Mercer or any of its affiliates may have with the Company in rendering his or her advice and recommendations; and
•The People & Compensation Committee evaluates the quality and objectivity of the services provided by the consultants each year and determines whether to continue to retain the consultants.
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Competitive Positioning
For purposes of comparing our executive compensation against the competitive market, the People & Compensation Committee reviews and considers the compensation levels and practices of a group of peer companies. This compensation peer group consists of technology companies that are similar to us in terms of revenue, market capitalization, industry, geographical location and number of employees. Our selection of peers also targets companies that are competitors and those with which we compete for talent. Within the technology sector, our peer group includes a relevant profile of companies across a range of technology sub-industries to match the diversity of our businesses. Specific Global Industry Classification Standard (GICS) sub-industries represented by companies included in our peer group include communications equipment, application software, industrial hardware, and electronic equipment and instruments. We compete for executive talent across many lines of business and therefore this diversity in our peer group keeps us informed and better aligned with pay practices across multiple relevant sub-industries.
In developing the compensation peer group for 2025, the following general screening criteria were used to identify comparable companies:
•competitors and other businesses in related industries,
•revenue of approximately 0.5x to 2x our revenue,
•a market capitalization of approximately 0.2x to 5x our market capitalization, and
•business model fit and geographic location and spread.
The People & Compensation Committee reviews our compensation peer group at least annually and adjusts its composition if warranted, taking into account changes in both our business and that of the companies in the peer group. For 2025, a number of changes were made to the peer group to:
•align the median revenue with Trimble’s revenue,
•maintain an appropriate mix of hardware and software companies,
•account for acquisition and divestiture activity of both Trimble and its peers, and
•recognize Trimble’s increasing use of subscription models and focus on growing its ARR.
Two companies were removed from the compensation peer group for 2025 as a result of acquisitions announced or completed in 2024: Juniper Networks (acquired by Hewlett Packard Enterprise) and Splunk (acquired by Cisco). To maintain an appropriate mix of companies primarily focused on hardware or software, ensure representation of Trimble’s Transportation and Logistics sector, maintain a median revenue of the peer group close to Trimble’s revenue, and emphasize Trimble’s focus on growing its ARR, three companies were added: Fair Isaac Corporation, Fortinet, and Vontier Corporation. The resulting compensation peer group used by the People & Compensation Committee to assist with the determination of compensation for our executive officers in 2025 was as follows:

ANSYS	Fair Isaac Corporation	Roper Technologies
Aspen Technology	Fortinet	Samsara
Autodesk	Fortive	SS&C Technologies
Bentley Systems	Keysight Technologies	Synopsys
Cadence Design Systems	PTC	Vontier Corporation
F5	Rockwell Automation	Zebra Technologies
The People & Compensation Committee uses data drawn from our compensation peer group, as well as data from the Mercer Comptryx survey and the Radford Global Technology executive compensation survey, to evaluate the competitive market when determining the total direct compensation packages for our executive officers, including base salary, target annual cash bonus opportunities, and long-term incentive compensation opportunities.
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COMPENSATION COMMITTEE REPORT
The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that it is specifically incorporated by reference into a document filed under such act or under the Securities Act of 1933.
The People & Compensation Committee (which fulfills the role of the “Compensation Committee" as prescribed under SEC rules) has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management, and, based on this review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement and, by reference, in the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2026.
Submitted by the People & Compensation Committee of the Company’s Board of Directors,

Börje Ekholm	Meaghan Lloyd	Ronald S. Nersesian	Johan Wibergh, Chair
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Details of 2025 Executive Compensation
In 2025, the principal elements of our executive compensation program, and the purposes of each element, were as follows:

Compensation Component	Why We Provide it and in What Form	How We Determine the Amount	What is the Intended Outcome

Base Salary	• Consistent with competitive practice; provided in cash.
• Use of compensation peer group and other market compensation data, factoring in responsibilities and performance, with a general philosophy to position base salaries below the market median in favor of at-risk and performance-based compensation.
• Attract and retain highly talented executives by providing market competitive pay aligned to business and leadership experience, responsibilities and performance.
Annual Short- Term Bonus Plan: Trimble OneBonus Plan (“TOP”)	• Establish direct pay-for-performance link. • Drive focus on annual business targets and objectives. • Reflect market competitive practice; provided in cash.
• Use of compensation peer group and other market compensation data within a competitive market median range for a target bonus percentage.
• Payments are performance-based and calculated as a percentage of base salary.
• Within our pay-for-performance framework, we want to motivate our executives to achieve and exceed our annual business goals through the financial structure of TOP.
Long-term Incentives (including PRSUs, RSUs, and Stock Options)
• Establish direct pay-for-performance link.
• Drive focus on the achievement of critical long-term business objectives.
• Align management’s interests with those of our stockholders.
• Foster long-term retention of key executives.
• Reflect market competitive practice; provided through equity awards.

• Use of compensation peer group and other market compensation data within a competitive market median range for annual equity award determination.
• Amount of target annual equity awards also considers executive performance and responsibilities.
• Payouts are performance‑based and contingent on achievement of pre‑established stretch goals.

• Deliver market competitive equity awards that drive a longer-term view of our business and targeted results that align with the interests of our stockholders.
• Increase executive retention.
• Create an effective mix of absolute and relative performance by awarding PRSUs that are aligned to Company financial results and/or total shareholder return (TSR).
• Drive the creation of sustainable long-term value and stock price appreciation.

Executive Benefits and Perquisite Allowance
• CEO and other executives participate in standard health & welfare and retirement benefits, along with our general full-time employee population. Certain eligible executives may participate in the Age & Service Equity Vesting Program.
• No special perquisites provided to executives, other than an optional company-paid annual executive physical exam.

Base Salary
Base salary represents the fixed portion of the compensation of our Named Executive Officers and is an important element of compensation intended to attract and retain highly talented individuals. Using the competitive market data provided by its compensation consultant, the People & Compensation Committee reviews the base salaries for each of our executive officers as part of its annual executive compensation review, and makes adjustments as necessary or appropriate. In addition, the base salaries of our executive officers may be adjusted by the People & Compensation Committee in the event of a promotion or significant change in responsibilities.
Generally, the People & Compensation Committee considers competitive market data to set base salaries. However, we typically position salaries below the market median to provide a greater proportion of executive compensation in the form of at-risk, performance-based compensation. The actual positioning will also be based on the factors described earlier in “Overview of Executive Compensation—Governance of Executive Compensation Program—Compensation-Setting Process.”
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In February 2025, the People & Compensation Committee performed its annual review and adjustment of base salaries. The People & Compensation Committee reviewed competitive positioning relative to our compensation peer group and the other factors described above, including individual performance. In determining the amounts of pay raises, the People & Compensation Committee also gave strong weight to internal equity and alignment.
Based on these considerations, the base salaries of our Named Executive Officers for 2025 were set at the amounts shown in the table below, with comparison to 2024. Mr. Painter maintained the same base salary as the prior year given strong alignment to market benchmarks. Changes for the others were based primarily on market benchmarks used as a reference to assess competitive positioning. For Mr. Sawarynski, who was new in his role the prior year, this resulted in a salary increase of 5.1%. Mr. Bisio’s and Mr. Schwartz’s base salary increased 2.8%, primarily on the basis of competitive positioning and also strong personal performance. Mr. Keating’s salary increased 8.9% in connection with an expansion of his role to include responsibility for the entire Transportation & Logistics sector, and to align his pay more closely with the median of the market benchmarks and internal peers.

Named Executive Officer	2025 Base Salary Rate ($) (1)	2024 Base Salary Rate ($)	Adjustment
Mr. Painter	950,000	950,000	—%
Mr. Sawarynski	472,880	450,000	5.1%
Mr. Bisio	472,880	460,000	2.8%
Mr. Keating	450,000	413,280	8.9%
Mr. Schwartz	472,880	460,000	2.8%
(1)Reflects the annual salary rates approved by the People & Compensation Committee. Annual changes to base salaries, if any, are generally effective in April of each year, although Mr. Keating’s salary was adjusted in the first quarter of 2025 in connection with the expansion of his role. The actual amounts paid to our Named Executive Officers as salary in 2025 are set forth in the “Summary Compensation Table” later in this proxy statement.
Annual Cash Bonuses
Annual cash bonuses are determined under the Trimble OneBonus Plan (“TOP”) and are designed to provide financial incentives for the Company as a whole and our individual business sectors and divisions to meet or exceed annual target levels based on the Company’s operating plans and forecasts. TOP is consistent across a broad employee base, including our executive officers. Awards for our Named Executive Officers are determined based on a formula with predetermined financial measures aligned with the Company’s long-term growth strategy, and a non-financial modifier of up to +/‑10% of the financial measures payout.
Under TOP, target cash bonuses are based on a percentage of each participant’s base salary rate. The base salary amount used for each individual’s payout calculation is determined as the average of the individual’s salary in each of the four quarters of the year. Payouts may range from zero to 2x the target cash bonus depending on the Company’s financial results, as detailed below, with a payout of 0.5x (50%) of target at threshold-level performance, 1x at target performance, and 2x at maximum performance. This result is potentially adjusted by a non-financial modifier that measures performance against pre-defined OKRs for each individual. The modifier can adjust the result for each individual Named Executive Officer by +/-10% (multiplicative), such that the maximum possible payout under TOP was 2.2x (220%) of target.
The target annual cash bonus opportunities for our executive officers, other than our CEO, were recommended to the People & Compensation Committee by our CEO and approved by the People & Compensation Committee. The target annual cash bonus opportunity for our CEO was reviewed with input from the People & Compensation Committee’s independent compensation consultant.
2025 Target Bonus Opportunity
Following an adjustment to Mr. Keating’s target from 60% to 80% of base salary due to expansion of his role and alignment with internal peers, the target and maximum annual cash bonus opportunities for each of our Named Executive Officers for 2025 were as follows:
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Named Executive Officer	2025 target annual cash bonus opportunity (as a percentage of base salary), before modifier (1x)	2025 annual cash bonus opportunity (as a percentage of base salary) at maximum achievement, before modifier (2x)	2025 maximum annual cash bonus opportunity (as a percentage of base salary), with maximum modifier (2.2x)
Mr. Painter	200%	400%	440%
Mr. Sawarynski	80%	160%	176%
Mr. Bisio	80%	160%	176%
Mr. Keating	80%	160%	176%
Mr. Schwartz	80%	160%	176%
Financial Performance Goals
The amount awarded under TOP is determined based on achievement of performance goals that are set at definitive, rigorous and objective levels. The People & Compensation Committee selected revenue, adjusted EBITDA and annualized recurring revenue as the corporate financial performance measures under the 2025 TOP. Adjusted EBITDA and annualized recurring revenue are non-GAAP measures that the Company reports in its Annual Report on Form 10-K, together with a reconciliation of GAAP to non-GAAP financial measures, which is also included in Appendix A to this proxy statement. These measures were selected and weighted to reflect a balance of key Company metrics that measure recurring, sustainable performance and growth. Additional detail on each measure is provided below. Each measure is designed to be scored independently.

Revenue	Adjusted EBITDA	Annualized Recurring Revenue

Revenue reflects our ability to generate income and sustain operations, making it a fundamental indicator of our financial health and growth potential.
Adjusted EBITDA provides a clear view of our operational profitability by excluding non-cash expenses and one-time charges, offering investors a more accurate assessment of our core earnings capacity and financial viability than net income or operating income, its corresponding GAAP measures.

ARR provides insights into customer retention and growth, highlighting our ability to generate consistent income over time, and helping us to manage profitability. Monitoring and optimizing ARR is critical for sustaining growth and ensuring long-term success.

Under TOP, the bonuses for Mr. Painter and Mr. Sawarynski were based on overall corporate performance against these measures. As heads of specific business sectors, Mr. Bisio, Mr. Keating and Mr. Schwartz have plan measures that are based in part on these same overall corporate measures and in part on performance of their respective sectors. The sector performance measures were revenue or bookings (measured by the annual contract value of new or renewed customer contracts), operating income, and ARR. For 2025, some of the targets for these measures were set lower than or just above results in 2024, due to factors including (i) the impact of divestitures, (ii) changes to how we internally define bookings, and (iii) the fact that fiscal 2024 included a 53rd week.
The following table shows the results against targets in 2025 for the corporate financial performance metrics. As prescribed by TOP, actual results were adjusted to account for amounts attributable to certain acquisitions or divestitures and currency fluctuations, in order to more closely reflect organic results. Based on the results, the formula yielded a payout rate of 1.386x, or 138.6% of target bonus opportunity.

(Dollars in millions)		Threshold (0.5x) ($)	Target (1x) ($)	Maximum (2x) ($)	Results ($)	Payout rates
Corporate targets	weight
Revenue	20%	3,298	3,435	3,607	3,517	1.48
Adjusted EBITDA	40%	900	968	1,055	1,035	1.77
ARR	40%	2,246	2,340	2,434	2,333	0.96
Combined corporate payout rate (weighted average of corporate payout rates)						1.386
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The following table shows the results against targets in 2025 for the Field Systems sector performance metrics, applicable to Mr. Bisio. As prescribed by TOP, actual results were adjusted to account for amounts attributable to mid‑year changes in reporting segments and to currency fluctuations, in order to more closely reflect organic results. Based on the results, the formula yielded a payout rate of 1.689x, or 168.9% of target bonus opportunity.

(Dollars in millions)		Threshold (0.5x) ($)	Target (1x) ($)	Maximum (2x) ($)	Results ($)	Payout rates
Field Systems sector targets	weight
Revenue	25%	1,348	1,404	1,474	1,471	1.96
Operating Income	50%	436	459	500	492	1.80
ARR	25%	355	370	385	390	2.00
							weight
Combined sector payout rate (weighted average of Field Systems payout rates)						1.891	60%
Combined corporate payout rate (from Corporate targets table above)						1.386	40%
Weighted average of Field Systems sector payout rate and corporate payout rate						1.689
The following table shows the results against targets in 2025 for the Transportation and Logistics sector performance metrics, applicable to Mr. Keating. As prescribed by TOP, actual results were adjusted to account for amounts attributable to mid‑year changes in reporting segments and to currency fluctuations, in order to more closely reflect organic results. Based on the results, the formula yielded a payout rate of 1.028x, or 102.8% of target bonus opportunity.

(Dollars in millions)		Threshold (0.5x) ($)	Target (1x) ($)	Maximum (2x) ($)	Results ($)	Payout rates
T&L sector targets	weight
Bookings (annual contract value)	25%	76	84	92	88	1.47
Operating Income	40%	119	125	136	119	0.50
ARR	35%	477	497	522	483	0.63
							weight
Combined sector payout rate (weighted average of T&L payout rates)						0.790	60%
Combined corporate payout rate (from Corporate targets table above)						1.386	40%
Weighted average of T&L sector payout rate and corporate payout rate						1.028
The following table shows the results against targets in 2025 for the AECO sector performance metrics, applicable to Mr. Schwartz. As prescribed by TOP, actual results were adjusted to account for amounts attributable to certain acquisitions or divestitures and to currency fluctuations, in order to more closely reflect organic results. Based on the results, the formula yielded a payout rate of 1.332x, or 133.2% of target bonus opportunity.

(Dollars in millions)		Threshold (0.5x) ($)	Target (1x) ($)	Maximum (2x) ($)	Results ($)	Payout rates
AECO sector targets	weight
Bookings (annual contract value)	30%	299	313	327	314	1.10
Operating Income	35%	445	478	512	510	1.94
ARR	35%	1,411	1,470	1,529	1,449	0.82
							weight
Combined sector payout rate (weighted average of AECO payout rates)						1.296	60%
Combined corporate payout rate (from Corporate targets table above)						1.386	40%
Weighted average of AECO sector payout rate and corporate payout rate						1.332
Non-financial modifier
The financial performance goals are based entirely on the Company’s financial performance (either company-wide or by sector). For executive officers, the resulting payout may then be modified by a non-financial modifier of up to +/‑10% (multiplicative) of the financial-performance payout rate. The non-financial modifier allows for structured discretion to evaluate individual performance against pre-defined OKRs relating to strategic initiatives
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and other critical responsibilities of our Named Executive Officers. Although the Company achieved a strong year in 2025, a review of the executive team’s performance concluded that the resulting bonus payouts were appropriate based on individual results, and therefore, no additional adjustments were recommended.
Bonus Payouts in 2025
Based on these payout rates, the annual cash bonuses earned by our Named Executive Officers under TOP for performance in 2025 were as follows:

Named Executive Officer	2025 target annual cash bonus ($) (1)	Payout rate, based on financial results (2)	Non-financial modifier (+/-%)	Resulting percentage of target bonus paid (2)	2025 actual annual cash bonus ($)
Mr. Painter	1,900,000	138.6%	—%	138.6%	2,633,443
Mr. Sawarynski	373,728	138.6%	—%	138.6%	517,995
Mr. Bisio	375,728	168.9%	—%	168.9%	634,633
Mr. Keating	360,000	102.8%	—%	102.8%	370,129
Mr. Schwartz	375,728	133.2%	—%	133.2%	500,401
(1)    Based on a quarterly average base salary in fiscal 2025, and the target percentage opportunity set forth earlier. As a result of the use of a quarterly average, the base salary component used for the calculation may differ from the amounts of base salary shown under “Base Salary” above.
(2) The “Payout rate based on financial results” and the “Resulting percentage of target bonus paid” columns are presented on a rounded basis.
Long-Term Incentive Compensation
We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our executive officers to create long-term value for our stockholders. Equity awards also help us retain qualified executive officers in a competitive market.
Long-term incentive compensation opportunities in the form of equity awards are determined and granted by the People & Compensation Committee. The amount and forms of these equity awards are determined by the People & Compensation Committee after considering the factors described earlier under “Overview of Executive Compensation.” The amounts of the equity awards are also intended to provide competitively-sized awards and resulting target total direct compensation opportunities within a competitive range of the market median relative to our compensation peer group, Mercer survey data, and Radford survey data for similar roles and positions for each of our executive officers, taking into consideration business results, internal equity, experience and individual performance.
Components of 2025 Long-Term Incentive Compensation
In 2025, the People & Compensation Committee determined the long-term incentive equity awards to be granted to our executive officers over the annual cycle would be a mix of performance-vesting PRSUs, time-vesting RSUs and Stock Options. The mix of annual awards, in terms of the total annual target LTI equity value granted to each Named Executive Officer, was approximately 50% PRSUs, 37.5% RSUs and 12.5% Stock Options, except for our CEO, Mr. Painter, for whom the mix was 60% PRSUs, 25% RSUs and 15% Stock Options.
•PRSUs. The People & Compensation Committee determined that PRSU awards granted in 2025 would be based on achievement of goals for relative TSR, to align outcomes to the market, and goals for annualized recurring revenue, to align outcomes to driving business results, with equal weighting between these goals, and both goals measured over three years. For the TSR payout rate, a new maximum of 300% was added in 2025, should Trimble’s TSR be the highest in the index. The maximum ARR payout
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rate remains at 200%, such that the maximum combined average payout rate is 250%, or 2.5x the target number of units, as shown by the following formula:

Target Units	×	(	TSR payout rate (50% of formula)	+	ARR payout rate (50% of formula))	=	PRSU Payout (up to 2.5x the number of target units)
The TSR payout rate is based on relative total shareholder return over three years, from January 1, 2025 to December 31, 2027. The payout curve provides that at a threshold level of performance (TSR at the 25th percentile), the TSR payout rate will be 50%; for target performance (TSR at the 50th percentile), the TSR payout rate will be 100%; for TSR at the 75th percentile, the TSR payout rate will be 200%; and at the maximum level of performance (if Trimble’s TSR is the highest in the index), the TSR payout rate will be 300%; with linear interpolation applied between these defined points. The total shareholder return of both Trimble and the S&P 500 constituents is measured using a 90-trading-day average at the start and the end of the performance period, which reduces the effect of daily stock market volatility on these measurements.
The ARR payout rate is based on growth in annualized recurring revenue over three years, from the beginning of fiscal 2025 to the end of fiscal 2027, with performance goals approved by the People & Compensation Committee that are set at definitive, rigorous and objective levels so as to require significant effort and achievement by our executive team. The payout curve provides that any performance below a threshold level will yield an ARR payout rate of 0%; performance at target will yield an ARR payout rate of 100%; and at the maximum level of performance, the ARR payout rate will be 200%; with linear interpolation applied between these defined points.
The TSR and ARR payout rates are then combined by adding 50% of the TSR payout rate and 50% of the ARR payout rate. The target number of units is then multiplied by the combined payout rate to determine the payout upon vesting. The PRSU awards will vest on April 15, 2028.
•RSUs. The time-based portion of the long-term incentive compensation value granted to our Named Executive Officers was delivered in the form of time-based RSU awards. The RSU awards vest over three years in equal annual installments. This aligns with our goals of executive retention and long-term stock price appreciation.
•Stock Options. Stock Options complement the PRSU and RSU awards to provide a balanced, market‑aligned total compensation package and promote an even greater degree of alignment with stockholder interests. The Stock Options vest over a three-year period in equal annual installments. We consider Stock Options to be stockholder aligned and performance-based given absolute stock price growth is required before any value is realized. The option exercise price is equal to the closing price on the date of grant. The options have a term of 10 years from the grant date.
The People & Compensation Committee approved the mix of 2025 long-term incentive equity awards based on an assessment of our compensation objectives and historical practice, input from the People & Compensation Committee’s independent compensation consultant, and market practice among companies in our compensation peer group. We believe that the mix of time- and performance-based vesting equity awards is competitive with applicable market practice. The People & Compensation Committee determined through peer group analysis that the equity awards to our CEO would include a greater weighting on performance-based compensation than for our other Named Executive Officers, in order to align with peer companies and our pay-for-performance focus.
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Equity Awards in 2025
The People & Compensation Committee approved the following aggregate equity awards for our Named Executive Officers in 2025. The target LTI values for Mr. Schwartz, and to a lesser extent, Mr. Painter, were increased from the prior year to improve competitive positioning relative to market benchmarks.

Named Executive Officer	RSU awards (# of shares)	PRSU awards (# of shares at target)	Stock Option awards (# of shares underlying options)	Aggregate grant date fair value (as shown in Summary Compensation Table) (1) ($)
Mr. Painter	45,852	110,046	82,522	15,542,501
Mr. Sawarynski	15,872	21,162	15,870	3,464,067
Mr. Bisio	15,872	21,162	15,870	3,464,067
Mr. Keating	6,349	8,466	6,348	1,385,752
Mr. Schwartz	17,988	23,984	17,986	3,925,961
(1)    Information regarding the valuation of the equity awards is provided in the footnotes to the “Executive Compensation Tables” set forth later in this proxy statement.
Certain Awards Granted in Prior Years
As described below, our Named Executive Officers received PRSU awards in prior years that vested in 2025. In 2022, each of our Named Executive Officers received PRSU awards with goals based on certain corporate performance measures (“2022 Corporate PRSUs”), which vested in 2025. In 2023, Mr. Keating received a PRSU award with goals based on certain performance measures for the Transporeon business unit (“2023 Transporeon PRSUs”), a portion of which also vested in 2025. In addition, each of our Named Executive Officers received PRSU awards in 2023 (“2023 Corporate PRSUs”) that vested after the end of 2025 but included some performance measures that concluded in 2025, so we have provided information regarding those awards as well.
2022 Corporate PRSUs
Mr. Painter, Mr. Bisio, Mr. Keating, and Mr. Schwartz received PRSU awards in 2022 with performance goals for relative TSR and annualized recurring revenue, or ARR, weighted equally, and a modifier that adjusts the TSR/ARR results by +/-10% based on achievement of additional goals. Mr. Sawarynski received a similar award but since the TSR goals and the modifier were only applicable to executive officers and he was not an executive officer in 2022, his award did not include the TSR goals or the modifier.
The awards provide that up to 200% of the target number of shares may be earned at maximum achievement of both the TSR goals and the ARR goals, with up to an additional +10% (multiplicative), or a total of 220%, at maximum achievement of the modifier, subject to a cap on the final payout at 200% unless TSR performance in the period is within the top quartile of the S&P 500. Mr. Sawarynski’s award was based solely on the ARR goals, with a maximum achievement of 200% of the target number of shares.
The TSR goal was based on relative total shareholder return over three years, from April 1, 2022 to March 31, 2025, ranked against the S&P 500 Index. The ARR goal was based on the cumulative annual growth rate (“CAGR”) in annualized recurring revenue, or ARR, over three fiscal years, from January 1, 2022 to January 3, 2025. The chart below shows the payout rate for each portion of the awards based on actual results as compared to the threshold, target, and maximum amounts.

	Threshold	Target	Maximum	Results	Weight
TSR percentile goals	25th	50th	75th	26th
Payout rates	50%	100%	200%	51.8%	50%

ARR CAGR goals	5%	11%	17%	14.4%
Payout rates	0%	100%	200%	156.5%	50%

Combined payout rate (weighted average), before modifier:				104.1%
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The modifier for these awards was based one-half on progress towards our goals for carbon emissions reduction and one-half on progress on people initiatives, both measured over the three calendar years from January 1, 2022 to December 31, 2024. (Beginning in 2024, our PRSU grants no longer include this modifier.) At target, each of the two components would contribute 0% to the modifier, with under-performance contributing a negative amount of as much as -5% and over-performance contributing a positive amount of up to +5%, for a total of up to +/-10%. Performance on carbon emissions exceeded target reductions and contributed +0.63% to the modifier, while performance on the people initiatives was below target and contributed -3.70% to the modifier. Adding the contributions from both components yielded a combined modifier of -3.07%. The formula below shows the application of the modifier to obtain the final payout rate.

Combined ARR and TSR payout rate		Modifier		Final payout rate

104.1%	x	(100% - 3.07%)	=	100.9%
The table below shows the number of shares issued for these awards based on the final payout rate.

Named Executive Officer	Target number of shares	Number of shares earned
Mr. Painter	105,324	106,322
Mr. Sawarynski (1)	2,047	3,203
Mr. Bisio	10,238	10,335
Mr. Keating	5,302	5,352
Mr. Schwartz	5,668	5,722
(1)    Mr. Sawarynski’s award was based solely on ARR and did not include the TSR goals or the modifier, so his number of shares earned is the target number of shares times the ARR payout rate.
2023 Transporeon PRSUs
Mr. Keating received a PRSU award in 2023 with performance goals for bookings, operating income, and run rate revenue for the Transporeon business unit, with each of the three goals weighted equally. The award vests in three tranches, measuring performance over each of fiscal 2024, 2025, and 2026, in each case with vesting occurring on March 31 of the following year. For the first tranche, with vesting in 2025, performance in 2024 against the operating income goal was above threshold but below target, resulting in a payout rate of 59.4% for that goal, while performance on the bookings and run rate revenue goals were below threshold, resulting in 0% payouts for those goals, and yielding a combined payout rate for the three goals of 19.8%. The table below shows the number of shares earned for this award in 2025, based on performance in 2024.

Named Executive Officer	Target number of shares	Number of shares earned
Mr. Keating	11,770	2,331
2023 Corporate PRSUs
Each of our Named Executive Officers received PRSU awards in 2023 with the same structure as the 2022 Corporate PRSUs except that the weighting was 25% for the TSR goals and 75% for the ARR goals. For these 2023 Corporate PRSUs, Mr. Sawarynski’s award did not include the TSR goals but did include the modifier. Although these 2023 Corporate PRSUs did not vest until March 31, 2026, the awards included some performance measurements that concluded in 2025, so we are providing information regarding the results against their performance criteria below.
The TSR goal was based on relative total shareholder return over three years, from April 1, 2023 to March 31, 2026, ranked against the S&P 500 Index. The ARR goal was based on the CAGR of ARR over three fiscal years, from December 31, 2022 to January 2, 2026. The chart below shows the payout rate for each portion of the awards based on actual results as compared to the threshold, target, and maximum amounts.
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	Threshold	Target	Maximum	Results	Weight
TSR percentile goals	25th	50th	75th	51st
Payout rates	50%	100%	200%	102.2%	25%

ARR CAGR goals	5%	11%	17%	13.2%
Payout rates	0%	100%	200%	136.4%	75%

Combined payout rate (weighted average), before modifier:				127.9%
The modifier for the awards was based one-half on progress towards our goals for carbon emissions reduction and one-half on progress on people initiatives, both measured over the three calendar years from January 1, 2023 to December 31, 2025. (Beginning in 2024, our PRSU grants no longer include this modifier.) Performance on carbon emissions exceeded the maximum goal for reductions and thus contributed 5% to the modifier, while performance on the people initiatives was below target, contributing -1.13% to the modifier. Adding the contributions from both components yielded a combined modifier of +3.87%. The formula below shows the application of the modifier to obtain the final payout rate.

Combined ARR and TSR payout rate		Modifier		Final payout rate

127.9%	x	(100% + 3.87%)	=	132.8%
The table below shows the number of shares issuable for these awards based on the final payout rate.

Named Executive Officer	Target number of shares	Number of shares earned
Mr. Painter	141,343	187,746
Mr. Sawarynski (1)	2,749	3,895
Mr. Bisio	13,741	18,252
Mr. Keating	7,361	9,778
Mr. Schwartz	10,797	14,342
(1)    Mr. Sawarynski’s award did not include the TSR goals, so his number of shares earned is the target number of units times the ARR payout rate and the modifier.
Other Executive Compensation Matters
Welfare and Health Benefits
Our executive officers are eligible to receive the same employee benefits that are generally available to all of our full-time employees, subject to the satisfaction of certain eligibility requirements. These benefits (which vary by country/region), include health and wellness benefits, life insurance and disability benefits, flexible savings accounts, paid time off, parental and family leave, and various support and assistance programs. In addition, our employees, including our executive officers, are eligible to participate in our Section 401(k) retirement plan, under which participants in general may receive up to $4,000 per year in matching Company contributions, and our Employee Stock Purchase Plan, under which participants may purchase shares of Company stock at a discount, at regular intervals.
In late 2022, the People & Compensation Committee approved the use of an external vendor to conduct a comprehensive annual executive physical exam for certain executives, including each of our Named Executive Officers. The People & Compensation Committee determined it was important that our most senior leaders prioritize their own health in the best interests of our continued success. In 2025, payments for this benefit were made on behalf of Mr. Painter and Mr. Keating in the amounts of $7,301 and $6,079, respectively.
Certain of the Company’s executive officers, including each of the Named Executive Officers, are eligible to participate in a post-employment equity vesting arrangement (see the description under “Post-Employment Compensation—Trimble Age & Service Equity Vesting Program” later in this proxy statement). Certain of our Named Executive Officers have also participated in our Non-Qualified Deferred Compensation Plan (which has
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since been suspended), as discussed later in this proxy statement. In addition, we pay basic life insurance premiums on behalf of our Named Executive Officers, as part of our general death benefits for full-time employees.
In structuring these benefit programs, we seek to provide an aggregate level of benefits that are comparable to those provided by similar companies.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our executive officers except as generally made available to our employees. During 2025, none of our Named Executive Officers received perquisites or other personal benefits that were $10,000 or more for any individual.
In the future, we may provide perquisites or other personal benefits, subject to review and approval by the People & Compensation Committee.
Employment Arrangements
We have entered into written employment offer letters with each of our executive officers, including our Named Executive Officers. In filling each of our executive positions, we recognize the need to develop competitive compensation packages to attract qualified candidates in a dynamic labor market. At the same time, in formulating these compensation packages, we were sensitive to the need to integrate new executive officers into the executive compensation structure that we were seeking to develop, balancing both competitive and internal equity considerations. Each of these arrangements provides for “at will” employment.
Executive Severance and Change-in-Control Compensation Arrangements
We have entered into executive severance and change-in-control severance agreements (the “Severance Agreements”) with each of our executive officers, including our Named Executive Officers. The post-employment compensation arrangements provided under the Severance Agreements are intended to supersede any post-employment arrangements provided to the Named Executive Officers in their employment agreements or offer letters. We believe that these arrangements are designed to align the interests of our executive officers and our stockholders when considering our long-term future. The primary purpose of these arrangements is to keep our most senior executive officers focused on pursuing all corporate transaction activity that is in the best interests of our stockholders regardless of whether those transactions may result in their own job loss. Reasonable post-acquisition payments and benefits should serve the interests of both the executive officer and our stockholders.
We also believe that having in place reasonable and competitive post-employment compensation arrangements is essential to attracting and retaining highly qualified executive officers. The Severance Agreements are designed to provide reasonable compensation to executive officers who leave our employ under certain circumstances, to facilitate their transition to new employment. Further, in some instances, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.
The People & Compensation Committee does not consider the specific amounts payable under the executive severance and change-in-control severance arrangements when establishing annual compensation. We do believe, however, that these arrangements are necessary to offer compensation packages that are competitive.
For detailed descriptions of the post-employment compensation arrangements we maintain with our Named Executive Officers, as well as an estimate of the potential payments and benefits payable under these arrangements, see “Post-Employment Compensation” later in this proxy statement.
Other Compensation Policies and Practices
Stock Ownership Policy
We maintain a stock ownership policy for our executives, along with stock ownership guidelines for members of our Board, to further align their respective interests with the interests of our stockholders, and to further promote our commitment to sound corporate governance. (For the guidelines applicable to the members of our Board, see “Non‑Employee Director Compensation—Non-Employee Director Stock Ownership Guidelines.”)
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The stock ownership policy for our executive officers (as defined under SEC rules) requires each officer to own a minimum number of shares of our common stock equal to a multiple of his or her annualized base salary. Effective November 2022, our Board modified the stock ownership policy for executives to increase the threshold stock ownership requirements and to introduce a stock retention requirement. The guidelines require our executive officers to maintain ownership in the Company’s stock equal to a multiple of their base salary. The multiple of base salary for the CEO is 8x (increased from 5x), for other executive officers besides the Chief Accounting Officer is 3x (increased from 2x), and for the Chief Accounting Officer is 2x (increased from 1x). Our executives have five years to achieve these levels of stock ownership, subject to the new stock retention policy if the threshold ownership level has not yet been achieved. The current threshold ownership levels are set forth below:

Position	Multiple of Base Salary
CEO	8x
Other executive officers	3x
Chief Accounting Officer	2x
Shares owned indirectly are counted toward the ownership guidelines, provided there is an economic interest in the shares. Shares subject to time-based RSUs are counted toward the ownership guidelines, whether vested or unvested, but shares subject to unexercised options and unearned PRSUs are not counted toward the ownership guidelines. The shares needed for an executive to meet the minimum ownership level may be accumulated during the first five years from the date they assume one of the roles listed or from the effectiveness of the new ownership requirements, whichever is later. Until that ownership requirement is attained, covered executives must retain 50% of their after-tax shares acquired upon exercise or vesting of an equity award. As of the Record Date, each of our executive officers, including the Named Executive Officers, to whom the minimum ownership levels apply, has achieved their respective required ownership levels.
Compensation Recovery (“Clawback”) Policy
In May 2017, the Board adopted the Trimble Inc. Incentive Compensation Recoupment Policy, which was amended in September 2023 (such policy, as amended, the “Clawback Policy”). The Clawback Policy includes both (1) a mandatory recovery element applicable to our current and former executive officers who are subject to Section 16 of the Exchange Act (“Section 16 officers”) to comply with the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Nasdaq listing standards regarding recovery of erroneously awarded compensation in the event of an accounting restatement on a “no fault” basis and (2) a discretionary element that permits the Company to seek recovery or forfeiture of Additional Compensation (as defined below) over a three-year look-back period awarded to our current and former Section 16 officers if they committed certain misconduct that directly caused or materially contributed to the need for an accounting restatement. “Additional Compensation” means compensation that is received by a current or former Section 16 officer during the applicable look-back period, whether cash- or equity-based (including, without limitation, time-based and performance-based equity awards), which may be discretionary or performance-based, but not including salary or employee retirement, welfare benefits and not including compensation recoverable under the mandatory recovery aspect of the Clawback Policy. Each of our Section 16 officers is required to sign an acknowledgment of the Clawback Policy. The Clawback Policy was filed as Exhibit 10.1 to the Company’s quarterly report on Form 10-Q for the quarter ended September 29, 2023.
Policy Prohibiting Hedging or Pledging of Company Securities
We have a policy that prohibits all hedging or monetization transactions that could result in an employee, including an executive officer, or a member of our Board to continue to own the covered securities at issue, but without the full risks and rewards of ownership. If that were to occur, the employee or director may no longer have the same objectives as our other stockholders. We consider it improper and inappropriate for our employees, including our executive officers, to engage in such transactions, and have expressly prohibited directors, employees and their designees from purchasing financial instruments, or otherwise engaging in transactions, that hedge or offset any decrease in the market value of our equity securities, under our Insider Trading Policy, a copy of which was filed as Exhibit 19.1 to our Annual Report on Form 10-K for fiscal 2025. Our Insider Trading Policy and related procedures are designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq Listing Standards.
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While use of Company securities as collateral for margin accounts or other transactions does not directly create a misalignment with stockholders’ interests, it raises potential risks to stockholder value, particularly if the pledge is significant. Based on these potential risks, we have prohibited pledging transactions as well.
Equity Grant Timing Practices
The Company does not time equity awards in coordination with the release of material non-public information. Annual equity awards are granted as of the date of the People & Compensation Committee’s March meeting, and grants to any newly hired or promoted executives are made on the date of hire or promotion. We do not grant any form of equity compensation in anticipation of the release of material non-public information, and similarly, we do not time the release of material non-public information based on equity award grant dates for the purpose of affecting the value of any equity award. The People & Compensation Committee also does not take material non-public information into account when determining the timing and terms of equity award grants; provided, that, if material non-public information became known to the People & Compensation Committee prior to granting an equity award, it may take the existence of such information into consideration and use its business judgment to determine whether to delay the grant of equity.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Under Section 162(m) of the Internal Revenue Code of 1986, the Company’s tax deduction for compensation of certain “covered employees” is generally limited to $1 million per taxable year for each covered employee. Section 162(m) applies to each employee who serves as the Company’s principal executive officer or principal financial officer during the taxable year, each other officer of the Company who is among the three most highly compensated officers during such taxable year, and any other employee who was a covered employee of the Company for any preceding taxable year beginning after December 31, 2016. The American Rescue Plan Act of 2021 (ARPA) further expanded the scope of a “covered employee” under Section 162(m) and such expanded scope is scheduled to take effect in taxable years beginning after December 31, 2026.
The Company has awarded, and may continue to award, compensation that it considers appropriate which does not qualify for deductibility under Section 162(m).
Accounting for Stock-Based Compensation
We follow FASB ASC Topic 718 for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee members of our Board, including options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.
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EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table sets forth the compensation information for the 2025, 2024, and 2023 fiscal years for each of the Named Executive Officers.

SUMMARY COMPENSATION TABLE — 2025, 2024, and 2023
Name and Principal Position	Year (1)	Salary (2) ($)	Stock awards (3)(4) ($)	Option awards (4) ($)	Non-equity incentive plan compensation (5) ($)	All other compensation (6) ($)	Total ($)
Robert G. Painter	2025	950,000	13,311,864	2,230,637	2,633,443	4,000	19,129,944
President and Chief Executive Officer	2024	950,000	12,412,827	2,224,330	3,347,714	4,000	18,938,871
	2023	950,000	10,595,669	2,084,098	1,320,338	4,537	14,954,642
Phillip Sawarynski	2025	467,600	3,035,088	428,979	517,995	4,000	4,453,662
Chief Financial Officer	2024	430,493	3,241,051	339,825	549,559	4,000	4,564,928

Ronald J. Bisio	2025	469,908	3,035,088	428,979	634,633	4,000	4,572,608
Senior Vice President	2024	457,692	3,096,527	463,412	545,642	4,000	4,567,273
	2023	439,299	1,258,649	202,616	324,966	4,400	2,229,930
Chris Keating	2025	448,588	1,214,160	171,592	370,129	4,000	2,208,469
Senior Vice President

Mark Schwartz	2025	469,908	3,439,785	486,176	500,401	4,000	4,900,270
Senior Vice President	2024	457,692	3,096,527	463,412	698,277	4,000	4,719,908

(1)Mr. Sawarynski, Mr. Keating, and Mr. Schwartz became Named Executive Officers in 2024, 2025, and 2024, respectively.
(2)The amounts shown are for amounts of salary earned in each year, which generally differ from base salary rates for a number of reasons, such as mid-year base salary adjustments.
(3)The amounts shown in this column for 2025 include RSUs as well as PRSUs that are valued assuming target performance levels. Assuming maximum performance was achieved for the PRSUs, the grant date value of the PRSUs would be as follows: Mr. Painter $18,531,746, Mr. Sawarynski $3,563,681, Mr. Bisio $3,563,681, Mr. Keating $1,425,674, and Mr. Schwartz $4,038,906. (Note that these amounts are calculated based on the number of shares issuable upon maximum achievement and the grant date stock price. Accordingly, these maximum amounts are not a fixed multiple of the grant date fair value shown in the “Grants of Plan-Based Awards” table, which uses a Monte Carlo valuation model for the portions of the awards that are based on total shareholder return.) Adding the foregoing maximum numbers for PRSUs to the grant date values for RSUs, the aggregate value of the stock awards at maximum performance would be: Mr. Painter $21,620,337, Mr. Sawarynski $4,632,819, Mr. Bisio $4,632,819, Mr. Keating $1,853,343, and Mr. Schwartz $5,250,578.
(4)The fair values of stock awards were calculated in accordance with FASB ASC Topic 718. See Note 3 to the following table, “Grants of Plan-Based Awards—2025,” for details regarding the calculation of fair values.
(5)Consists of cash bonuses earned under the Trimble OneBonus Plan (TOP).
(6)Consists of items not reportable in other columns of the table. For 2025, the amounts reported consist solely of the Company’s matching 401(k) plan contributions, and exclude any amounts for perquisites and other personal benefits, as the total value of all such perquisites and personal benefits for each Named Executive Officer was less than $10,000.
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Grants of Plan-Based Awards
The table below lists the plan-based awards for each of the Named Executive Officers during the fiscal year ended January 2, 2026.

GRANTS OF PLAN-BASED AWARDS — 2025
Name	Award type (1)	Grant date	Estimated future payouts under non-equity incentive plan awards (2)			Estimated possible payouts under equity incentive plan awards			All other stock awards: number of shares of stock or units (#)	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/share)	Grant date fair value of stock and option awards (3) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert G. Painter	Cash Incentive		171,000	1,900,000	4,180,000
	RSU Award	3/12/2025							45,852			3,088,591
	PRSU Award	3/12/2025				27,512	110,046	275,115				10,223,273
	Option Award	3/12/2025								82,522	67.36	2,230,637
Phillip Sawarynski	Cash Incentive		33,636	373,728	822,202
	RSU Award	3/12/2025							15,872			1,069,138
	PRSU Award	3/12/2025				5,291	21,162	52,905				1,965,950
	Option Award	3/12/2025								15,870	67.36	428,979
Ronald J. Bisio	Cash Incentive		13,526	375,728	826,602
	RSU Award	3/12/2025							15,872			1,069,138
	PRSU Award	3/12/2025				5,291	21,162	52,905				1,965,950
	Option Award	3/12/2025								15,870	67.36	428,979
Chris Keating	Cash Incentive		12,960	360,000	792,000
	RSU Award	3/12/2025							6,349			427,669
	PRSU Award	3/12/2025				2,117	8,466	21,165				786,492
	Option Award	3/12/2025								6,348	67.36	171,592
Mark Schwartz	Cash Incentive		13,526	375,728	826,602
	RSU Award	3/12/2025							17,988			1,211,672
	PRSU Award	3/12/2025				5,996	23,984	59,960				2,228,113
	Option Award	3/12/2025								17,986	67.36	486,176
(1)The time‑based RSU awards and the option awards vest over three years, with one third vesting on each anniversary of the “vesting start date”, which is April 15, 2025 for all such awards in the table. The material terms of the PRSU awards are described in “Compensation Discussion and Analysis” above, under the section “Details of 2025 Executive Compensation—Long-Term Incentive Compensation.”
(2)Under TOP for 2025, the annual target cash incentive opportunity was a percentage of base salary (based on a quarterly average during the year), which was 200% for Mr. Painter and 80% for the other Named Executive Officers, subject in each case to a non-financial modifier of up to +/-10% of the vesting outcome for the financial measures. No payout is guaranteed under TOP. Below threshold performance, the payout is 0%. Threshold payout for a given metric is 0.5x (50%) of target, subject to a reduction of 10% for the non-financial modifier. The maximum payout is 2x (200%) of target plus up to an additional 10% for the non-financial modifier, such that the maximum payout under TOP is 220% of target.
(3)The fair values of stock awards were calculated in accordance with FASB ASC Topic 718. The fair value of the time-based RSU awards is determined using the closing price of our common stock on the date of grant. The fair value of the performance-based PRSU awards is determined by the probable achievement of the underlying performance goals as of the grant date and, for the awards based on total shareholder return, by using a Monte Carlo valuation model. The fair value of the options is determined by the Black-Scholes valuation model. For a description of the assumptions used in determining the value of stock awards, please refer to “Note 15: Employee Stock Benefit Plans” of the Company’s Annual Report on Form 10-K filed on February 25, 2026.
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Outstanding Equity Awards at Fiscal Year-End
The table below shows the stock options and stock awards outstanding for each of the Named Executive Officers as of the fiscal year ended January 2, 2026.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END — 2025
Name	Grant Date			Option awards				Stock awards
				Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($) (1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (2)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (1)
Robert G. Painter	3/21/2023	(3)		70,671	35,336	49.90	3/21/2033
	3/21/2023	(4)						19,631	1,537,696
	3/21/2023	(5)	(A)							233,215	18,267,762
	3/21/2023	(6)	(A)							77,739	6,089,312
	3/19/2024	(3)		28,953	57,906	63.47	3/19/2034
	3/19/2024	(4)						32,170	2,519,876
	3/19/2024	(7)	(B)							57,906	4,535,777
	3/19/2024	(8)	(A)							115,812	9,071,554
	3/12/2025	(3)		—	82,522	67.36	3/12/2035
	3/12/2025	(4)						45,852	3,591,587
	3/12/2025	(9)	(C)							0	—
	3/12/2025	(10)	(A)							165,069	12,929,855
Phillip Sawarynski	1/17/2023	(4)						656	51,384
	3/21/2023	(4)						1,374	107,625
	3/21/2023	(5)	(A)							6,048	473,724
	1/16/2024	(4)						12,858	1,007,167
	3/19/2024	(3)		4,423	8,847	63.47	3/19/2034
	3/19/2024	(4)						8,847	692,986
	3/19/2024	(7)	(B)							8,847	692,986
	3/19/2024	(8)	(A)							17,694	1,385,971
	3/12/2025	(3)		—	15,870	67.36	3/12/2035
	3/12/2025	(4)						15,872	1,243,254
	3/12/2025	(9)	(C)							0	0
	3/12/2025	(10)	(A)							31,743	2,486,429
Ronald J. Bisio	3/21/2023	(3)		6,870	3,436	49.90	3/21/2033
	3/21/2023	(4)						3,436	269,142
	3/21/2023	(5)	(A)							22,673	1,775,992
	3/21/2023	(6)	(A)							7,557	591,940
	3/19/2024	(3)		6,032	12,064	63.47	3/19/2034
	3/19/2024	(4)						11,580	907,061
	3/19/2024	(7)	(B)							12,064	944,973
	3/19/2024	(8)	(A)							24,128	1,889,946
	3/12/2025	(3)		—	15,870	67.36	3/12/2035
	3/12/2025	(4)						15,236	1,193,436
	3/12/2025	(9)	(C)							0	0
	3/12/2025	(10)	(A)							31,743	2,486,429
Chris Keating	3/21/2023	(3)		3,680	1,841	49.90	3/21/2033
	3/21/2023	(4)						1,841	144,206
	3/21/2023	(5)	(A)							12,146	951,412
	3/21/2023	(6)	(A)							4,048	317,080
	12/6/2023	(11)	(C)							0	0
	3/19/2024	(3)		1,809	3,620	63.47	3/19/2034
	3/19/2024	(4)						3,620	283,555
	3/19/2024	(7)	(B)							3,619	283,476
	3/19/2024	(8)	(A)							7,238	566,953
	7/8/2024	(11)	(C)							0	0
	3/12/2025	(3)		—	6,348	67.36	3/12/2035
	3/12/2025	(4)						6,349	497,317
	3/12/2025	(9)	(C)							0	0
	3/12/2025	(10)	(A)							12,699	994,713
Mark Schwartz	3/21/2023	(3)		5,398	2,700	49.90	3/21/2033
	3/21/2023	(4)						2,700	211,491
	3/21/2023	(5)	(A)							17,816	1,395,496
	3/21/2023	(6)	(A)							5,938	465,108
	3/19/2024	(3)		6,032	12,064	63.47	3/19/2034
	3/19/2024	(4)						12,064	944,973
	3/19/2024	(7)	(B)							12,064	944,973
	3/19/2024	(8)	(A)							24,128	1,889,946
	3/12/2025	(3)		—	17,986	67.36	3/12/2035
	3/12/2025	(4)						17,988	1,409,000
	3/12/2025	(9)	(C)							0	0
	3/12/2025	(10)	(A)							35,976	2,818,000
(Footnotes on following page)
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(1)    The market value was calculated using the closing price of the Company’s common stock at fiscal year end, which was $78.33.
(2)    The PRSU awards vest depending on satisfaction of the applicable performance conditions, with linear interpolation between threshold. target and maximum achievement levels. In accordance with SEC rules, the number and value shown for these awards with open performance periods reflect one of: (x) threshold achievement in the case of awards tracking at or below threshold level, (y) target achievement in the case of awards tracking above threshold but at or below target level, or (z) maximum achievement in the case of awards tracking above target level.
(3)    These options vest over three years, with one third vesting on each anniversary of the designated “vesting start date”, which is set at the 15th of the month in which the grant is made if the grant is made by the 15th day of a month, or the 15th of the following month if the grant is made after the 15th day of a month.
(4)    These time-based RSU awards vest over three years, with one third vesting on each anniversary of the designated “vesting start date”, which is set at the 15th of the month in which the grant is made if the grant is made by the 15th day of a month, or the 15th of the following month if the grant is made after the 15th day of a month.
(5)    Represents the portion of the PRSU awards granted in 2023 that are based on ARR performance. These awards will vest on March 31, 2026, depending on growth in ARR over the three fiscal years ending at the end of fiscal 2025. The payout curve ranges from 0%-200% (threshold to maximum, with target performance yielding a payout rate of 100%). This vesting outcome is then potentially adjusted by a “modifier” based on achievement of sustainability goals and people initiatives, which can adjust the vesting outcome for the financial measures by +/- 10%, although the awards are subject to a cap on the final payout at 200% should TSR performance in the period fall below the top quartile of the S&P 500.
(6)    Represents the portion of the PRSU awards granted in 2023 that are based on TSR performance. These awards will vest on March 31, 2026, depending on the Company’s TSR percentile ranking amongst the S&P 500 over the three years from April 1, 2023 to March 31, 2026. The payout curve ranges from 50%-200% with a threshold of TSR at the 25th percentile, below which no amount will be earned. At the threshold 25th percentile, the payout factor will be 50%; at the 50th percentile, the payout factor will be 100%; and at the 75th percentile or above, the payout factor will be 200%. This vesting outcome is then potentially adjusted by the same modifier as described in Note (5) above.
(7)    Represents the portion of the PRSU awards granted in 2024 that are based on ARR performance. The performance period for this portion of the award is from the beginning of fiscal 2024 to the end of fiscal 2026, and the award vests on April 15, 2027. The payout curve is the same as described in Note (5) above (but without the modifier).
(8)    Represents the portion of the PRSU awards granted in 2024 that are based on TSR performance. These awards will vest on April 15, 2027, depending on the Company’s TSR percentile ranking amongst the S&P 500 over the three years from the beginning of calendar 2024 to the end of calendar 2026, with the same payout curve described in Note (6) above (but without the modifier).
(9)    Represents the portion of the PRSU awards granted in 2025 that are based on ARR performance. The performance period for this portion of the award is from the beginning of fiscal 2025 to the end of fiscal 2027, and the award vests on April 15, 2028. The other material terms of these PRSU awards are described in “Compensation Discussion and Analysis” above, under the section “Details of 2025 Executive Compensation—Long-Term Incentive Compensation.”
(10)    Represents the portion of the PRSU awards granted in 2025 that are based on TSR performance. The performance period for this portion of the award is from the beginning of calendar 2025 to the end of calendar 2027, and the award vests on April 15, 2028. The other material terms of these PRSU awards are described in “Compensation Discussion and Analysis” above, under the section “Details of 2025 Executive Compensation—Long-Term Incentive Compensation.”
(11)    These PRSU awards vest in three tranches, measuring performance over each of fiscal 2024, 2025, and 2026, in each case with vesting occurring on March 31 of the following year. The awards vest based on achievement of performance goals for bookings, operating income, and run rate revenue for the Transporeon business unit, with each of the three goals weighted equally.
(A)    These awards were tracking above target as of January 2, 2026 and therefore are reported in the table assuming maximum achievement levels.
(B)    These awards were tracking above threshold level but below target level as of January 2, 2026 and therefore are reported in the table assuming target achievement levels.
(C)    For these awards, the tranches vesting in 2026 and 2027 were tracking at threshold level as of January 2, 2026 and therefore are reported in the table assuming threshold achievement levels.
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Option Exercises and Stock Vested
The table below shows the aggregate number of shares subject to stock options that were exercised by each of the Named Executive Officers and the aggregate number of shares acquired through vesting of RSU or PRSU awards, during the fiscal year ended January 2, 2026.

OPTION EXERCISES AND STOCK VESTED — 2025
	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($) (1)	Number of shares acquired on vesting (#)	Value realized on vesting ($) (2)
Robert G. Painter	208,847	8,788,152	165,444	10,125,378
Phillip Sawarynski	—	—	17,108	1,109,665
Ronald J. Bisio	—	—	24,336	1,497,970
Chris Keating	—	—	13,100	798,245
Mark Schwartz	—	—	16,343	987,490
(1)Determined by multiplying the number of shares acquired on exercise by the difference between the market value of a share of our common stock at the time of exercise less the per-share exercise price of the option.
(2)Determined by multiplying the number of shares acquired on vesting by the market value of a share of our common stock at the time of vesting.
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Deferred Compensation
The Company has a Non-Qualified Deferred Compensation Plan (“DCP”) in which certain employees, officers and members of the Board could participate before the plan was suspended. The Company has not made any contributions to the DCP on behalf of the members of the Board or the Named Executive Officers, even though the Company has the ability to do so under the terms of the DCP. The Company determined to suspend the DCP as of the beginning of 2021, although prior contributions will continue to be held in the DCP in accordance with its terms.
The terms of the DCP while in effect were as follows: participants in the DCP may elect to defer a portion of their salary, bonus or director fees. A participant in the DCP may defer 5%–90% of base salary, 85% of bonus or 100% of director fees. Contributions by participants are held in an irrevocable grantor trust for the benefit of the participants, and are subject to claims by the Company’s general creditors. Upon enrollment in the DCP, participants may choose from a selection of measurement funds in which to place their contributions, similar to the funds available in the Company’s 401(k) retirement plan. Participants may elect to receive withdrawals from the DCP in the form of scheduled distributions, retirement benefits, or in the event of a change in control. The DCP also provides for distributions in the event of a participant’s termination of employment, disability, or death, and participants may request withdrawals in the event of a severe financial hardship.
The table below shows activity under the DCP involving the Named Executive Officers during the fiscal year ended January 2, 2026. There were no contributions by or on behalf of any of the Named Executive Officers in the last three fiscal years.

Name	Aggregate earnings in last FY ($) (1)	Aggregate withdrawals/ distributions in last FY ($)	Aggregate balance at last FYE ($) (2)
Robert G. Painter	11,906	—	90,419
Phillip Sawarynski	—	—	—
Ronald J. Bisio	206,796	—	1,342,343
Chris Keating	176,924	63,609	1,168,273
Mark Schwartz	36,964	—	230,770
(1)Amounts included in the “Aggregate Earnings in Last FY” column are not reported as compensation in the “Summary Compensation Table” because these amounts represent only changes in market value of previously contributed deferred compensation and the Company does not pay guaranteed, above-market or preferential earnings on deferred compensation under the DCP.
(2)Amounts in this column have been reported in the “Summary Compensation Table” in prior Company proxy statements, except to the extent that the individual was not a Named Executive Officer for the applicable year or to the extent such amounts are of the same character as described in Note (1) above.
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POST-EMPLOYMENT COMPENSATION
Potential Payments upon Termination or a Change in Control
The Board has approved standard forms of an Executive Severance Agreement and a Change in Control Severance Agreement for the Company’s executive officers. The Company has entered into such agreements with each of the Named Executive Officers besides Mr. Painter providing the benefits described below, and has entered into agreements with Mr. Painter on substantially similar terms but with the additional benefits described below. The post-employment compensation arrangements provided under these agreements are intended to supersede any post-employment arrangements provided to the Named Executive Officers in their prior employment agreements or offer letters.
Under the Executive Severance Agreements, if the executive’s employment is terminated by the Company other than for “cause” or if the executive terminates his or her employment for “good reason” (as such terms are defined in the agreements), and such termination is not covered by the provisions of the Change in Control Severance Agreement described below, and subject to the executive executing a release of any claims against the Company, the executive will receive:
•100% (200% in the case of Mr. Painter) of the sum of (A) the executive’s annual base salary and (B) the amount of the executive’s target bonus under the Company’s management incentive plan, which is an amount equal to a percentage of the executive’s annual base salary;
•a prorated portion (based on the number of days of service completed during the performance period) of the actual bonus amount payable for the year in which the termination occurs;
•a lump-sum cash payment approximating the cost of COBRA premiums for 14 months (18 months in the case of Mr. Painter) of continued health coverage; and
•pro rata vesting of outstanding equity awards based on the length of time from the date of the grant to the date of termination, with the pro rata portion of any performance-based awards settled after the end of the applicable performance period and based additionally on actual attainment of the performance goals. For Mr. Painter, any time-based equity awards (stock options or time-based restricted stock units) would be subject to an additional 12 months service credit toward vesting of the awards in addition to the pro rata vesting described in the prior sentence.
Under the Change in Control Severance Agreements, if the executive’s employment is terminated as described above and the termination occurs within 12 months following a change in control, or within three months prior to the change in control if such termination is in connection with the change in control, the executive will instead receive:
•150% (200% in the case of Mr. Painter) of the sum of (A) the executive’s annual base salary and (B) the amount of the executive’s target bonus;
•a prorated portion (based on the number of days of service completed during the performance period) of the actual bonus amount payable for the year in which the termination occurs;
•a lump-sum cash payment approximating the cost of COBRA premiums for 14 months (18 months in the case of Mr. Painter) of continued health coverage; and
•accelerated vesting of outstanding equity awards.
In the event that the benefits payable under these arrangements constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986 (the “Code”) and would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the executive’s benefits under the change in control and severance agreement shall be either: (i) delivered in full, or (ii) delivered as to such lesser extent as would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts results in the receipt by the executive on an after-tax basis, of the greatest amount of benefits. The foregoing shall take into account the applicable federal, state and local income taxes and the Excise Tax, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. None of the Executive Severance Agreements or Change in Control Severance Agreements provide for a tax “gross-up” obligation by the Company in the event that any excise tax becomes payable by a Named Executive Officer.
The foregoing description is qualified in its entirety by the description of the standard forms of these agreements filed as exhibits 10.10 and 10.11 to the Company’s Annual Report on Form 10-K filed April 25, 2025, and the
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agreements with Mr. Painter filed as Exhibits 10.15 and 10.16 to the Company’s Annual Report on Form 10-K filed February 26, 2021.
Termination without a Change in Control
The table below sets forth the estimated cash benefits that each respective Named Executive Officer would receive under the Executive Severance Agreements based upon the assumption that a qualifying termination event (as described above) occurred on the last day of the fiscal year ended January 2, 2026, and such termination was not in connection with a change in control.

POTENTIAL PAYMENTS UPON A QUALIFYING TERMINATION
Name	Multiple of salary and target bonus ($) (1)	Bonus accrued but unpaid as of fiscal year end ($)	Health benefits ($) (2)	Total ($)
Robert G. Painter	5,700,000	2,633,443	54,579	8,388,022
Phillip Sawarynski	846,608	517,995	36,502	1,401,105
Ronald J. Bisio	848,608	634,633	28,127	1,511,368
Chris Keating	810,000	370,129	44,491	1,224,620
Mark Schwartz	848,608	500,401	41,169	1,390,178
(1)    The multiple for Mr. Painter is 200%. The multiple for the other Named Executive Officers is 100%. The target bonus amounts are calculated based on average salary during the year, which may differ from current salary.
(2)    Reflects a lump-sum cash payment approximating the cost of COBRA premiums for continued health coverage for 14 months (18 months in the case of Mr. Painter).
The amounts shown below reflect an estimate of the aggregate number of shares underlying each executive’s unvested equity awards that would have vested if a qualifying termination event had occurred on January 2, 2026 and such termination was not in connection with a change in control.

POTENTIAL ACCELERATION OF EQUITY UPON A QUALIFYING TERMINATION
Name	Accelerated vesting of (1)		Aggregate market value of accelerated in-the-money options as of fiscal year end ($)	Aggregate market value of accelerated RSUs and PRSUs as of fiscal year end ($)	Total ($)
	Options (#)	RSUs and PRSUs (#)
Robert G. Painter	147,859	384,161	2,448,914	30,091,346	32,540,260
Phillip Sawarynski	13,760	49,712	175,838	3,893,947	4,069,785
Ronald J. Bisio	19,207	61,229	299,132	4,796,098	5,095,230
Chris Keating	7,234	24,683	118,739	1,933,421	2,052,160
Mark Schwartz	19,520	59,240	290,893	4,640,280	4,931,173
(1)Reflects pro rata vesting of each stock option and time-based RSU award, and pro rata vesting of PRSU awards with adjustment based on estimated attainment of performance to date.
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Termination in Connection with a Change in Control
The table below sets forth the estimated cash benefits that each respective Named Executive Officer would receive under the Change in Control Severance Agreements based upon the assumption that a change in control occurred on January 2, 2026 and the Named Executive Officer’s employment terminated upon or immediately following such event.

POTENTIAL PAYMENTS UPON A CHANGE IN CONTROL AND QUALIFYING TERMINATION
Name	Multiple of salary and target bonus ($) (1)	Bonus accrued but unpaid as of fiscal year end ($)	Health Benefits ($) (2)	Total ($)
Robert G. Painter	5,700,000	2,633,443	54,579	8,388,022
Phillip Sawarynski	1,269,912	517,995	36,502	1,824,409
Ronald J. Bisio	1,272,912	634,633	28,127	1,935,672
Chris Keating	1,215,000	370,129	44,491	1,629,620
Mark Schwartz	1,272,912	500,401	41,169	1,814,482
(1)The multiple for Mr. Painter is 200%. The multiple for the other Named Executive Officers is 150%.
(2)Reflects a lump-sum cash payment approximating the cost of COBRA premiums for continued health coverage for 14 months (18 months in the case of Mr. Painter).
The amounts shown below reflect an estimate of the aggregate number of shares underlying each executive’s unvested equity awards that would have vested if a change in control had occurred on January 2, 2026 and the Named Executive Officer’s employment terminated upon or immediately following such event.

POTENTIAL ACCELERATION OF EQUITY UPON A CHANGE IN CONTROL AND QUALIFYING TERMINATION
Name	Accelerated vesting of		Aggregate market value of accelerated in-the-money options as of fiscal year end ($)	Aggregate market value of accelerated RSUs and PRSUs as of fiscal year end ($)	Total ($)
	Options (#)	RSUs and PRSUs (#)
Robert G. Painter	175,764	566,085	2,770,352	44,341,406	47,111,758
Phillip Sawarynski	24,717	89,808	305,560	7,034,686	7,340,246
Ronald J. Bisio	31,370	104,541	451,050	8,188,727	8,639,777
Chris Keating	11,809	40,704	175,770	3,188,336	3,364,106
Mark Schwartz	32,750	105,914	453,338	8,296,274	8,749,612
The Company’s 2002 Stock Plan also contains certain provisions regarding termination in connection with a change in control of the Company. Under the terms of the Company’s 2002 Stock Plan, if an executive is terminated for certain qualifying reasons following a change in control (or prior to a change in control if such termination was at the request of the potential acquirer), the executive’s then-unvested restricted stock units and options would immediately vest.
Trimble Age & Service Equity Vesting Program
Certain of the Company’s executive officers, including each of the Named Executive Officers, are eligible to participate in the Trimble Age & Service Equity Vesting Program (the “Vesting Program”), which provides for the vesting of certain equity awards, as well as certain medical benefit payments, to eligible participants upon retirement. Program eligibility requires a minimum age of 55, a minimum of 10 years of continuous service or 15 years of cumulative service (including at least five years of continuous service immediately prior to retirement), and a “combined 70” requirement that the sum of the participant’s years of age and years of service combines to total at least 70 years. Participants must also agree to a general release of claims and to non-solicitation and non‑competition obligations. Under the Vesting Program, eligible equity awards, which are equity awards granted after the time a participant is selected by the People & Compensation Committee to participate in the Vesting Program, will vest upon retirement of an eligible participant. Time-based restricted stock units and other time-based equity will fully vest, and performance stock units will vest on a pro rata basis, subject to the satisfaction of any performance-based vesting conditions. In addition, upon a qualifying retirement of a participating executive, the executive will receive a lump sum medical and dental benefit in the amount of $50,000. If a termination event gives rise to benefits under the Vesting Program and a Change-in-Control Severance Agreement, Executive
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Severance Agreement, or other severance arrangement, the executive will be entitled to receive benefits under the Vesting Program or the severance arrangement but not both.
As of the Record Date, Mr. Bisio met the criteria for a qualifying retirement. If he had retired on January 2, 2026 (the last day of fiscal 2025), Mr. Bisio would have received a total value of $5,569,603 in accelerated equity under the Vesting Program.
Death Benefits
The Company provides certain death benefits generally to its full time employees, including to the Named Executive Officers. In the event of the death of a Named Executive Officer, the following payments and benefits would become payable in a lump sum to, or provided to, such Named Executive Officer’s estate (unless otherwise noted): (i) payment of six months’ base salary to the surviving spouse/dependents of the Named Executive Officer, (ii) with respect to equity awards granted on or after July 30, 2012, vesting of a portion of those awards that would have vested within the two years following the death of the Named Executive Officer but for such death, (iii) payout under the life insurance policy (with base coverage of 2 times base salary) pertaining to the Named Executive Officer, (iv) 12 months’ of continued health insurance coverage for the surviving spouse/dependents of the Named Executive Officer, and (v) a pro rata payment of the bonus payable under the Trimble OneBonus Plan based on the date of the Named Executive Officer’s death. The table below sets forth the value of the foregoing, assuming that the triggering event occurred on January 2, 2026 (except as otherwise indicated):

Name	Six months salary ($)	Aggregate market value of accelerated vesting of options, PRSUs and RSUs ($)	Life insurance ($) (2)	Health benefits ($) (3)	Pro rata bonus ($) (4)	Total ($) (5)
Robert G. Painter	475,000	46,158,291	1,100,000	21,940	2,633,443	50,388,674
Phillip Sawarynski	236,440	7,139,938	900,000	21,475	517,995	8,815,848
Ronald J. Bisio	236,440	8,440,998	921,000	11,358	634,633	10,244,429
Chris Keating	225,000	3,283,970	827,000	21,940	370,129	4,728,039
Mark Schwartz	236,440	8,522,597	921,000	20,850	500,401	10,201,288
(1)The market value of the accelerated portion of the restricted stock units was calculated by using the closing price of the Company’s common stock at fiscal 2025 year end and current tracking at 2025 year end for performance awards. The market value of the accelerated portion of options was calculated by using the closing price of the Company’s common stock at fiscal 2025 year end, less the exercise price of such options. The closing price of the Company’s common stock at 2025 fiscal year end was $78.33.
(2)Life insurance payouts are based on the Named Executive Officer’s “benefit salary” which is defined as the Named Executive Officer’s base salary as of September 1st of the previous year. The life insurance payout is generally capped at a maximum amount of $1,100,000, which amount is reduced at a certain age of the insured.
(3)Health benefits reflect twelve months of COBRA premiums for the Named Executive Officer’s spouse and/or dependents, and are calculated as of fiscal year end using 2025 health plan rates.
(4)The bonus amount represents the amount of bonus accrued but unpaid at fiscal year end.
(5)Named Executive Officers are also entitled to additional death benefits due to a death caused by an accident while working for the Company or while traveling on Company business. Officers and vice presidents of the Company are entitled to an additional $500,000 if they die while traveling on Company business. An employee of the Company who dies in an accident while working for the Company will be entitled to receive an additional 2 times his or her base salary. Such amounts are not included in the table above.
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CEO PAY RATIO
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the median of the annual total compensation of all our employees, the annual total compensation of our President and Chief Executive Officer, Robert G. Painter, and the ratio of these two amounts.
We have determined the median of the annual total compensation of all our employees, excluding Mr. Painter, for 2025 to be $116,683. The annual total compensation of Mr. Painter, our CEO, was $19,129,944 for 2025, as reported in our “Summary Compensation Table.” The ratio of the annual total compensation of Mr. Painter to the median of the annual total compensation of all our employees was 163.9 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Exchange Act of 1934.
As permitted by SEC rules, for purposes of calculating the pay ratio set forth above, we used the same median employee that we identified for purposes of our pay ratio disclosure last year, based on our determination that there was no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio. The process we used to identify our median employee is set forth below:
•We selected December 31, 2024, which is within the last three months of 2024, as the date upon which we would identify the “median employee,” because it enabled us to make such identification in a reasonably efficient and economical manner.
•We selected base salaries in effect as of December 31, 2024 and target incentive awards based on the period from January 1 through December 31, 2024 as the compensation measure to be used to compare the compensation of our employees.
•We used an employee population of 12,040 individuals, including 4,709 employees in the United States and 7,331 employees outside the United States. In determining this population, we considered the employees of our subsidiaries and all of our worldwide employees other than the CEO, whether employed on a full-time, part-time, or seasonal basis, except for our employees in Poland (294 employees), Ukraine (213 employees), Hungary (82 employees), South Africa (5 employees), Chile (4 employees), Slovakia (2 employees), and Turkey (1 employee), totaling 601 individuals. Such total was excluded pursuant to the de minimis exemption provided under Item 402(u), which permits a company to exclude up to 5% of its total employees who are located in countries outside the United States. We did not include any contractors or other non-employee workers in our employee population.
Having identified the median employee, we totaled all the elements of the employee’s annual total compensation for 2025 in accordance with the requirements of the applicable SEC rules, using the same methodology we use for our Named Executive Officers as set forth in our “Summary Compensation Table.”
Because the SEC rules for identifying the median of the annual total compensation of all our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to use a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio we are reporting, as those companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.
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PAY VERSUS PERFORMANCE
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and non-PEO Named Executive Officers (“non-PEO NEOs”) and Company performance for the fiscal years listed below. The “compensation actually paid” amounts shown below are prepared in accordance with Item 402(v) of Regulation S-K.
Pay Versus Performance Table

Year	Summary Compensation Table total for PEO ($) (1)	Compensation actually paid to PEO ($) (2)	Average Summary Compensation Table total for non-PEO NEOs ($) (3)	Average compensation actually paid to non-PEO NEOs ($) (4)	Value (cumulative) of initial fixed $100 investment based on:		Net income (in millions) ($)	Annualized recurring revenue (in millions) ($) (6)
					Total shareholder return ($)	Peer group total shareholder return ($) (5)
2025	19,129,944	26,495,081	4,033,752	5,057,362	117	258	424.0	2,392.3
2024	18,938,871	30,918,454	3,429,546	4,938,996	106	208	1,504.4	2,257.8
2023	14,954,642	15,018,601	2,790,762	2,373,641	80	152	311.3	1,982.3
2022	16,134,366	(8,517,884)	2,700,601	(1,963,061)	76	97	449.7	1,603.7
2021	13,956,821	27,444,349	3,551,936	9,812,718	131	135	492.7	1,409.1
(1)The principal executive officer (“PEO”) of the Company for each year shown in the table was Robert G. Painter, the Company’s CEO.
(2)Following are the adjustments made to the summary compensation table totals for 2025 to determine the amounts shown as compensation actually paid for the PEO (in dollars):

(A) Pension Plans—Present Value: Deduct the aggregate change in the actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans	N/A
(B) Pension Plans—Service Costs: Add the aggregate of service cost and prior service cost for all defined benefit and actuarial pension plans	N/A
(C) Equity Awards
(1) Deduct the amounts reported in the Summary Compensation Table under “Stock Awards” and “Option Awards”:	-15,542,501
(i) Add the fair value as of the end of the year of all awards granted during the year that are outstanding and unvested as of the end of the year:	+17,903,471
(ii) Add the amount equal to the change as of the end of the year (from the end of the prior year) in fair value of any awards granted in any prior year that are outstanding and unvested as of the end of the year:	+4,576,871
(iii) Add, for awards that are granted and vest in the same year, the fair value as of the vesting date:	—
(iv) Add the amount equal to the change as of the vesting date (from the end of the prior year) in fair value of any awards granted in any prior year for which all applicable vesting conditions were satisfied at the end of or during the year:	+427,296
(v) Subtract, for any awards granted in any prior year that fail to meet the applicable vesting conditions during the year, the amount equal to the fair value at the end of the prior year:	—
(vi) Add the dollar value of any dividends or other earnings paid on stock or option awards in the year prior to the vesting date that are not otherwise included in the total compensation for the year:	—
Total adjustments:	+7,365,137
(3)The non-PEO NEOs for each year shown in the table were:

2025	2024	2023	2022	2021
Ronald J. Bisio	David G. Barnes	David G. Barnes	David G. Barnes	David G. Barnes
Chris Keating	Ronald J. Bisio	Ronald J. Bisio	Ronald J. Bisio	Steven W. Berglund
Phillip Sawarynski	Peter Large	Peter Large	Jennifer Lin	Manolis E. Kotzabasakis
Mark Schwartz	Phillip Sawarynski	Jennifer Lin	Darryl R. Matthews	Darryl R. Matthews
	Mark Schwartz	Darryl R. Matthews	Manolis E. Kotzabasakis
James Langley
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(4)Following are the adjustments made to the average summary compensation table totals for 2025 to determine the amounts shown as the average compensation actually paid to the non-PEO NEOs, with such amounts calculated as averages among the non-PEO NEOs (in dollars):

(A) Pension Plans—Present Value: Deduct the aggregate change in the actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans	N/A
(B) Pension Plans—Service Costs: Add the aggregate of service cost and prior service cost for all defined benefit and actuarial pension plans	N/A
(C) Equity Awards
(1) Deduct the amounts reported in the Summary Compensation Table under “Stock Awards” and “Option Awards”:	-3,059,962
(i) Add the fair value as of the end of the year of all awards granted during the year that are outstanding and unvested as of the end of the year:	+3,516,924
(ii) Add the amount equal to the change as of the end of the year (from the end of the prior year) in fair value of any awards granted in any prior year that are outstanding and unvested as of the end of the year:	+613,466
(iii) Add, for awards that are granted and vest in the same year, the fair value as of the vesting date:	+12,497
(iv) Add the amount equal to the change as of the vesting date (from the end of the prior year) in fair value of any awards granted in any prior year for which all applicable vesting conditions were satisfied at the end of or during the year:	-59,315
(v) Subtract, for any awards granted in any prior year that fail to meet the applicable vesting conditions during the year, the amount equal to the fair value at the end of the prior year:	—
(vi) Add the dollar value of any dividends or other earnings paid on stock or option awards in the year prior to the vesting date that are not otherwise included in the total compensation for the year:	—
Total adjustments:	+1,023,610
(5)The peer group used for this data is the S&P 500 Information Technology Index, which is one of the peer groups used in the chart in Part II, Item 5 of the Company’s most recent Annual Report on Form 10-K.
(6)See Appendix A to this proxy statement for an explanation of annualized recurring revenue.
Important Financial Performance Measures
Following is a tabular list of the most important financial performance measures and metrics used to link executive compensation actually paid to the Named Executive Officers during the last fiscal year to Company performance.

Measure	Explanation
Annualized recurring revenue	See Appendix A for an explanation of annualized recurring revenue
Revenue	The Company’s revenue in a specified period
Operating income	The Company’s operating income in a specified period
Adjusted EBITDA	See Appendix A for an explanation of Adjusted EBITDA
Total shareholder return	The total shareholder return of the Company’s stock over a specified period
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Relationships to Compensation Actually Paid
The following chart shows the relationship between the amounts calculated as compensation actually paid, for the PEO and for the non-PEO NEOs (averaged) and the cumulative total shareholder return of the Company and the peer group based on an initial $100 investment.
The following chart shows the relationship between the amounts calculated as compensation actually paid, for the PEO and for the non-PEO NEOs (averaged), and the Company’s net income.
The following chart shows the relationship between the amounts calculated as compensation actually paid, for the PEO and for the non-PEO NEOs (averaged), and the Company’s annualized recurring revenue (ARR).

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ITEM 1
Election of Directors
A board of nine directors is to be elected at the Annual Meeting (since Mr. Dalton is not standing for reelection). The Board has nominated the following persons to be elected to serve as directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. Each nominee has consented to being named as such in this proxy statement and to serving on the Board if elected. Each nominee except Mr. Painter is independent under Nasdaq rules. A summary of the business experience and other information regarding each of the nominees is set forth above under “Directors—Nominees for Election”.

Name	Principal Occupation
Börje Ekholm	President and Chief Executive Officer, Ericsson
Kaigham (Ken) Gabriel	Chief Executive Officer, Pitt BioForge
Meaghan Lloyd	Chief of Staff and Partner, Gehry Partners, LLP
Ronald S. Nersesian	Chair of the Board of Directors, Keysight Technologies
Robert G. Painter	President and Chief Executive Officer of the Company
Mark S. Peek	Former Co-President, Workday
Kara Sprague	Chief Executive Officer, HackerOne
Thomas Sweet	Former Chief Financial Officer, Dell Technologies
Johan Wibergh	Former Chief Technology Officer, Vodafone
Vote Required
In an uncontested election of directors, such as this, our majority voting policy will apply. Under our majority voting policy, if any nominee for director receives a greater number of votes “withheld” than votes “for,” the nominee must tender his or her resignation to our Board within five days following the certification of the election results and, within 90 days following the date of the Annual Meeting, the remaining members of our Board shall, through a process managed by the Nominating and Corporate Governance Committee and excluding the director nominee in question, determine whether to accept such resignation. (In a contested election, directors of the Company would be elected by a plurality of the votes, under which the nominees receiving the highest number of “for” votes at the annual meeting would be elected as directors.)
Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present, but not in determining the outcome of the election of directors.
Holders of proxies solicited by this proxy statement will vote the proxies as directed or, if no direction is made, for the election of the Board’s nine nominees. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a substitute nominee designated by the present Board to fill the vacancy.
Recommendation of the Board of Directors

The Board of Directors recommends that stockholders vote FOR the election of the above-named nominees to the Board of Directors.
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ITEM 2
Advisory Vote to Approve Executive Compensation (“Say on Pay”)
This proposal, commonly known as a “Say on Pay” proposal, is included as required pursuant to Section 14A of the Securities Exchange Act of 1934 to provide our stockholders with the opportunity to cast an advisory vote to approve the compensation of the Company’s Named Executive Officers, as disclosed in this proxy statement. This proposal gives our stockholders the opportunity to approve, reject, or abstain from voting, with respect to our executive compensation program and policies and the compensation paid to the Named Executive Officers.
The Say on Pay vote is a non-binding advisory vote to approve the compensation of the Company’s Named Executive Officers, as described in the “Compensation Discussion and Analysis” section later in this proxy statement, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure. The Say on Pay vote on executive compensation is not a vote on the Company’s general compensation policies, compensation of the Company’s Board, or the Company’s compensation policies as they relate to risk management.
The Say on Pay vote allows our stockholders to express their opinions regarding the decisions of the People & Compensation Committee with respect to the 2025 compensation of the Named Executive Officers. Because the Say on Pay vote is advisory in nature, it will not affect any compensation already paid or awarded to any Named Executive Officer, nor modify any terms of our existing compensation plans or awards. In addition, the Say on Pay vote will not be binding on, or overrule, any decisions by the Board. In addition, it will not create or imply any additional fiduciary duty on the part of the Board.
The Company is providing its stockholders with the opportunity to cast an advisory Say on Pay vote every year, until the next advisory vote on the frequency of such votes, which is expected to occur in 2029.
At the Company’s 2025 annual meeting of stockholders, 93.5% of the votes cast were in favor of the Say on Pay vote and our executive compensation program. In reviewing our executive compensation policies and practices since the vote, our Board and our People & Compensation Committee have been mindful of the level of support that our stockholders expressed for our approach to executive compensation.
Your advisory vote will serve as an additional tool to help guide the Board and the People & Compensation Committee in continuing to improve the alignment of the Company’s executive compensation program with the interests of the Company and its stockholders. The People & Compensation Committee and the Board take into account the outcome of the vote as a part of their considerations in determining future compensation arrangements for our Named Executive Officers.
The Company and the Board believe that our compensation policies and practices for our Named Executive Officers are aligned with the long-term interests of our stockholders because our policies emphasize pay‑for‑performance, and our mix of short- and long-term incentives provides a balance between the Company’s short‑term goals and long-term performance. As such, the Board recommends that stockholders vote “For” the advisory approval of our compensation policies and practices as disclosed in this proxy statement.
Vote Required
Advisory approval of the compensation of our Named Executive Officers requires the affirmative vote of the holders of the majority of the shares voting on this proposal at the Annual Meeting via the internet or by proxy (abstentions and broker non-votes will not be counted in determining the outcome of this proposal).
Recommendation of the Board of Directors

The Board of Directors recommends that stockholders vote FOR the approval of the compensation of our Named Executive Officers.
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ITEM 3
Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee of the Board has appointed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the current fiscal year ending January 1, 2027 (“fiscal 2026”). KPMG has served in this role since fiscal 2025. The appointment of KPMG by the Audit Committee was made on April 25, 2025, effective as of that date. Previously, Ernst & Young LLP (“EY”) had served in this role (see “Other Information—Information Regarding Previous Independent Registered Public Accounting Firm”).
At the Annual Meeting, our stockholders are being asked to ratify the appointment of KPMG as the Company’s independent registered public accounting firm for fiscal 2026. Although such ratification is not required, we value the opinions of our stockholders and believe that stockholder ratification of the appointment is a good corporate governance practice. In the event that such ratification is not obtained, the Audit Committee will reconsider its selection. The Company expects that a representative of KPMG will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer any appropriate questions.
Principal Accounting Fees and Services
The following table presents fees billed by KPMG in fiscal 2025 and by EY in fiscal 2024 for audit services and other services rendered for the audit of the Company’s annual financial statements for the last two fiscal years, and fees billed by them for other services rendered during those periods (in thousands).

Category	Fiscal year ended January 2, 2026 (KPMG as principal accountant)	Fiscal year ended January 3, 2025 (EY as principal accountant)
Audit fees (1)	$9,264	$8,739
Audit-related fees (2)	564	2,270
Tax services fees (3)	601	3,865
All other fees (4)	115	—

(1)Represents the audits of the Company’s annual financial statements and internal control over financial reporting; review of financial statements included in the Company’s quarterly reports on Form 10-Q; and services that are typically provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
(2)For fiscal 2025, represents accounting consultations and audit work for the Mobility business divestiture. For fiscal 2024, represents accounting consultations primarily for divestitures and resegmentation, as well as the audit of the combined carve-out financial statements of the OneAg business.
(3)Represents various tax compliance and filing services with respect to U.S. and international tax matters, as well as tax planning advice related to acquisitions, divestitures, integration activities, and general matters.
(4)Represents other services not in the above categories.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy regarding the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. Pursuant to this policy, the Audit Committee has approved the engagement of our independent registered public accounting firm to provide the following services (all of which are collectively referred to as “pre-approved services”):
•audit services as specified in the policy, including (i) financial audits of our company and our subsidiaries, (ii) services associated with registration statements, periodic reports and other documents filed or issued in connection with securities offerings (including comfort letters and consents), (iii) attestations of management reports on our internal controls and (iv) consultations with management as to accounting or disclosure treatment of transactions;
•audit-related services as specified in the policy, including (i) due diligence services, (ii) financial statement audits of employee benefit plans, (iii) consultations with management as to the accounting or disclosure treatment of transactions, (iv) attest services not required by statute or regulation, (v) certain audits incremental to the audit of our consolidated financial statements, (vi) closing balance sheet audits related to
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dispositions, and (vii) general assistance with implementation of the requirements of certain SEC rules or listing standards;
•tax services as specified in the policy, including federal, state, local and international tax planning, compliance and review services, tax due diligence and advice regarding mergers and acquisitions, and global mobility tax services; and
•non-audit services as specified in the policy, currently limited to assistance with environmental and sustainability reporting.
Notwithstanding the foregoing general pre-approval, Audit Committee approval is specifically required for:
1.any individual project involving the provision of pre-approved audit and audit-related services that is expected to result in fees in excess of $150,000; and
2.any individual projects involving any other pre-approved service described above that is expected to result in fees in excess of $75,000.
In addition, any engagement of our independent registered public accounting firm for services other than the pre-approved services requires the specific approval of the Audit Committee. The Audit Committee has delegated the authority for the foregoing approvals to the chair of the Audit Committee, provided that the fees for any individual project for which such approval is requested are not, in the reasonable judgment of the chair, likely to exceed $200,000. At each Audit Committee meeting, the chair’s approval of services provided by our independent registered public accounting firm is subject to disclosure to the entire Audit Committee. The pre-approval policy prohibits the engagement of our independent registered public accounting firm to provide any services that are subject to the prohibition imposed by Rule 201 of the Sarbanes-Oxley Act. All services provided by KPMG during fiscal 2025 were approved by the Audit Committee in accordance with the terms of the policy in place. There were no services that were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) of the Sarbanes‑Oxley Act, regarding certain waivers of the pre-approval requirement. The Audit Committee has concluded that the provision of the services listed above was compatible with maintaining KPMG’s independence.
Vote Required
Ratification of the appointment of the Company’s independent registered public accounting firm for the current fiscal year will require the affirmative vote of the holders of a majority of the shares voting on this proposal at the Annual Meeting via the internet or by proxy (abstentions and broker non-votes will not be counted in determining the outcome, although since brokers have discretion to vote shares on routine matters for which no instruction was provided, we do not expect any broker non-votes on this proposal).
Recommendation of the Board of Directors

The Board of Directors recommends that stockholders vote FOR the ratification of the appointment of KPMG as the independent registered public accounting firm of the Company for fiscal 2026.
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ITEM 4
APPROVAL OF AMENDMENTS
TO THE EMPLOYEE STOCK PURCHASE PLAN
The Board is seeking stockholder approval of amendments to the Employee Stock Purchase Plan (the “Purchase Plan”), as described below, to extend the term of the Purchase Plan, as well as to make other amendments to facilitate administration of the Purchase Plan and to reflect other housekeeping and clarifying revisions. The Board is not seeking, in connection with amendments to the Purchase Plan, to increase the number of shares of our common stock issuable under the Purchase Plan.
The Company believes that maintaining a competitive employee stock purchase program is an important element in both recruiting and retaining employees in its current employment environment. The Purchase Plan is designed to more closely align the interests of the Company’s employees and stockholders by encouraging employees to invest their own money in the Company’s equity securities. By allowing eligible employees to purchase shares of our common stock at a discount, the Purchase Plan is intended to encourage employees to become stockholders of the Company, thereby providing them with a direct incentive to contribute to the long-term growth and overall success of the Company. In the event that such stockholder approval is not obtained, then the amendments to the Purchase Plan other than the extension of the term will remain in effect.
The Company believes that the amendment will further the Company’s policy of encouraging employee stock ownership as a means of motivating high levels of employee performance and encouraging employees to stay with the Company and help it grow, thereby increasing stockholder value. The Board believes that the amendments are in the best interests of the Company, its stockholders, and its employees. At the Annual Meeting, the stockholders are being asked to approve the amendments to the Purchase Plan, including the extension of the term of the Purchase Plan.
Changes to the Purchase Plan
The only material change to the Purchase Plan is the extension of the term:
•The term of the Purchase Plan has been extended for ten years, such that the Purchase Plan will expire on March 26, 2036 (extended from March 15, 2027), unless terminated earlier by the Board, subject to stockholder approval of this Item 4.
In addition to extension of the term, the following administrative changes are being incorporated into the Purchase Plan:
•The provisions regarding fractional shares have been updated to reflect how fractional share transactions are implemented under the Purchase Plan.
•The effect of leaves of absence upon an employee’s participation has been clarified.
•The provisions for beneficiary designations under the Purchase Plan have been removed in light of current company and broker practices.
•The effect of changes to the Purchase Plan upon continuing participants has been clarified.
Summary of the Purchase Plan Terms
The essential features of the Purchase Plan, including the proposed amendments that are subject to stockholder approval, are summarized below. This summary does not purport to be a complete description of all the provisions of the Purchase Plan, and is subject to and qualified in its entirety to the complete text of the Purchase Plan. A copy of the Purchase Plan is attached to this proxy statement as Appendix B.
Purpose
The purpose of the Purchase Plan is to provide employees with an opportunity to purchase common stock of the Company through accumulated contributions in a manner that qualifies under Section 423 of the Code. The Purchase Plan also authorizes the grant of options under a non-423(b) Plan component, which does not qualify under Section 423(b) of the Code, pursuant to rules, procedures or sub-plans adopted by the Board designed to achieve tax, securities law compliance or other Company objectives.
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Shares Issuable Under the Purchase Plan
A maximum number of 39,000,000 shares of common stock have been made available for sale under the Purchase Plan since its inception, subject to adjustment for changes in capitalization of the Company. As of March 1, 2026, there were 2,908,270 shares of common stock remaining available for sale under the Purchase Plan. Such shares of common stock may be authorized but unissued common stock, treasury shares or common stock purchased on the open market. If on a given exercise date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Purchase Plan, the Company will make a pro rata allocation of the shares available for purchase in as uniform a manner as will be practicable and equitable. Participants will have no interest or voting rights in shares covered by their options until such options have been exercised, provided that participants will have no voting rights with respect to any fractional share interests that are allocated to them upon exercise of options unless and until the fractional shares interests aggregate to a whole share of common stock.
Administration
The Purchase Plan is administered by the Board or a committee appointed by the Board, referred to as the administrator. The administrator has discretionary authority to construe, interpret and apply the terms of the Purchase Plan, to delegate ministerial duties to any of the Company’s employees, to designate separate offerings under the Purchase Plan, to designate subsidiaries as participating in the Purchase Plan and whether such participation is under the Code Section 423(b) Plan Component or the non-423(b) Plan Component, to determine eligibility, to adjudicate all disputed claims filed under the Purchase Plan and to establish such procedures that it deems necessary or advisable for the administration of the Purchase Plan (including to adopt procedures, sub-plans and appendices to the subscription agreement as are necessary or appropriate to permit the participation in the Purchase Plan by employees who are foreign nationals or employed outside the U.S.).
Eligibility
Employees, including officers of the Company, who are treated as employees in the records of the Company or its designated subsidiaries at the time that a subscription agreement is required to be submitted for a given offering period are eligible to participate in the Purchase Plan for that offering period. As of March 1, 2026, there were approximately 10,900 employees of the Company and its subsidiaries eligible to participate in the Purchase Plan.
The administrator may, at its discretion, establish that an individual will not be eligible if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each offering under the Code Section 423(b) Plan Component in an identical manner to all highly compensated individuals.
An employee of a designated subsidiary who is a citizen or resident of a jurisdiction other than the United States may be excluded from participation in the Purchase Plan or an offering if the participation of such employee is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Purchase Plan or a Code Section 423(b) Plan Component to violate Section 423 of the Code. In the case of a non-423(b) Plan Component, employees may be excluded from participation in the Purchase Plan or an offering if the administrator has determined, in its sole discretion, that participation of such employees is not advisable or practicable for any reason.
No employee may be granted an option to purchase shares under the Code Section 423(b) Plan Component if: (i) immediately after the grant of the option, the employee would own five percent or more of the total combined voting power or value of the stock of the Company or any of its subsidiaries; or (ii) an employee’s right to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds $25,000 worth of stock (determined with reference to the fair market value of common stock at the time of grant) in a calendar year in which such option is outstanding (or such other limit, as imposed under Section 423 of the Code or final regulations issued thereunder). Subject to these eligibility criteria, the Purchase
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Plan permits eligible employees to purchase common stock through payroll deductions subject to certain limitations described below. See “Payment of Purchase Price; Contributions; Use of Funds.”
Offering Periods
The Purchase Plan provides for offering periods lasting six months with a new offering period commencing every six months, on the first trading day in March and the first trading day in September of each year. The administrator may determine different offering periods, provided that no offering period exceeds twenty-seven months. Normally, a participant’s contributions are accumulated throughout an offering period and, at the end of the offering period, shares of common stock (including fractional share interests facilitated through the Company’s stock plan broker) are purchased with the accumulated contributions. In no event may a participant be permitted to purchase shares of common stock on any purchase date with an aggregate fair market value in excess of $12,500.
Purchase Price
The purchase price per share at which shares will be sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of common stock on the first trading day of an offering period and (ii) 85% of the fair market value of a share of common stock on the last trading day of each offering period, unless the administrator sets a purchase price higher than this amount. The fair market value of the common stock on a given date is generally the closing sale price of the common stock as reported on Nasdaq.
Payment of Purchase Price; Contributions; Use of Funds
The purchase price of the shares is accumulated by payroll deductions, or other forms of contributions (to the extent permitted or required by the administrator), over the offering period. No interest accrues on such contributions, except as may be required by applicable law. The Purchase Plan provides that the aggregate of such contributions during the offering period shall not exceed 10% of the participant’s compensation during any offering period. In addition, no participant may be granted purchase rights to buy more than $25,000 worth of common stock (such limit to be determined based on the fair market value of the common stock on the date the purchase rights are granted) under the Purchase Plan in any calendar year such rights are outstanding. During an offering period, a participant may discontinue his or her participation in the Purchase Plan, and may decrease, but not increase, the rate of contributions in an offering period within limits set by the administrator.
All contributions made for a participant are credited to the participant’s account under the Purchase Plan, are withheld in whole percentages only and are included with the general funds of the Company. The administrator may allow employees to participate in the Purchase Plan via cash contributions instead of payroll deductions if payroll deductions are not permitted under applicable local law, provided that the employees are participating in the component of the Purchase Plan that does not qualify under Section 423(b) of the Code or, if the employees are participating in the Section 423(b) Plan Component, the administrator has determined that cash contributions are permissible.
Funds received by the Company pursuant to exercises under the Purchase Plan are used for general corporate and working capital purposes. The Company has no obligation to segregate such funds, except where applicable laws require such segregation or deposit with an independent third party. Until shares of common stock are issued, participants will have only the rights of an unsecured general creditor with respect to such shares.
Delivery
Shares will not be issued with respect to a purchase option unless the exercise of such option and the issuance and delivery of the shares comply with all applicable laws. With respect to all or part of the shares credited to a participant’s brokerage account, the participant may elect to have such shares be sold at the participant’s expense and cash paid to the participant.
Withdrawal
A participant may terminate his or her participation in the Purchase Plan at any time by giving the Company a written notice of withdrawal. In such event, all of the contributions credited to the participant’s account will be returned, without interest, to such participant. Contributions will not resume unless a new subscription agreement is delivered in connection with a subsequent offering period.
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Leave of Absence
For a Code Section 423(b) Plan Component, a participant will not be deemed to have ceased to be an eligible employee while such participant is on any military leave, sick leave, or other bona fide leave of absence approved by the designated subsidiary of three (3) months or less. Where the period of leave exceeds three (3) months and the participant’s right to reemployment is not guaranteed by statute or by contract, for purposes of the Purchase Plan, the participant will be deemed to have ceased to be an employee three (3) months and one (1) day following the commencement of such leave. Subject to the discretion of the Board, if a participant is granted a leave of absence during which the participant receives eligible compensation, payroll deductions on behalf of the participant will continue and any payroll deductions credited to the participant’s account may be used to purchase shares as provided under the Purchase Plan. If a participant is granted a leave of absence during which the participant does not receive eligible compensation, payroll deductions on behalf of the participant will be discontinued and no other payroll deductions will be permitted (unless otherwise determined by the Board or required by applicable law), but any payroll deductions then credited to the participant’s account may be used to purchase shares on the next applicable purchase date.
Termination of Employment
Termination of a participant’s employment for any reason, including retirement or death, cancels his or her participation in the Purchase Plan immediately (unless immediately rehired or transferred by the Company or a designated subsidiary). In such event, the contributions credited to the participant’s account but not used to purchase shares will be returned without interest to such participant, his or her designated beneficiaries or the executors or administrators of his or her estate. Nothing in the Purchase Plan interferes with the right of the Company to terminate any employee’s employment at any time.
Adjustments Upon Changes in Capitalization
In the event of any changes in the capitalization of the Company effected without receipt of consideration by the Company, such as a stock split, dividend or other distribution, combination, merger, consolidation, recapitalization, split-off, spin-off, or reclassification of the common stock, any other increase or decrease in the number of shares of common stock effected without receipt of consideration by the Company, or corporate event affecting the common stock, then proportionate adjustments will be made by the administrator in the shares subject to purchase, to the extent applicable, and in the price per share under the Purchase Plan. In the event of liquidation or dissolution of the Company, the offering periods then in progress will terminate immediately prior to the consummation of such event unless otherwise provided by the administrator.
In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, any offering periods then in progress may, in the sole discretion of the administrator, be shortened by the setting of a new exercise date to be held before the Company’s proposed sale or merger. To the extent the offering period is shortened, at least ten days before the new exercise date, the administrator will notify each participant that the exercise date has been changed and that the participant’s option will be automatically exercised on the new exercise date, unless the participant withdraws from the Purchase Plan.
Amendment and Termination
The administrator may at any time and for any reason amend or terminate the Purchase Plan, except that (i) no such termination or amendment can materially and adversely affect options previously granted without participant consent unless the administrator determines that terminating an offering period is in the best interests of the Company and (ii) the Purchase Plan may be amended if necessary or advisable to facilitate compliance with applicable law, as determined in the sole discretion of the Board. In addition, the Company will obtain stockholder approval of any amendment to the extent necessary to comply with Section 423 of the Code or other applicable law or stock exchange requirement.
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Certain U.S. Federal Income Tax Information
The following information is a brief summary of the effect of U.S. federal income taxation upon the Company and participants with respect to the purchase of shares of common stock under the Purchase Plan. It does not purport to be complete, and does not discuss the tax consequences of the participant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.
The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. However, the Purchase Plan may have sub-plans which do not qualify under Section 423(b) of the Code, and to which the tax treatment described herein does not apply.
Under Sections 421 and 423 of the Code, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period.
If the shares are sold or otherwise disposed of more than two years from the beginning of the offering period in which they are purchased and more than one year from the date of the applicable purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, and (b) an amount equal to 15% of the fair market value of the shares as of the beginning of the offering period in which they are purchased. Any additional gain will be treated as long-term capital gain.
If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.
The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.
New Plan Benefits
Future benefits under the Purchase Plan are not currently determinable, as they will depend on the actual purchase price of our shares of common stock in future offerings, the market value of our common stock on various future dates, the extent to which eligible employees elect to participate in the Purchase Plan, the amount of contributions eligible employees elect to make under the Purchase Plan and similar factors. However, our named executive officers will be subject to the same purchase restrictions as all other participants.
Past Purchases Under the Purchase Plan
Between March 1, 2012 (the earliest date for which we have relevant data relating to individual purchases) and March 1, 2026, a total of 10,576,629 shares of common stock have been purchased under the Purchase Plan. The table below shows the number of shares purchased during that period by each of the following: (i) each executive officer named in the Summary Compensation Table presented in this proxy statement; (ii) all current executive officers, as a group; (iii) all current non-employee directors, as a group; and (iv) all employees other than current executive officers, as a group. The table also shows the aggregate number of shares purchased before March 1, 2012. No non-employee directors are eligible to participate in the Purchase Plan, no associate of a non-employee director or executive officer or nominee for election as a director has purchased shares under the Purchase Plan, and no participating employee has purchased five percent (5%) or more of the total amount of
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shares purchased under the Purchase Plan. As of March 1, 2026 the fair market value of a share of our common stock was $66.87.

Name and Position	Aggregate Number of Shares Purchased
From March 1, 2012 to March 1, 2026
Robert G. Painter	3,714
Phillip Sawarynski	8,905
Ronald J. Bisio	—
Chris Keating	5,949
Mark Schwartz	8,164
All current executive officers, as a group	30,128
All current non-employee directors, as a group	—
All employees, as a group, including current officers who are not executive officers	10,546,501
Before March 1, 2012
All non-employee directors, as a group	—
All employees, as a group, including executive officers	25,515,101
Approval
Vote Required
Approval of the amendment to the Purchase Plan to extend the term for ten years requires the affirmative vote of the holders of a majority of the shares voting on this proposal at the Annual Meeting via the internet or by proxy (abstentions and broker non-votes will not be counted in determining the outcome of this proposal).
Recommendation of the Board of Directors

The Board of Directors recommends that stockholders vote FOR the approval of amendments to the Purchase Plan.
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OTHER INFORMATION
Information Regarding Previous Independent Registered Public Accounting Firm
As previously disclosed, on April 25, 2025, the Audit Committee appointed KPMG as the Company’s independent registered public accounting firm. Previously, EY had served in this role, including for fiscal 2024. On and effective as of April 25, 2025, the Audit Committee approved the dismissal of EY as the Company’s independent registered public accounting firm.
The audit reports of EY on the Company’s financial statements as of and for fiscal 2024 and fiscal 2023 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
During fiscal 2024 and the subsequent interim period through April 25, 2025, there were (i) no “disagreements” as described in Item 304(a)(1)(iv) of Regulation S-K) between the Company and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to EY’s satisfaction, would have caused EY to make reference thereto in its reports on the Company’s financial statements for such periods, and (ii) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for certain material weaknesses as described in the Company’s Annual Reports on Form 10-K for fiscal 2024 and fiscal 2023, respectively.
During fiscal 2024 and the subsequent interim period through April 25, 2025, neither the Company, nor anyone on behalf of the Company, consulted KPMG regarding: (i) the application of accounting principles to a specified transaction (either completed or proposed), or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as described in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).
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Audit Committee Report
The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that it is specifically incorporated by reference into a document filed under the Exchange Act or under the Securities Act of 1933.
The Audit Committee is a separately-designated standing committee of the Board, established in accordance with Section 3(a)(58)(A) of the Exchange Act, and operates under a written charter adopted by the Board. Among its other functions, the Audit Committee recommends to the Board, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm.
The Audit Committee has reviewed and discussed the Company’s consolidated financial statements and financial reporting process with the Company’s management, which has the primary responsibility for the Company’s consolidated financial statements and financial reporting processes, including establishing and maintaining adequate internal controls over financial reporting and evaluating the effectiveness of such internal controls. KPMG, the Company’s current independent registered public accounting firm, is responsible for performing an audit and expressing an opinion on the conformity of the Company’s audited financial statements to U.S. generally accepted accounting principles and performing an audit and expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee has reviewed and candidly discussed with KPMG the overall scope and plans of its audits, its evaluation of the Company’s internal controls, the overall quality of the Company’s financial reporting processes and accounting principles and judgment, and the clarity of disclosures in the Company’s consolidated financial statements.
The Audit Committee has discussed with KPMG those matters required to be discussed, by the SEC and by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (PCAOB). KPMG has provided the Audit Committee with the written disclosures and the letter required by the PCAOB. The Audit Committee has also discussed with KPMG its independence from management and the Company, and has also determined that KPMG’s provision of non-audit services (such as tax-related services) to the Company and its affiliates is compatible with maintaining the independence of KPMG with respect to the Company and its management.
Based on the Audit Committee’s discussion with management and the independent registered public accounting firm, and the Audit Committee’s review of the representation of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2026.
Submitted by the Audit Committee of the Company’s Board of Directors,

Kaigham (Ken) Gabriel	Mark S. Peek, Chair	Kara Sprague	Thomas Sweet
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Security Ownership
In the following tables, we have computed beneficial ownership in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, all shares of common stock subject to options, restricted stock units, or warrants held by that person that are exercisable within 60 days of the Record Date are counted as outstanding (but such shares are not counted as outstanding for purposes of computing the percentage ownership of any other person). To our knowledge, except as indicated in the footnotes to the tables below and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.
The applicable percentage of share ownership in the tables is based on 232,088,731 shares of the Company’s common stock outstanding as of March 30, 2026, the Record Date.
Security Ownership of Certain Beneficial Owners
The following table sets forth the shares of the Company’s common stock beneficially owned as of the Record Date by the persons known to the Company to be the beneficial owners of more than five percent of the Company’s outstanding common stock.

Name and Address	Amount and Nature of Beneficial Ownership (#)		Percent of Class
The Vanguard Group 100 Vanguard Boulevard, Malvern, Pennsylvania 19355	30,570,253	(1)	13.2%
Morgan Stanley 1585 Broadway, New York, NY 10036	13,064,278	(2)	5.6%
(1)The information is based upon, and is included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G/A filed with the SEC on January 30, 2026. The Vanguard Group has shared voting power over 2,360,381 shares and shared dispositive power over 30,570,253 shares.
(2)The information is based upon, and is included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G filed with the SEC on August 5, 2025. Morgan Stanley has shared voting power over 11,332,309 shares and shared dispositive power over 12,687,834 shares.
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Security Ownership of Management
The following table sets forth the shares of the Company’s common stock beneficially owned as of the Record Date (unless otherwise noted below) by: (i) all directors and nominees; (ii) all executive officers of the Company named in the Summary Compensation Table presented in this proxy statement; and (iii) all directors and executive officers of the Company, as a group.

Name and Address (1)	Amount and Nature of Beneficial Ownership (#) (2)		Percent of Class (%)
Ronald J. Bisio	146,619	(4)	*
James C. Dalton (3)	12,460		*
Börje Ekholm	61,634		*
Kaigham (Ken) Gabriel	15,170		*
Chris Keating	27,366	(5)	*
Meaghan Lloyd	53,119		*
Ronald S. Nersesian	12,327		*
Robert G. Painter	660,409	(6)	*
Mark S. Peek	92,517		*
Phillip Sawarynski	59,310	(7)	*
Mark Schwartz	74,895	(8)	*
Kara Sprague	6,810		*
Thomas Sweet	19,001		*
Johan Wibergh	36,409		*
All directors and executive officers as a group (17 persons)	1,370,377	(9)	*
  *    Indicates less than 1%.
(1)The business address of each of the persons named in this table is: c/o Trimble Inc, 10368 Westmoor Dr, Westminster, CO 80021.
(2)As indicated in specific footnotes below, these numbers include shares subject to stock options that are currently exercisable or are scheduled to become exercisable within 60 days of the Record Date, and RSUs and PRSUs that are scheduled to vest within 60 days of the Record Date.
(3)Mr. Dalton is not standing for reelection at the Annual Meeting.
(4)Includes 60,216 shares unissued at the Record Date (see Note 2).
(5)Includes 26,801 shares unissued at the Record Date (see Note 2).
(6)Includes 430,166 shares unissued at the Record Date (see Note 2).
(7)Includes 29,118 shares unissued at the Record Date (see Note 2).
(8)Includes 55,227 shares unissued at the Record Date (see Note 2).
(9)Includes a total of 674,170 shares unissued at the Record Date (see Note 2).
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Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s executive officers and directors, as well as persons who beneficially own more than 10% of a registered class of the Company’s equity securities during the fiscal year ended January 2, 2026, file reports of initial ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC, and to furnish the Company with copies of such reports.
To the Company’s knowledge, based on its review of such forms received by the Company, all such filing requirements were complied with on a timely basis during the fiscal year ended January 2, 2026, except that one Form 4 filed by Mr. Painter on June 6, 2025 was late in reporting 4,500 shares that were transferred back to Mr. Painter’s direct holdings on May 21, 2025, after such shares were overallocated to a trust on May 8, 2025.
Equity Compensation Plan Information
The following table sets forth certain information, as of January 2, 2026, regarding the Company’s equity compensation plans. The Company does not have any equity compensation plans that were not approved by security holders. For a complete description of the Company’s equity compensation plans, please see Note 15 to the Company’s audited consolidated financial statements for the fiscal year ended January 2, 2026, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2026.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Plan Category	(Column A)	(Column B)	(Column C)
Equity compensation plans approved by security holders	5,258,686 (1)	$60.34 (2)	18,293,276 (3)
(1)Reflects the number of shares underlying outstanding stock options (513,088 shares), shares issuable upon the vesting of RSUs (3,794,496 shares), and shares issuable upon the vesting of PRSUs based on the target number of shares to be issued under the awards (951,102 shares). If the PRSUs were to vest at the maximum payout, an additional 894,683 shares would be issued upon vesting.
(2)The weighted-average exercise price relates to the outstanding stock options included in column (A).
(3)Consists of 15,065,864 shares available for issuance under the 2002 Stock Plan and 3,227,412 shares available for issuance under the Employee Stock Purchase Plan.
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GENERAL INFORMATION
Information Concerning Solicitation and Voting
Record Date and Shares Outstanding
Stockholders of record at the close of business on March 30, 2026, the Record Date, are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, the Company had issued and outstanding 232,088,731 shares of common stock, $0.001 par value. A list of stockholders entitled to vote at the Annual Meeting is expected to be available for examination at our principal executive offices at the address listed above for a period of 10 days prior to the Annual Meeting, and during the Annual Meeting such list will be available for examination at www.virtualshareholdermeeting.com/TRMB2026 by using the 16-digit control number included on your Notice of Internet Availability or your proxy card or voting instruction form (if you received a printed copy of the proxy materials) or included in the email to you if you received the proxy materials by email.
Proxies and Revocability
The proxy card provided in conjunction with this proxy statement grants the proxy holders discretionary authority to vote on any matter properly raised at the Annual Meeting.
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attn: Corporate Secretary) a written notice of revocation or a duly executed proxy bearing a later date (including a proxy by telephone or over the internet) or by attending the virtual meeting and voting live via the internet at www.virtualshareholdermeeting.com/TRMB2026. Attendance at the meeting will not, by itself, revoke a proxy.
Solicitation of Proxies
The entire cost of this proxy solicitation will be borne by the Company. The Company has retained the services of Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902, to solicit proxies, for which services the Company has agreed to pay approximately $10,000 as well as a solicitation charge per stockholder in the event individual holders are solicited. In addition, the Company will also reimburse certain out-of-pocket expenses in connection with such proxy solicitation. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers, and regular employees, without additional compensation, personally or by telephone, or facsimile.
Voting
Each share of common stock outstanding on the Record Date is entitled to one vote on all matters. An automated system administered by the Company’s agent tabulates the votes.
Abstentions and broker non-votes are each included in the determination of the presence or absence of a quorum at the Annual Meeting. The required quorum is a majority of the shares outstanding on the Record Date. Abstentions and broker non-votes will be taken into account only for purposes of determining whether a quorum is present, and will not be taken into account in determining the outcome of any of the items submitted to a vote of the stockholders.
A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular item because the nominee does not have discretionary voting power with respect to that item and has not received instructions with respect to that item from the beneficial owner, despite voting on at least one other item for which it does have discretionary authority or for which it has received instructions. If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions, under the rules that govern brokers who are record owners of shares that are held in street name for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote them on non-routine matters. Item 3 is a routine matter. Items 1, 2 and 4 are non-routine matters.
The vote required for approval of each of the proposals is set forth under each proposal.
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Voting via the Internet or by Telephone
Stockholders may vote by submitting proxies electronically either via the internet or by telephone or, if they request paper copies of the proxy materials, they may complete and submit a paper version of the proxy card. Please note that there are separate arrangements for voting via the internet and by telephone depending on whether shares are registered in the Company’s stock records directly in a stockholder’s name or are held in the name of a brokerage firm or bank.
In order to allow individual stockholders to vote their shares and to confirm that their instructions have been properly recorded, the internet and telephone voting procedures have been designed to authenticate each stockholder’s identity. If you submit a proxy via the internet or by telephone, you do not need to return your proxy card.
Voting During the Virtual Annual Meeting
You will need the 16-digit control number included on your Notice of Internet Availability or your proxy card or voting instruction form (if you received a printed copy of the proxy materials) or included in the email to you if you received the proxy materials by email in order to be able to vote your shares or submit questions during the Annual Meeting. Instructions on how to connect to the Annual Meeting and participate via the internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/TRMB2026. If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting but you will not be able to vote your shares or submit questions during the Annual Meeting.
We will have technicians ready to assist you with any technical difficulties you may have while accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log-in page.
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Co. Inc., you are considered to be the registered stockholder with respect to those shares. A notice for registered stockholders was mailed directly to you by our mailing agent, Broadridge Investor Communications, Inc. Registered stockholders have the right to vote live via the internet at www.virtualshareholdermeeting.com/TRMB2026.
If your shares are held in a brokerage account or by another nominee, you are considered to be a beneficial stockholder of those shares. A notice for beneficial stockholders was forwarded to you together with voting instructions. In order to vote via the internet at the Annual Meeting, beneficial stockholders must obtain a “legal proxy” from the broker, trustee or nominee that holds their shares. Without a legal proxy, beneficial owners will not be allowed to vote live via the internet at www.virtualshareholdermeeting.com/TRMB2026.
Internet Availability of Proxy Materials
Under the “notice and access” rules adopted by the SEC, we are furnishing proxy materials to our stockholders primarily via the internet, instead of mailing printed copies of those materials to each stockholder. As a result, on or about April 9, 2026, we mailed our stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report on Form 10-K. The Notice of Internet Availability also instructs you on how to access your proxy card to vote through the internet or by telephone, but is not a proxy card and cannot be used to vote your shares.
This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help minimize the environmental impact of the Annual Meeting. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.
Deadline for Receipt of Stockholder Proposals for 2027 Annual Meeting
Stockholders are entitled to present proposals for action at future stockholder meetings of the Company if they comply with the requirements of the appropriate proxy rules and regulations promulgated by the SEC.
Proposals of stockholders which are intended to be considered for inclusion in the Company’s proxy statement and form of proxy related to the Company’s 2027 annual meeting of stockholders must be received by the
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Company at its principal executive offices (Attn: Corporate Secretary – Stockholder Proposals, Trimble Inc. at 10368 Westmoor Dr, Westminster, CO 80021) no later than December 10, 2026. Stockholders interested in submitting such a proposal are advised to retain knowledgeable legal counsel with regard to the detailed requirements of the applicable securities laws. The timely submission of a stockholder proposal to the Company does not guarantee that it will be included in the Company’s applicable proxy statement.
Stockholders who wish to offer proposals at the Annual Meeting must send notice to the Company with information concerning the proposal, the stockholder giving such notice, and any beneficial owner on whose behalf the proposal is made, as specified in the Company’s bylaws, which notice in order to be timely must be received by the Company not earlier than January 26, 2027 and not later than February 25, 2027, except if the annual meeting for 2027 is called for a date earlier than April 26, 2027 or later than June 25, 2027, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting for 2027 is mailed or the date the Company announces the date of the annual meeting for 2027, whichever occurs first. The proxy holders for the Company’s 2027 annual meeting of stockholders will have the discretionary authority to vote against any stockholder proposal that is not timely if it is properly raised at such annual meeting, even though such stockholder proposal is not discussed in the Company’s proxy statement related to that stockholder meeting.
Stockholders who wish to nominate one or more candidates for election as a director must send notice to the Company with the information and undertakings concerning the nominee, the stockholder giving such notice, and any beneficial owner on whose behalf the nomination is made, as specified in the Company’s bylaws, which notice in order to be timely must be received by the Company not earlier than January 26, 2027 and not later than February 25, 2027, except if the annual meeting for 2027 is called for a date earlier than April 26, 2027 or later than June 25, 2027, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting for 2027 is mailed or the date the Company announces the date of the annual meeting for 2027, whichever occurs first.
The Company’s bylaws also allow eligible stockholders to nominate a candidate for election as a director in accordance with the “proxy access” provisions of the bylaws, which permit a nominating group of up to 20 stockholders owning 3% or more of our common stock continuously for at least three years to nominate director candidates constituting up to the greater of (i) 20% of the number of directors in office on December 10, 2026 or (ii) two directors; provided that the stockholder (or group) and each nominee satisfy the requirements specified in the Company’s bylaws. Eligible stockholders who wish to nominate a candidate or candidates for inclusion in the proxy statement and form of proxy related to the Company’s 2027 annual meeting of stockholders in accordance with such “proxy access” provisions must send notice to the Company in compliance with the requirements set forth in its bylaws, which must be received by the Company not earlier than November 10, 2026 and not later than December 10, 2026.
Additional Information
Eliminating Duplicate Mailings (“Householding”)
As permitted by the Securities Exchange Act of 1934, we may deliver only one notice or one paper copy of this proxy statement to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of the notice or the paper version of the proxy statement, respectively, as applicable. Stockholders that reside at the same address and receive multiple copies of the notice of the paper version of the proxy statement may request delivery of only one copy of the notice or proxy statement, as applicable, by directing a notice to the Company’s Investor Relations department at the address below.
The Company will promptly deliver, upon oral or written request, a separate copy of the notice or this proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to the Company at its principal executive offices (listed below), Attention: Investor Relations.
Annual Report on Form 10-K
The Company’s Annual Report on Form 10-K for fiscal 2025 is available, along with this proxy statement, at the Company’s website at investor.trimble.com/annuals-and-proxies. A printed copy may be obtained by sending a written request to the Company at its principal executive offices (listed below), Attention: Investor Relations.
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Principal Executive Offices
The Company’s principal executive offices are located at 10368 Westmoor Dr, Westminster, CO 80021. The telephone number at that address is (720) 887-6100.
Information Referenced in this Proxy Statement
The content of the websites referred to in this proxy statement are not deemed to be part of, and are not incorporated by reference into, this proxy statement.
Forward-Looking Statements
This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our business strategy, our sustainability and corporate governance goals, commitments, and strategies, and our executive compensation program. These statements involve risks and uncertainties. Actual results could differ materially from any future results expressed or implied by the forward-looking statements for a variety of reasons, including due to the risks, uncertainties, and other important factors that are discussed in our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. We assume no obligation to update any forward-looking statements or information, which speak as of their respective dates.
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APPENDIX A
Reconciliation of GAAP to Non-GAAP Financial Measures
This proxy statement contains information regarding financial measures that are not calculated in accordance with GAAP. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures. The non-GAAP financial measures included in this proxy statement, and the adjustments to comparable GAAP measures, are set forth below:
Non-GAAP gross margin
We define Non-GAAP gross margin as GAAP gross margin, excluding the effects of amortization of purchased intangible assets, stock-based compensation, deferred compensation, and restructuring and other costs. We believe our investors benefit by understanding our non-GAAP gross margin as a way of understanding how product mix, pricing decisions, and manufacturing costs influence our business.
Non-GAAP operating income
We define Non-GAAP operating income as GAAP operating income, excluding the effects of amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, deferred compensation, and restructuring and other costs. We believe our investors benefit by understanding our non-GAAP operating income trends, which are driven by revenue, gross margin, and spending.
Non-GAAP net income
We define Non-GAAP net income as GAAP net income, excluding the effects of amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, restructuring and other costs, and non-GAAP tax adjustments. This measure provides a supplemental view of net income trends, which are driven by non-GAAP income before taxes and our non-GAAP tax rate.
Non-GAAP diluted net income per share
We define Non-GAAP diluted net income per share as GAAP diluted net income per share, excluding the effects of amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, restructuring and other costs, and non-GAAP tax adjustments. We believe our investors benefit by understanding our non-GAAP operating performance as reflected in a per share calculation as a way of measuring non-GAAP operating performance by ownership in the Company.
Adjusted EBITDA
We define Adjusted EBITDA as non-GAAP operating income plus depreciation expense, cloud computing amortization, and income from equity method investments, net, excluding our proportionate share of items such as goodwill impairment, amortization of purchased intangibles, stock-based compensation, and restructuring costs. Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is a performance measure that we believe offers a useful view of the overall operations of our business because it facilitates operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, depreciation, amortization of purchased intangibles and cloud computing costs, and income from equity method investments, net.

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GAAP TO NON-GAAP RECONCILIATION (dollars in millions, except per share data) (unaudited)
	Years
	2025		2024

	Dollar	% of	Dollar	% of
(In millions, except per share amounts)	Amount	Revenue	Amount	Revenue
REVENUE:
GAAP revenue:	$3,587.3		$3,683.3
GROSS MARGIN:
GAAP gross margin:	$2,477.9	69.1%	$2,396.3	65.1%
Amortization of purchased intangible assets	65.2		93.3
Stock-based compensation / deferred compensation	15.7		17.4
Restructuring and other costs	6.8		3.6
Non-GAAP gross margin:	$2,565.6	71.5%	$2,510.6	68.2%
OPERATING INCOME:
GAAP operating income:	$592.0	16.5%	$460.7	12.5%
Amortization of purchased intangible assets	172.0		199.0
Acquisition / divestiture items	19.1		81.6
Stock-based compensation / deferred compensation	151.5		163.5
Restructuring and other costs	53.5		32.4
Non-GAAP operating income:	$988.1	27.5%	$937.2	25.4%
NET INCOME:
GAAP net income:	$424.0	11.8%	$1,504.4	40.8%
Amortization of purchased intangible assets	172.0		199.0
Acquisition / divestiture items	27.5		(1,606.9)
Stock-based compensation	146.5		158.6
Restructuring and other costs	60.3		96.5
Non-GAAP tax adjustments	(74.0)		352.8
Non-GAAP net income:	$756.3	21.1%	$704.4	19.1%
DILUTED NET INCOME PER SHARE:
GAAP diluted net income per share:	$1.76		$6.09
Amortization of purchased intangible assets	0.71		0.80
Acquisition / divestiture items	0.11		(6.50)
Stock-based compensation	0.61		0.64
Restructuring and other costs	0.25		0.39
Non-GAAP tax adjustments	(0.31)		1.43
Non-GAAP diluted net income per share:	$3.13		$2.85
ADJUSTED EBITDA:
GAAP operating income:	$592.0	16.5%	$460.7	12.5%
Amortization of purchased intangible assets	172.0		199.0
Acquisition / divestiture items	19.1		81.6
Stock-based compensation / deferred compensation	151.5		163.5
Restructuring and other costs	53.5		32.4
Non-GAAP operating income:	988.1	27.5%	937.2	25.4%
Depreciation expense and cloud computing amortization	48.8		49.3
Income from equity method investments, net	9.3		13.9
Adjusted EBITDA	$1,046.2	29.2%	$1,000.4	27.2%

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Organic revenue growth
Organic revenue growth is a non-GAAP measure that refers to revenue excluding the impacts of (i) foreign currency translation, and (ii) acquisitions and divestitures that closed in the prior 12 months. We believe organic revenue growth provides useful information in evaluating the results of our business because it excludes items that are not indicative of ongoing performance or impact comparability with the prior year.

2025
Change versus 2024	% Change

Change in revenue	(3)%
Acquisitions	1%
Divestitures	(10)%
Organic growth	6%
Annualized Recurring Revenue (ARR)
ARR represents the estimated annualized value of recurring revenue. ARR is calculated by taking our subscription and maintenance and support revenue for the current quarter and adding the portion of the contract value of all our term licenses attributable to the current quarter, then dividing that sum by the number of days in the quarter and then multiplying that quotient by 365. Organic ARR refers to annualized recurring revenue excluding the impacts of (i) foreign currency translation, and (ii) acquisitions and divestitures that closed in the prior 12 months. ARR and organic ARR should be viewed independently of revenue and deferred revenue as they are performance measures and are not intended to be combined with or to replace either of those items.

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APPENDIX B
TRIMBLE INC.
EMPLOYEE STOCK PURCHASE PLAN
(as amended and restated March 26, 2026)
The following constitute the provisions of the Employee Stock Purchase Plan of Trimble Inc.
1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the U.S. Internal Revenue Code of 1986, as amended, although the Company makes no undertaking nor representation to maintain such qualification. In addition, this Plan document authorizes the grant of options under a non-423(b) component to the Plan which do not qualify under Section 423(b) of the Code pursuant to rules, procedures or sub-plans adopted by the Board designed to achieve tax, securities law compliance or other Company objectives.
2. Definitions.
(a) “Board” shall mean the Board of Directors of the Company.
(b) “Brokerage Account” means the general securities brokerage account, or such other account or record determined appropriate by the Company, established and maintained for the Plan with any entity selected by the Company, in its discretion, to assist in the administration of, and purchase of shares under the Plan.
(c) “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.
(d) “Common Stock” shall mean the common stock, par value $0.001 per share, of the Company. References in this Plan to a share of Common Stock shall also mean and include Fractional Share Interests when used in the context of references to shares of Common Stock underlying options unless the Plan expressly provides otherwise or the context clearly suggests otherwise.
(e) “Code Section 423(b) Plan Component” means the component of this Plan which is designed to meet the requirements set forth in Section 423(b) of the Code. The provisions of the Code Section 423(b) Plan Component shall be construed, administered and enforced in accordance with Section 423(b) of the Code.
(f) “Company” shall mean Trimble Inc., a Delaware corporation, or any successor thereto.
(g) “Compensation” shall mean all regular straight time gross earnings, commissions, overtime, shift premium, lead pay and other similar compensation, and any portion of such amounts voluntarily deferred or reduced by the Employee (i) under any employee benefit plan of the Company or a Subsidiary available to all levels of employees on a non-discriminatory basis upon satisfaction of eligibility requirements, and (ii) under any deferral plan of the Company (provided such amounts would not otherwise have been excluded had they not been deferred), but excluding bonuses resulting from any profit sharing plans, automobile allowances, relocation and other non-cash compensation. Unless determined otherwise by the Board, “Compensation” shall not include incentive bonuses. The Board, in its discretion, may, on a uniform and nondiscriminatory basis for each Offering, establish a different definition of Compensation for a subsequent Offering. Further, the Board shall have discretion to determine the application of this definition to participants outside the United States.
(h) “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, or one of its Subsidiaries, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.
(i) “Contributions” means the payroll deductions and/or contributions by other means that the Company may permit to be made by a participant to fund the exercise of options granted pursuant to the Plan.
(j) “Designated Subsidiaries” shall mean the Subsidiaries, whether now existing or existing in the future, which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan. The Board will determine whether employees of any Designated Subsidiary shall participate in the Code Section 423(b) Plan Component or in any separate Offering thereunder, or the Non-423(b) Plan Component.

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(k) “Employee” shall mean any person, including an officer, who is treated as an employee in the records of the Company or a Designated Subsidiary. For purposes of clarity, the term “Employee” shall not include the following, regardless of any subsequent reclassification as an employee by the Company or a Designated Subsidiary, any governmental agency, or any court: (i) any independent contractor; (ii) any consultant; (iii) any individual performing services for the Company or a Designated Subsidiary who has entered into an independent contractor or consultant agreement with the Company or a Designated Subsidiary; (iv) any individual performing services for the Company or a Designated Subsidiary under an independent contractor or consultant agreement, a purchase order, a supplier agreement or any other agreement that the Company or a Designated Subsidiary enters into for services; (v) any individual classified by the Company or a Designated Subsidiary as contract labor (such as contractors, contract employees, job shoppers), regardless of length of service; (vi) any individual whose base wage or salary is not processed for payment by the payroll department(s) or payroll provider(s) of the Company or a Designated Subsidiary; and (vii) any leased employee. The Board, in its discretion, may, prior to an Enrollment Date for all options to be granted on such Enrollment Date, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by U.S. Treasury Regulation Section 1.423-2) that the definition of Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Board in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Board in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Board in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering under the Code Section 423(b) Plan Component in an identical manner to all highly compensated individuals. Each exclusion will be applied with respect to an Offering under the Code Section 423(b) Plan Component in a manner complying with U.S. Treasury Regulation Section 1.423-2(e)(2)(ii).
(l) “Enrollment Date” shall mean the first Trading Day of each Offering Period.
(m) “Exercise Date” shall mean the last Trading Day of each Offering Period.
(n) “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.
(o) “Fractional Share Interest” means an interest in a share of Common Stock allocated to a participant upon exercise of an option and facilitated by the Company’s brokerage firm, providing for such rights with respect to a share of Common Stock as shall be specified by the Board. In the interest of clarity, no fractional shares of Common Stock shall be issued by the Company under the Plan.
(p) “Maximum Offering” shall mean, with respect to some or all participants in the Non-423(b) Plan Component, a maximum number or value of shares of the Common Stock made available for purchase in a specified period (e.g., a 12-month period) in specified countries, locations or to Employees of specified Designated Subsidiaries. Such maximum shall be determined by the Board in such a manner as to avoid securities filings, to achieve certain tax results or to meet other Company objectives.
(q) “Non-423(b) Plan Component” means a component of this Plan which does not meet the requirements set forth in Section 423(b) of the Code, as amended.
(r) “Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in paragraph 4. For purposes of the Plan, the Board may designate separate Offerings under the Plan (the terms of which need not be identical) in which Employees will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).
(s) “Offering Period” shall mean a period of six (6) months during which an option granted pursuant to the Plan may be exercised, or different period as determined by the Board, provided no Offering Period exceeds twenty-seven (27) months.

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(t) “Option Price” shall mean the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Common Stock on the Enrollment Date or (ii) eighty-five percent (85%) of the fair market value of a share of the Common Stock on the Exercise Date unless the Board sets an option price higher than this amount.
(u) “Plan” shall mean this Amended and Restated Employee Stock Purchase Plan, as set forth in this document and as hereafter amended from time to time, which includes a Code Section 423(b) Plan Component and a Non-423(b) Plan Component.
(v) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.
(w) “Trading Day” means a day on which the principal exchange that the Common Stock is listed is open for trading.
3. Eligibility.
(a) Any Employee as defined in paragraph 2 who is employed by the Company or a Designated Subsidiary at the time that the subscription agreement is required to be submitted for a given Offering Period is eligible to participate in the Plan for that Offering Period (subject to paragraph 10 below).
(b) An Employee who works for a Designated Subsidiary and is a citizen or resident of a jurisdiction other than the United States (without regard to whether such individual also is a citizen or resident of the United States or is a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Employee is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or a Code Section 423(b) Plan Component to violate Section 423 of the Code. In the case of a Non- 423(b) Plan Component, an Employee (or group of Employees) may be excluded from participation in the Plan or an Offering if the Board has determined, in its sole discretion, that participation of such Employee(s) is not advisable or practicable for any reason.
(c) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Code Section 423(b) Plan Component (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding (or other such limit, as may be set by the Board, in its discretion, within the parameters of Section 423(b)(8) of the Code and the regulations issued thereunder).
4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day of the relevant Offering Period and terminating on the Last Trading Day of the relevant Offering Period. Unless and until the Board determines otherwise in its discretion, Offering Period will commence on the first Trading Day of March and September of each year. The Plan shall continue thereafter until terminated in accordance with paragraph 18 hereof. Subject to the stockholder approval requirements of paragraph 18, the Board shall have the power to change the commencement or duration of Offering Periods with respect to future Offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected. The Board may decide that for administrative reasons, the Contributions related to the last pay date during the Offering Period will not be applied to the purchase of shares for that particular Offering Period, but instead will be either rolled over to the following Offering Period (provided that the participant is participating in the following Offering Period), provided that such rollover of Contributions is applied uniformly to employees offered participation in the Code Section 423(b) Plan Component of the Plan or in any separate Offering thereunder or refunded to the participant.
5. Participation.
(a) An eligible Employee may become a participant in the Plan by (i) completing a subscription agreement authorizing Contributions in the form required by the Company and filing it with the Company (or third party

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designated by the Company), or (ii) following an electronic or other enrollment procedure determined by the Company, in either case by the time specified by the Company.
(b) A participant’s authorized Contributions shall continue until changed by the participant, as provided in paragraph 10 or by amendment or termination of this Plan.
6. Contributions.
(a) At the time a participant files his or her subscription agreement in accordance with paragraph 5, he or she shall elect to have Contributions (in the form of payroll deductions, to the extent permitted or required by the Board) made on each payday during the Offering Period in an amount not exceeding ten percent (10%) (in whole percentages) of the Compensation which he receives on each payday during the Offering Period, and the aggregate of such Contributions during the Offering Period shall not exceed ten percent (10%) of the participant’s aggregate Compensation during said Offering Period.
(b) All Contributions made for a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.
(c) A participant may discontinue his or her participation in the Plan as provided in paragraph 10, or may decrease, but not increase, the rate of his or her Contributions during the Offering Period (within the limitations of paragraph 6(a)) by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless revised as provided herein or terminated as provided in paragraph 10 and participation in the subsequent Offering Period will be governed by the terms and conditions of the Plan and the offering in effect at the beginning of such Offering Period, subject to the participant’s right to withdraw from the Plan in accordance with paragraph 10.
(d) Notwithstanding any provisions to the contrary in the Plan, the Board may allow Employees to participate in the Plan via cash contributions instead of payroll deductions if payroll deductions are not permitted under applicable local law (and if the Employee is participating in the Non-423(b) Plan Component or, if the Employee is participating in the Code Section 423 Plan Component, the Board has determined that cash contributions are permissible).
7. Grant of Option.
(a) On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period up to a number of whole shares of Common Stock and Fractional Share Interests determined by dividing such Employee’s Contributions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of Common Stock on the Enrollment Date or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Exercise Date; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than a number of shares determined by dividing $12,500 by the fair market value of a share of the Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in paragraphs 3(c) and 12 hereof. Exercise of the option shall occur as provided in paragraph 8, unless the participant has withdrawn pursuant to paragraph 10, and shall expire on the last day of the Offering Period. Fair market value of a share of the Common Stock shall be determined as provided in paragraph 7(b) herein.
(b) The fair market value of Common Stock on a given date shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per share shall be the closing price of the Common Stock for such date, as reported by the Nasdaq Global Select Market, or, in the event the Common Stock is listed on a different stock exchange, the fair market value per share shall be the closing price on such exchange on such date, as reported in the Wall Street Journal, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported.
8. Exercise of Option. Unless a participant withdraws from the Plan as provided in paragraph 10 below, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of whole shares and Fractional Share Interests subject to the option shall be purchased for such participant at the

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applicable option price with the accumulated Contributions in his or her account. The shares purchased hereunder will be credited to the Brokerage Account. Any Contributions accumulated in a participant’s account which are not used to purchase shares shall be automatically refunded to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.
9. Delivery. A participant hereunder may elect at any time on a form acceptable to the Company to have all or part of the shares credited to the Brokerage Account on his or her behalf sold at participant’s expense and cash paid to participant. A participant under the Code Section 423(b) Plan Component hereunder may elect, at any time after two (2) years following the Exercise Date of any Offering Period and on a form acceptable to the Company, to have all or part of the shares purchased with respect to such Offering Period and credited to the Brokerage Account on his or her behalf transferred to the participant’s individual brokerage account established at the participant’s expense.
10. Withdrawal; Termination of Employment; Leave of Absence.
(a) A participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) giving written notice to the Company (or third party designated by the Company) in the form required by the Company, or (ii) following an electronic or other withdrawal procedure determined by the Company. In each case the Company may set a deadline of when a withdrawal must occur to be effective prior to a given Exercise Date. All of the participant’s Contributions credited to his or her account will be paid to such participant as soon as practicable after receipt of notice of withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.
(b) Upon termination of the participant’s Continuous Status as an Employee prior to the Exercise Date for any reason, including retirement or death, (i) the Contributions credited to such participant’s account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the participant’s estate, and such participant’s option will be automatically terminated, and (ii) the participant’s interest in the Brokerage Account shall be liquidated in the following manner. As part of the procedure to liquidate the participant’s interest in the Brokerage Account, the participant may elect in writing, on a form acceptable to the Company and received by the designated person at the Company within thirty (30) days of the termination, to have the number of shares credited to the Brokerage Account on behalf of the participant sold at the participant’s expense and cash paid to the participant, or to have such shares transferred to the participant’s individual brokerage account established at the participant’s expense. If the participant does not request a sale or transfer by the deadline set forth above or requests to receive a stock certificate, a certificate for the shares credited to the Brokerage Account on his or her behalf will be issued to the participant. A participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company or a Designated Subsidiary will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if a participant transfers from a Code Section 423(b) Plan Component to a Non- 423(b) Plan Component, the exercise of the right will be qualified under the Code Section 423(b) Plan Component only to the extent that such exercise complies with Section 423 of the Code. If a participant transfers from a Non- 423(b) Plan Component to a Code Section 423(b) Plan Component, the exercise of the right will remain non-qualified under the Non- 423(b) Plan Component.
(c) For purposes of participation in a Code Section 423(b) Plan Component, a participant shall not be deemed to have ceased to be an eligible Employee while such participant is on any military leave, sick leave, or other bona fide leave of absence approved by the Company or Designated Subsidiary, as applicable, of three (3) months or less; provided that where the period of leave exceeds three (3) months and the participant’s right to reemployment is not guaranteed by statute or by contract, for purposes of the Plan, the participant will be deemed to have ceased to be an Employee three (3) months and one (1) day following the commencement of such leave. Subject to the discretion of the Board, if a participant is granted a leave of absence during which the participant receives Compensation, payroll deductions on behalf of the participant will continue and any payroll deductions credited to the participant’s account may be used to purchase shares of Common Stock as provided under the Plan. If a participant is granted a leave of absence during which the participant does not receive Compensation, payroll deductions on behalf of the participant will be discontinued and no other payroll deductions will be

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permitted (unless otherwise determined by the Board or required by applicable law), but any payroll deductions then credited to the participant’s account may be used to purchase Shares on the next applicable Purchase Date.
(d) A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.
11. Interest. No interest shall accrue on the Contributions of a participant in the Plan, except as may be required by applicable law, as determined by the Company, for participants in the Non-423(b) Plan Component (or the Code Section 423(b) Plan Component if permitted under Code Section 423).
12. Stock.
(a) The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 39,000,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 17. Such shares of common Stock may be authorized but unissued Common Stock, treasury shares or Common Stock purchased on the open market. For the avoidance of any doubt, the limitation set forth in this paragraph 12 may be used to satisfy purchases of Common stock under either a Code Section 423(b) Plan Component or the Non-423(b) Plan Component. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan or the Maximum Offering, if any, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. The pro rata allocation shall be limited, in the case of exceeding the Maximum Offering, to those participants in the countries, locations or Designated Subsidiaries in the specified Maximum Offering.
(b) The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised. Unless the Board provides otherwise, a participant shall not be, nor shall have any rights or privileges of, a shareholder of the Company, including the right to vote, in respect of any Fractional Share Interests issued to a participant until the Fractional Share Interests credited to the participant aggregate to a whole share of Stock.
(c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.
13. Administration. The Plan shall be administered by the Board or a committee appointed by the Board, which committee will be constituted to comply with applicable laws. To the extent a committed has been appointed by the Board to administer the Plan, references herein to the “Board” shall mean the committee appointed to administer the Plan, including, in the interest of clarity, for purpose of the actions contemplated under paragraphs 17 and 18. The Board will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to delegate ministerial duties to any of the Company’s employees, to designate separate Offerings under the Plan, to designate Subsidiaries as participating in the Plan and whether such participation is under the Code Section 423(b) Plan Component or the Non-423(b) Plan Component, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary or advisable for the administration of the Plan (including, without limitation, to adopt such procedures, sub-plans and appendices to the subscription agreement as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans and appendices may take precedence over other provisions of this Plan, with the exception of paragraph 12(a) hereof, but unless otherwise superseded by the terms of such sub-plan or appendix, the provisions of this Plan will govern the operation of such sub-plan or appendix). Without limiting the generality of the foregoing, the Board is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Board is also authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. The administration, interpretation or application of the Plan by the Board or its committee shall be final, conclusive and binding upon all participants.

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14. Transferability. Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with paragraph 10. Further, any Fractional Share Interests issued to an Optionee shall remain in the Optionee’s account at the Company’s brokerage firm until the disposition of the Fractional Share Interests and shall not become transferable to another broker unless and until any Fractional Share Interests aggregate to a whole share of Common Stock.
15. Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions, except where applicable laws require that Contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party, provided, however, that, if such segregation or deposit with an independent third party is required by applicable laws, it will apply to all participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423 2(f). Until shares of Common Stock are issued, participants will have only the rights of an unsecured creditor with respect to such shares.
16. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees semi-annually promptly following the Exercise Date, which statements will set forth the amounts of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.
17. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock or in the event of any change to the value of the Common Stock resulting from a stock split, reverse stock split, dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), combination, merger consolidation, recapitalization, split-off, spin-off or reclassification of the Common Stock, any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company or corporate event affecting the Common Stock; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.
In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, any Offering Periods then in progress may, in the sole discretion of the Board, be shortened by setting a new Exercise Date (the “New Exercise Date”) and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. To the extent the Offering Period is shortened, the Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in paragraph 10 hereof.
18. Amendment or Termination. The Board may, at any time and for any reason, terminate or amend the Plan. Except as provided in paragraph 17, no such termination or amendment can materially and adversely affect options previously granted without participant consent, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders and the Plan may be amended if necessary or advisable to facilitate compliance with applicable law, as determined in the sole discretion of the Board. In addition, to the extent necessary to

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comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation or stock exchange requirement), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.
19. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
20. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve months before or after the date the Plan is adopted, to the extent required under the Code or applicable law. Such stockholder approval shall be obtained in the manner and degree required under the applicable state and federal tax and securities laws.
21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the U.S. Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
22. Tax Withholding. The Company or any Subsidiary, as appropriate, shall have the authority and the right to deduct or withhold, or require an Employee to remit to the Company or one of its Subsidiaries, an amount sufficient to satisfy U.S. federal, state, and local taxes and taxes imposed by jurisdictions outside of the United States (including income tax, social insurance contributions, payment on account and any other taxes that may be due) required by law to be withheld with respect to any taxable event concerning an Employee arising as a result of his or her participation in the Plan or to take such other action as may be necessary in the opinion of the Company or a Subsidiary, as appropriate, to satisfy withholding obligations for the payment of taxes. The Board may in its discretion and in satisfaction of the foregoing requirement, allow a participant to elect to have the Company withhold shares (including less than a whole share) otherwise issuable at exercise (or allow the return of shares) having a fair market value equal to the sums required to be withheld or such higher amount determined using rates not exceeding the maximum statutory rate in the applicable jurisdiction(s). No shares shall be delivered hereunder to any Employee until the Employee or such other person has made arrangements acceptable to the Company for the satisfaction of these tax obligations with respect to any taxable event concerning the Employee’s participation in the Plan.
23. No Right to Employment or Services. Nothing in the Plan or any subscription agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Employee’s employment at any time, nor confer upon any Employee any right to continue in the employ of the Company or any Subsidiary.
24. Code Section 409A. The Code Section 423(b) Plan Component is exempt from the application of section 409A of the Code. The Non-423(b) Plan Component is intended to be exempt from section 409A of the Code under the short-term deferral exception and any ambiguities in the Plan shall be construed and interpreted in accordance with such intent. In furtherance of this interest, any provision in the Plan to the contrary notwithstanding, if the Board determines that an option to purchase Common Stock granted under the Plan may be subject to section 409A of the Code or that any provision in the Plan would cause an option under the Plan to be subject to section 409A of the Code, the Board may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Board determines is necessary or appropriate, in each case, without the participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with section 409A of the Code, but only to the extent any such amendments or action by the Board would not violate section 409A of the Code. Anything in the foregoing to the contrary notwithstanding, the Company shall have no liability to a participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with section 409A of the Code is not so exempt or compliant or for any action taken by the Board or a committee appointed by the Board

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with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with section 409A of the Code.
25. Term of Plan. The Plan shall continue in effect until March 26, 2036 unless sooner terminated under paragraph 18.
26. Governing Law. The Plan and all determinations made and actions taken thereunder shall be governed by the internal substantive laws, and not the choice of law rules, of the State of Delaware and construed accordingly, to the extent not superseded by applicable federal law.
27. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.

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Trimble

Trimble Inc.
c/o EQ Shareowner Services
1110 Centre Pointe Curve, Suite 101
Mendota Heights, MN 55120-4100

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/25/2026 for shares held directly and by 11:59 P.M. ET on 05/20/2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/25/2026 for shares held directly and by 11:59 P.M. ET on 05/20/2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Borje Ekholm
02 Kaigham (Ken) Gabriel
03 Meaghan Lloyd
04 Ronald S. Nersesian
05 Robert G. Painter
06 Mark S. Peek
07 Kara Sprague
08 Thomas Sweet
09 Johan Wibergh

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

		For	Against	Abstain
2	Advisory vote to approve executive compensation	☐	☐	☐
3	Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for fiscal 2026	☐	☐	☐
4	Approval of amendments to the Employee Stock Purchase Plan	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000702534_1 R2.09.05.010

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Trimble®

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, and Form 10K/ Annual Report, is/are available at www.proxyvote.com .

TRIMBLE INC.
Annual Meeting of Stockholders
May 26, 2026 at 5:00 p.m. Mountain time
This proxy is solicited by the Board of Directors

The stockholder hereby appoints Robert G. Painter and Jennifer Allison, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorizes them, or either of them, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Trimble Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/TRMB2026 on May 26, 2026 at 5:00 p.m. Mountain time, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000702534_2 R2.09.05.010

Continued and to be signed on reverse side